As filed with the Securities and Exchange Commission on August 20, 2024

Registration No. 333-279990

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2 TO

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Jiayin Group Inc.

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of registrant’s name into English)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

18th Floor, Building No. 1, Youyou Century Plaza,

428 South Yanggao Road, Pudong New Area

Shanghai 200122

People’s Republic of China

Tel: 86 21-6082-8732

(Address and telephone number of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street,

18th Floor

New York, NY 10168

USA

+1 800 221-0102

(Name, address, and telephone number of agent for service)

Copies to:

Steve Lin, Esq.

Justin Zhou You, Esq.

Kirkland & Ellis International LLP

c/o 26th Floor, Gloucester Tower

The Landmark

15 Queen’s Road Central,

Hong Kong

+852-3761-3318

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated     , 2024

Prospectus

Jiayin Group Inc.

US$200,000,000

Class A Ordinary Shares

Preferred Shares

Debt Securities

Warrants

We may offer and sell from time to time Class A ordinary shares, including Class A ordinary shares represented by American depositary shares, or ADSs, preferred shares, debt securities and warrants of Jiayin Group Inc. (“Jiayin Group”) in any combination from time to time in one or more offerings, at prices and on terms described in one or more supplements to this prospectus. The securities offered by this prospectus will have an aggregate offering price of up to US$200 million. The preferred shares, debt securities and warrants may be convertible into or exercisable or exchangeable for our Class A ordinary shares or other securities. This prospectus provides you with a general description of the securities we may offer.

We will provide specific terms of any offered securities and offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. For a more complete description of the plan of distribution of these securities, see the section entitled “Plan of Distribution” beginning on page 116 of this prospectus.

The ADSs are listed on the NASDAQ Global Select Market under the symbol “JFIN.” On August 19, 2024, the last reported sale price of the ADSs on the NASDAQ Global Select Market was US$6.07 per ADS.

Jiayin Group is not a Chinese operating company but a Cayman Islands holding company. Jiayin Group is a Cayman Islands holding company primarily operating in China through (i) its PRC subsidiaries, including Shanghai Kunjia Technology Co., Ltd., or Shanghai Kunjia, and Shanghai Chuangzhen Technology Co., Ltd., or Chuangzhen Technology, and its subsidiaries in which Jiayin Group holds equity ownership interests, and (ii) contractual arrangements among (x) Shanghai Kunjia, (y) the consolidated variable interest entity, or the consolidated VIE, namely, Shanghai Jiayin Technology Co., Ltd., or Jiayin Technology, a limited liability company established under PRC law, and (z) the shareholders of the consolidated VIE. Jiayin Group does not hold any equity interest in the consolidated VIE. Accordingly, Jiayin Group operates these businesses in China through its PRC subsidiaries, the consolidated VIE and its subsidiaries (the consolidated VIE and its subsidiaries are collectively referred to the “VIE Group”), and rely on contractual arrangements among Jiayin Group’s PRC subsidiaries, the consolidated VIE and its shareholders to control the business operations of the consolidated VIE. This structure provides investors with exposure to foreign investment in China-based companies where PRC laws and regulations prohibit or restrict direct foreign investment in operating companies in certain sectors. The contractual arrangements are not equivalent to equity ownership in the business of the VIE Group in China. Investors in our ADSs are not purchasing equity interest in our subsidiaries or the VIE Group in China but instead are purchasing equity interest in a holding company incorporated in the Cayman Islands. As a result, investors may never directly hold equity interests in our VIE Group in China.

Our corporate structure is subject to risks associated with our contractual arrangements with the consolidated VIE. The contractual arrangements may not be as effective as equity ownership over the consolidated VIE, and we may incur substantial costs to enforce the terms of the arrangements. In addition, as of the date of this prospectus, the legality and enforceability of these contractual arrangements, as a whole, have not been tested in any PRC court. There is no guarantee that these contractual arrangements, as a whole, would be enforceable if they were tested in a PRC court, and we may incur substantial costs to enforce the terms of the arrangements. Uncertainties in the PRC legal system may limit our ability, as a Cayman Islands holding company, to enforce these contractual arrangements. Meanwhile, there are very few precedents as to whether contractual arrangements would be judged to be effective over the relevant consolidated VIE through the contractual arrangements, or how contractual arrangements in the context of a consolidated VIE should be interpreted or enforced by the PRC courts. Should legal actions become necessary, we cannot guarantee that the PRC courts will rule in favor of the enforceability of the contractual arrangements with the consolidated VIE. In the event we are unable to enforce these contractual arrangements, or if we suffer significant delay or other obstacles in the process of enforcing these contractual arrangements, our ability to conduct our business may be materially adversely affected. There are also substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations and rules regarding the status of the rights of our Cayman Islands holding company with respect to its contractual arrangements with the consolidated VIE and their registered shareholders. It is uncertain whether any new PRC laws or regulations relating to VIE structures will be adopted or if adopted, what they would provide. If we or the consolidated VIE are found to be in violation of any existing or future PRC laws or regulations, or fail to obtain or maintain any of the required permits or approvals, the relevant PRC regulatory authorities would have broad discretion to take action in dealing with such violations or failures. If the PRC government deems that our contractual arrangements with the consolidated VIE do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change or are interpreted differently in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations. The PRC regulatory authorities may even disallow our current VIE structure, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including causing the value of such securities to significantly decline or become worthless. Our Cayman Islands holding company, our subsidiaries, the VIE Group and investors of our company face uncertainty about potential future actions by the PRC government that could affect the enforceability of the contractual arrangements with the consolidated VIE, which may significantly affect the financial performance of the consolidated VIE and our company as a whole. As such, this structure involves unique risks to investors of our holding company. For a detailed description of the risks associated with our corporate structure, see risks disclosed under “Risk Factors—Risks Relating to Our Corporate Structure.”

We are subject to certain legal and operational risks associated with being based in the PRC. PRC laws and regulations governing our and our consolidated VIE’s current business operations are sometimes vague and uncertain, and as a result these risks may result in material changes in the operations of our PRC subsidiaries and the VIE Group (collectively, “our PRC operating entities”), significant depreciation of the value of our ordinary shares, or a complete hindrance of our ability to offer our securities to investors. Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in the PRC, including cracking down on illegal activities in the securities market, enhancing supervision over PRC-based companies listed overseas using variable interest entity structures, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement.

According to the Measures for Cybersecurity Review (2021), which became effective on February 15, 2022 and replaced the Measures for Cybersecurity Review promulgated on April 13, 2020, our PRC operating entities are currently not required to apply for a cybersecurity review with the Cyberspace Administration of China, or the “CAC,” under Article 7 of the measures, pursuant to which online platform operator possessing personal information of more than 1 million users which intend to go public abroad shall apply to the CAC for a cybersecurity review, because we listed our ordinary shares on the Nasdaq before the effective date of the measures on February 15, 2022. Under the Measures for Cybersecurity Review (2021), our PRC operating entities could be subject to cybersecurity review by the CAC if it is determined that our PRC operating entities constitute critical information infrastructure operators and intend to procure a network product or service and online platform operators engaging in data processing activities that affects or could affect national security. Further, as the measures are newly revised and there remains uncertainty as to the interpretation and implementation thereof, we are uncertain whether our PRC operating entities would be subject to a cybersecurity review when we offer or list new shares or carry out other financing activities in the capital market. As of the date of this prospectus, our PRC operating entities have not been informed by any PRC governmental authority of any requirement that we file for a cybersecurity review. Our PRC operating entities may also be subject to network data security review by the CAC if the Draft Regulations on the Network Data Security Administration (Draft for Comments) (the “Draft Regulation”) are enacted as proposed, and if our PRC operating entities are recognized as online platform operators which possess massive data resources in connection with national security, economic development and public interests and carry out merger, restructuring, split that affects or could affect national security or carry out other data processing activities that affects or may affect national security. As of the date of this prospectus, we and the VIE Group have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice or sanction. As of the date of this prospectus, there are currently no explicit laws or regulations in the PRC that prohibit us and the VIE Group from listing on overseas stock exchanges, including future offering. However, since these statements and regulatory actions are newly published, official guidance and related implementation rules have not been issued, there is no assurance that relevant PRC authorities will reach the same conclusion as us. It is highly uncertain what the potential impact such modified or new laws and regulations will have on our and the VIE Group’s daily business operation, the ability to accept foreign investments and our ability to continue our listing on an U.S. exchange.

On February 17, 2023, China Securities Regulatory Commission (“the CSRC”) issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”) and relevant supporting guidelines (collectively, the “New Administrative Rules Regarding Overseas Listings”), which has come into force since March 31, 2023. According to the New Administrative Rules Regarding Overseas Listings, among other things, a domestic company in the PRC that seeks to offer and list securities directly or indirectly in overseas markets shall fulfill the filing procedure with the CSRC as per requirement of the Trial Measures. Initial public offerings or listings in overseas markets shall be filed with the CSRC within 3 working days after the relevant application is submitted overseas. If an issuer offers securities in the same overseas market where it has previously offered and listed securities subsequently, filings shall be made with the CSRC within 3 working days after the offering is completed. Upon occurrence of any material event, such as change of control, investigations or sanctions imposed by overseas securities regulatory agencies or other relevant competent authorities, change of listing status or transfer of listing segment, or voluntary or mandatory delisting, after an issuer has offered and listed securities in an overseas market, the issuer shall submit a report thereof to CSRC within 3 working days after the occurrence and public disclosure of such event. On the same day, the CSRC promulgated the Notice on the Arrangement for the Filing-based Administration of Overseas Securities Offering and Listing by Domestic Enterprises, or the Arrangement for Filing-based Administration along with the Trial Measures. According to the Arrangement for Filing-based Administration, PRC domestic enterprises that have been listed overseas or all of the following conditions are met shall not be required to complete the filing procedures: (i) the application for indirect overseas offering or listing shall have been approved by the overseas regulatory authorities or the overseas stock exchanges prior to the effective date of the Trial Measures; (ii) it is not required to re-perform the overseas regulatory procedures for overseas securities offering and listing; (iii) such overseas securities offering or listing shall be completed before September 30, 2023.

From March 31, 2023, domestic enterprises that have submitted valid applications for overseas offerings and listings but have not obtained the approval from overseas regulatory authorities or overseas stock exchanges shall complete the filing procedures with the CSRC prior to their overseas offerings and listings.

Considering the above, as advised by our PRC legal counsel, King & Wood Mallesons, as we are a company that had been listed overseas before the effective date of the Measures for Cybersecurity Review (2021) and the New Administrative Rules Regarding Overseas Listings, we are currently not required to obtain permission or approval from the CSRC or the CAC to continue our listing on an U.S. exchange. However, King & Wood Mallesons has also advised us that there are substantial uncertainties regarding the interpretation and application of current or future PRC laws, rules and regulations and there can be no assurance that the PRC government will ultimately take a view that is consistent with the opinion of our PRC legal counsel, King & Wood Mallesons, in the future. If we inadvertently conclude any permission or approval is not required and the CSRC, the CAC or other relevant PRC regulatory agencies subsequently determine that permission or approval is required to continue our listing on an U.S. exchange, or to maintain the listing status of our ADSs, we cannot guarantee that we will be able to obtain such permission or approval in a timely manner, or at all, or to maintain such permission or approval once we receive it. The CSRC, the CAC or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, not to continue our listing on an U.S. exchange or maintain the listing status of our ADSs. However, if we seek any future offerings on Nasdaq Stock Market or seek issuance and listing on other overseas markets or if any major events occur, as stipulated in the New Administrative Rules Regarding Overseas Listings, we will be required to complete the filing procedure or obtain the required approval under the New Administrative Rules Regarding Overseas Listings. There is no assurance that we will be able to get the clearance of filing or report procedures under the New Administrative Rules Regarding Overseas Listings on a timely basis, or at all. Any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer our ordinary shares, cause significant disruption to our and our VIE Group’s business operations, and severely damage our and our VIE Group’s reputation, which would materially and adversely affect our and our VIE Group’s financial condition and results of operations and cause our ordinary shares to significantly decline in value or become worthless. See “Risk Factors— Risks Relating to Doing Business in China” on page 46 of this prospectus. Further, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the Opinions, which was made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems will be taken to deal with the risks and incidents of China-concept overseas listed companies, and cybersecurity and data privacy protection requirements and similar matters. The Opinions and any related implementing rules to be enacted may subject us to compliance requirement in the future. On February 24, 2023, the CSRC promulgated the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies (the “Confidentiality and Archives Administration Provisions”), which has also become effective on March 31, 2023. The Confidentiality and Archives Administration Provisions set out rules, requirements and procedures relating to provision of documents, materials and accounting archives for securities companies, securities service providers, overseas regulators and other entities and individuals in connection with oversea offering and listing, including without limitation to, domestic companies that carry out overseas offering and listing (either in direct or indirect means) and the securities companies and securities service providers (either incorporated domestically or overseas) that undertake relevant businesses shall not leak any state secret and working secret of government agencies, or harm national security and public interest, and a domestic company shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level, if it plans to, either directly or through its overseas listed entity, publicly disclose or provide any documents and materials that contain state secrets or working secrets of government agencies. Given the current regulatory environment in the PRC, we are still subject to the uncertainty of interpretation and enforcement of the rules and regulations in the PRC, which can change quickly with little advance notice, and any future actions of the PRC authorities. In addition, we cannot assure you that relevant PRC government agencies would reach the same conclusion as we do. If we are wrong with regards to our interpretation of the PRC laws and regulations, or if the CSRC, the CAC or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals to offer our ordinary shares to foreign investors, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of our securities. As a result, our and our VIE Group’s operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to our and our VIE Group’s business or industry. See “ Risk Factors—Risks Relating to Doing Business in China.”

Under PRC law, we may provide funding to our PRC subsidiaries only through capital contributions or loans, and to the consolidated VIE only through loans, subject to the satisfaction of applicable government registration and approval requirements. We rely on dividends and other distributions from our PRC subsidiaries to satisfy part of our liquidity requirement. Under the contractual arrangements among Shanghai Kunjia, the consolidated VIE, and the shareholders of the consolidated VIE, Shanghai Kunjia is entitled to substantially all of the economic benefits of the VIE Group in the form of service fees. For a condensed consolidating schedule depicting the financial position, cash flow and results of operations for Jiayin Group, the consolidated VIE, and any eliminating adjustments separately, see “Item 3. Key Information—Condensed Consolidation Schedule” in our annual report on Form 20-F for the year ended December 31, 2023, which is incorporated by reference in this prospectus. Please also see “Item 8. Financial Information” in our annual report on Form 20-F for the year ended December 31, 2023, which is incorporated by reference in this prospectus.

Relevant PRC laws and regulations permit the PRC companies, such as our PRC operating entities, to pay dividends only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Each of our PRC operating entities that is in retained earnings position as of the end of each year is required to set aside at least 10% of its after-tax profits each year, if any, to fund certain statutory reserve funds until such reserve funds reach 50% of its registered capital. The aforementioned registered capital refers to the total amount of share capital subscribed by all shareholders or the amount of capital contribution made by all shareholders, as registered with the registration authority. Furthermore, each of our PRC operating entities may allocate a portion of its after-tax profits based on PRC accounting standards to a discretionary surplus fund at their discretion. The statutory reserve funds and the discretionary surplus funds are not distributable as cash dividends. After our PRC operating entities have generated retained earnings and met the requirements for appropriation to the statutory reserves and until such reserves reach 50% of its registered capital, respectively, our PRC operating entities can distribute dividends upon approval of the shareholders. As a result of these and other restrictions under the PRC laws and regulations, our PRC operating entities are restricted to transfer a portion of their net assets to us either in the form of dividends, loans or advances. Even though we currently do not require any such dividends, loans or advances from our PRC operating entities for working capital and other funding purposes, we may in the future require additional cash resources from our PRC operating entities due to changes in business conditions, to fund future acquisitions and developments, or merely declare and pay dividends to or distributions to our shareholders.

Our corporate structure is subject to risks relating to our contractual arrangements with Jiayin Technology and its shareholders. For the years ended December 31, 2021, 2022 and 2023, the consolidated VIE was in an accumulated deficit position. The consolidated VIE had accumulated deficits of RMB1,130 million, RMB965 million and RMB636 million (US$89.6 million) as of December 31, 2021, 2022 and 2023, respectively. In light of that, Shanghai Kunjia did not charge the consolidated VIE for any service fees, and consequently, the consolidated VIE had not paid any service fees to Shanghai Kunjia as of December 31, 2023. Shanghai Kunjia intends to charge the consolidated VIE for service fees after the pre-tax profit under U.S. GAAP of the consolidated VIE exceeds its accumulated losses under U.S. GAAP, pursuant to the Contractual Arrangements. For the years ended December 31, 2021, 2022 and 2023, Jiayin Group received the cash dividends from its PRC subsidiaries of nil, nil and RMB157.7 million (US$22.2 million). The VIE contractual arrangements have not been tested in a court of law. If the PRC government finds these contractual arrangements non-compliant with the restrictions on direct foreign investment in the relevant industries, or if the relevant PRC laws, regulations, and rules or the interpretation thereof change in the future, we could be subject to severe penalties or be forced to relinquish our beneficial interest in the consolidated VIE or forfeit our rights under the contractual arrangements. Jiayin Group, the VIE Group and investors of our company face uncertainty about potential future actions by the PRC government, which could affect the enforceability of our contractual arrangements with Jiayin Technology and, consequently, significantly affect the financial condition and results of operations of Jiayin Group. If we are unable to claim our right to control the assets of the consolidated VIE, the ADSs may decline in value or become worthless. In addition, changes in China’s economic, political or social conditions, or government policies may cause our and the consolidated VIE’s underlying operations in China to become prohibitive, which could materially and adversely affect our and the consolidated VIE’s business, financial condition, and results of operations. See “Risk Factors—Risks Relating to Our Corporate Structure” and “Risk Factors—Risks Relating to Doing Business in China.” As of the date of this prospectus, our issued and outstanding share capital consists of Class A ordinary shares and Class B ordinary shares. Holders of Class A ordinary shares and Class B ordinary shares have the same rights except for voting and conversion right. In respect of matters requiring a shareholder vote, each registered holder of Class A ordinary shares is, on a poll, entitled to one vote per share, and each registered holder of Class B ordinary shares is, on a poll, entitled to ten votes per share. Each Class B ordinary share is convertible into one Class A ordinary share at any time at the option of the holder thereof. See “Description of Share Capital.”

Investors in the ADSs are not purchasing equity securities of our operating subsidiaries but instead are purchasing equity securities of a Cayman Islands holding company. We face various legal and operational risks and uncertainties associated with being based in or having a portion of our operations in China and the complex and evolving PRC laws and regulations. For example, we face risks associated with regulatory approvals on offerings conducted overseas and foreign investment in China-based issuers, anti-monopoly regulatory actions, regulatory actions for virtual currency-related business activities and mining activities and oversight on cybersecurity and data privacy, which may negatively impact our ability to conduct certain businesses, access foreign investments, or list on foreign stock exchange. These risks could result in a material adverse change in our operations and the value of our ADSs, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause the value of such securities to significantly decline or become worthless. For a detailed description of risks relating to doing business in China, see “Risk Factors—Risks Relating to Doing Business in China.”

Our auditor, Deloitte Touche Tohmatsu Certified Public Accountants LLP is independent registered public accounting firms that issue the audit report included elsewhere in this prospectus. Our auditor is located in mainland China. Our securities will be prohibited from trading on a national securities exchange or in the over-the-counter trading market in the United States under the Holding Foreign Companies Accountable Act, or the HFCAA, if the Securities and Exchange Commission determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the PCAOB for two consecutive years. On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong and our auditors were subject to this determination. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong in 2022. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong and we use an accounting firm headquartered in one of these jurisdictions to issue an audit report on its financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. In accordance with the HFCAA, our securities would be prohibited from being traded on a national securities exchange or in the over-the-counter trading market in the United States if it is identified as a Commission- Identified Issuer for two consecutive years in the future. If our securities are prohibited from trading in the United States, there is no certainty that we will be able to list on a non-U.S. exchange or that a market for our securities will develop outside of the United States. In the event of such prohibition, the Nasdaq may determine to delist our securities. The delisting of our securities, or the threat of their being delisted, may materially and adversely affect the value of your investment. See “Risk Factors—Risks Relating to Doing Business in China—Trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act or the Accelerating Holding Foreign Companies Accountable Act, if it is later determined that the PCAOB is unable to inspect or investigate completely our auditor, and as a result, U.S. national securities exchanges, such as Nasdaq, may determine to delist our securities.”

Investing in our securities involves risks. See the “Risk Factors” section contained in the applicable prospectus supplement, any related free writing prospectus and the documents we incorporate by reference in this prospectus to read about factors you should consider before investing in our securities.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the disclosures in this prospectus, including any prospectus supplement and documents incorporated by reference. Any representation to the contrary is a criminal offense.

The date of this prospectus is     , 2024

i

ABOUT THIS PROSPECTUS

You should read this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference.”

In this prospectus, unless otherwise indicated or unless the context otherwise requires,

•	“ADSs” refer to American depositary shares, each of which represents four Class A ordinary shares;

•	“consolidated VIE” refers to Shanghai Jiayin Technology Co., Ltd. (“Jiayin Technology”, formerly known as Shanghai Jiayin Finance Technology Co., Ltd.);

•	“Jiayin Group,” “we,” “us,” “our company” and “our” refer to Jiayin Group Inc., a Cayman Islands holding company, and its subsidiaries, as the context requires;

•	“PRC operating entities” refers to our PRC subsidiaries, consolidated VIE and consolidated VIE’s subsidiaries.

•	“shares” or “Class A ordinary shares” refer to our Class A ordinary shares, par value US$0.000000005 per share;

•	“US$,” “U.S. Dollars,” “$” and “dollars” refer to the legal currency of the United States; and

•	“VIE Group” refers to Jiayin Technology and its subsidiaries.

This prospectus is part of a registration statement on Form F-3 that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process permitted under the Securities Act of 1933, as amended, or the Securities Act. By using a shelf registration statement, we may sell our shares, debt securities and warrants or any combination of any of the foregoing having an aggregate initial offering price of up to US$200,000,000 from time to time in one or more offerings on a continuous or delayed basis. This prospectus only provides you with a summary description of these securities. Each time we sell the securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. Before purchasing any of the securities, you should carefully read both this prospectus and any supplement, together with the additional information described under the heading “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our and our VIE Group’s business, financial condition, results of operations and prospects may have changed since those dates.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov or inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information regarding the Washington, D.C. Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site at www.sec.gov that contains reports, proxy and information statements, and other information regarding registrants that make electronic filings with the SEC using its EDGAR system. We also maintain a website at ir.jiayin-fintech.com/investor-relations, but information contained on, or linked from, our website is not incorporated by reference in this prospectus or any prospectus supplement. You should not regard any information on our website as a part of this prospectus or any prospectus supplement.

As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of quarterly reports and proxy statements, and officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. We will furnish JPMORGAN CHASE BANK, N.A., the depositary of the ADSs, with our annual reports, which will include a review of operations and annual audited consolidated financial statements prepared in conformity with U.S. GAAP, and all notices of shareholders’ meetings and other reports and communications that are made generally available to our shareholders. The depositary will make such notices, reports and communications available to holders of ADSs and, upon our request, will mail to all record holders of ADSs the information contained in any notice of a shareholders’ meeting received by the depositary from us.

This prospectus is part of a registration statement that we filed with the SEC and does not contain all the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s website.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our and the VIE Group’s affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below:

•	our annual report on Form 20-F for the fiscal year ended December 31, 2023 filed with the SEC on April 29, 2024, or the 2023 Annual Report;

•	our unaudited financial results on Form 6-K for the three months ended March 31, 2024 filed with the SEC on June 6, 2024; and

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with respect to each offering of the securities under this prospectus, all our subsequent annual reports on Form 20-F and any report on Form 6-K that indicates that it is being incorporated by reference that we file or furnish with the SEC on or after the date on which the registration statement is first filed with the SEC and until the termination or completion of the offering by means of this prospectus.

Our 2023 Annual Report contains a description of our and our consolidated VIE’s business and audited consolidated financial statements with reports by our independent auditors. The consolidated financial statements are prepared and presented in accordance with U.S. GAAP.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Chunlin Fan, Chief Financial Officer

Tel: 86 21-6190-6826

E-mail: E-mail:

fanchunlin@jiayinfintech.cn

18th Floor, Building No. 1, Youyou Century Plaza,

428 South Yanggao Road, Pudong

New Area, Shanghai 200122

People’s Republic of China

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement, and the information incorporated by reference herein contain forward-looking statements that reflect our current expectations and views of future events. Known and unknown risks, uncertainties and other factors, including those listed under “—Risk Factors,” may cause our and our VIE Group’s actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigations Reform Act of 1995.

You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our and our VIE Group’s current expectations and projections about future events that we and our VIE Group believe may affect our and our VIE Group’s financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to:

•	our and our VIE Group’s mission and strategies;

•	our and our VIE Group’s future business development, financial condition and results of operations;

•	the expected growth of the online consumer finance market in China;

•	our and our VIE Group’s expectations regarding demand for and market acceptance of our and our VIE Group’s products and services;

•	our and our VIE Group’s expectations regarding our and our VIE Group’s relationships with borrowers and institutional partners;

•	competition in our and our VIE Group’s industry;

•	general economic and business condition in China and elsewhere;

•	relevant government policies and regulations relating to our and our VIE Group’s industry; and

These forward-looking statements involve various risks and uncertainties. Although we believe that our and our VIE Group’s expectations expressed in these forward-looking statements are reasonable, our and our VIE Group’s expectations may later be found to be incorrect. Our and our VIE Group’s actual results could be materially different from our and our VIE Group’s expectations. You should thoroughly read this prospectus, any prospectus supplement and the documents that we refer to with the understanding that our actual future results may be materially different from and worse than what we and our VIE Group expect. In addition, the rapidly changing nature of the online consumer finance industry results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of our market. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

The forward-looking statements made in this prospectus or any prospectus supplement, or the information incorporated by reference herein relate only to events or information as of the date on which the statements are made in such document. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

OUR COMPANY

Overview

We and the VIE Group are one of the leading fintech platforms in China committed to facilitating effective, transparent, secure and fast connections between underserved individual borrowers and financial institutions. The origin of our and the VIE Group’s business can be traced back to 2011. We and the VIE Group operate a highly secure and open platform with a comprehensive risk management system and a proprietary and effective risk assessment model which employs advanced big data analytics and sophisticated algorithms to accurately assess the risk profiles of potential borrowers. Our and the VIE Group’s online platform embraces significant opportunities presented by a financial system that leaves many creditworthy individuals underserved. We and the VIE Group provide borrowers with fast and convenient access to credit at affordable and competitive rates.

Our principal executive offices are located at 18th Floor, Building No. 1, Youyou Century Plaza, 428 South Yanggao Road, Pudong New Area, Shanghai 200122, People’s Republic of China. Our telephone number at this address is +86 21-6190-6826. Our registered office in the Cayman Islands is located at the offices of Maples Corporate Services Limited at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor New York, NY 10168.

RISK FACTORS

Investing in our securities involves risk. You should carefully consider the following risk factors, as well as other information contained in this prospectus before investing in any of the securities that may be offered or sold pursuant to this prospectus. These risks and uncertainties could materially affect our and our VIE Group’s business, results of operations or financial condition and cause the value of our securities to decline.

The following disclosure is intended to highlight, update or supplement previously disclosed risk factors facing our company set forth in our company’s public filings. These risk factors should be carefully considered along with any other risk factors identified in our company’s other filings with the SEC.

Summary of Risk Factors

Set forth below is only a summary of the principal risks associated with an investment in our securities.

•	We and the VIE Group operate in China’s online consumer finance marketplace, an emerging and evolving industry, which makes it difficult to evaluate our and the VIE Group’s future prospects.

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The laws and regulations governing online consumer finance industry in China are developing and evolving and subject to changes. If we and the VIE Group fail to comply with existing and future applicable laws, regulations or requirements of local regulatory authorities, our and the VIE Group’s business, financial conditions and results of operations would be materially and adversely affected.

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Jiayin Group Inc. is a Cayman Islands holding company primarily operating in China through its PRC subsidiaries and contractual arrangements with Jiayin Technology. Investors in the ADSs thus are not purchasing, and may never hold, equity interests in the consolidated VIE. There are substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations, and rules relating to such agreements that establish the VIE structure for the majority of our and the consolidated VIE’s operations in China, including potential future actions by the PRC government, which could affect the enforceability of our contractual arrangements with Jiayin Technology and, consequently, significantly affect the financial condition and results of operations of Jiayin Group Inc. If the PRC government finds such agreements non-compliant with relevant PRC laws, regulations, and rules, or if these laws, regulations, and rules or the interpretation thereof change in the future, we could be subject to severe penalties or be forced to relinquish our beneficial interest in Jiayin Technology or forfeit our rights under the contractual arrangements.

•	The growth of our and the VIE Group’s business is limited by PRC laws and regulations, and we and the VIE Group have changed our and the VIE Group’s business into loan facilitation platform.

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Our and the VIE Group’s cooperation with institutional funding partners may expose us to regulatory uncertainties and we and the VIE Group may be required to obtain additional government approval or license due to our and the VIE Group’s cooperation with institutional funding partners.

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Because we conduct businesses in many countries and intend to continue to expand in international markets, we are subject to legal, reputational and operational risks, as well as a broad array of local legal and regulatory requirements that could adversely affect our operations.

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If we and the VIE Group are unable to maintain and increase the number of our and the VIE Group’s borrowers or the volume of loans facilitated through our and the VIE Group’s platform, our and the VIE Group’s business and results of operations will be adversely affected.

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If we and the VIE Group are unable to secure funding from institutional funding partners on terms acceptable to us, or at all, our and the VIE Group’s reputation, results of operations and financial condition may be materially and adversely affected.

•	If we and the VIE Group are unable to provide a high-quality user experience, our and the VIE Group’s business and reputation may be materially and adversely affected.

•	Any negative publicity with respect to us, the online consumer finance industry in general and our third-party partners may materially and adversely affect our business and results of operations.

•	We and the VIE Group are subject to credit cycles and the risk of deterioration of credit profiles of borrowers.

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Credit and other information that we and the VIE Group receive from prospective borrowers and third parties about a borrower may be inaccurate or may not accurately reflect the borrower’s creditworthiness, which may compromise the accuracy of our and the VIE Group’s credit assessment.

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We and the VIE Group rely on our and the VIE Group’s proprietary credit assessment model in assessing the creditworthiness of our and the VIE Group’s borrowers and the risks associated with loans. If our and the VIE Group’s credit assessment model is flawed or ineffective, or if we and the VIE Group otherwise fail or are perceived to fail to manage the default risks of loans facilitated through our and the VIE Group’s platform, our and the VIE Group’s reputation and market share would be materially and adversely affected, which would severely impact our and the VIE Group’s business and results of operations.

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We and the VIE Group have obligations to verify information relating to borrowers and detecting fraud. If we and the VIE Group fail to perform such obligations to meet the requirements of relevant laws and regulations, we and the VIE Group may be subject to liabilities. Our and the VIE Group’s reputation may be harmed if information supplied by borrowers is inaccurate, misleading or incomplete.

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We and the VIE Group do not impose restrictions on borrowers’ use of loans facilitated by our and the VIE Group’s platform or prohibit our and the VIE Group’s borrowers from incurring other debt or impose financial covenants on borrowers during the term of the loan, which will increase the risk of non-payment on our and the VIE Group’s loans.

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If the PRC government deems that the Contractual Arrangements in relation to Jiayin Technology do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our beneficial interest in those operations.

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We rely on Contractual Arrangements with Jiayin Technology and shareholders of Jiayin Technology for a significant portion of our business operations, which may not be as effective as direct ownership in providing operational control, and these contractual arrangements have not been tested in a court of law.

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Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in China with little advance notice could adversely affect our PRC operating entities and limit the legal protections available to you and us and the VIE Group.

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The approval and/or other requirements of the CSRC or other PRC governmental authorities may be required in connection with an offering under PRC rules, regulations or policies, and, if required, we cannot predict whether or how soon we will be able to obtain such approval.

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Trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act or the Accelerating Holding Foreign Companies Accountable Act, if it is later determined that the PCAOB is unable to inspect or investigate completely our auditor, and as a result, U.S. national securities exchanges, such as Nasdaq, may determine to delist our securities.

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It is unclear whether our PRC operating entities will be subject to the oversight of the CAC and how such oversight may impact us or the VIE Group. Our PRC operating entities’ business could be interrupted or subject to liabilities which may materially and adversely affect the results of our and the VIE Group’s operation and the value of your investment.

•	There are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities.

•	You may experience difficulties in effecting services of legal process, enforcing foreign judgments or bringing actions in China against us or our management based on foreign laws.

•	Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our and the VIE Group’s business and results of operations.

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PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental administration of currency conversion may delay or prevent us from using the proceeds of further offerings to make loans to or make additional capital contributions to our PRC operating entities, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

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We cannot guarantee that any share repurchase plan will be fully consummated or that any share repurchase plan will enhance long-term shareholder value, and share repurchases could increase the volatility of the trading price of the ADSs and could diminish our cash reserves.

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Our dual-class share structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A ordinary shares and ADSs may view as beneficial.

Risks Relating to Our Business and Industry

We and the VIE Group operate in China’s online consumer finance marketplace, an emerging and evolving industry, which makes it difficult to evaluate our and the VIE Group’s future prospects.

China’s online consumer finance industry may not develop as expected. The regulatory framework for this industry is also evolving and may remain uncertain for the foreseeable future. It is possible that the PRC laws and regulations may change in ways that do not favor our and the VIE Group’s development. If that happens, there may not be adequate loans facilitated on our and the VIE Group’s platform, and our and the VIE Group’s current business model may be negatively affected. Attracting and retaining borrowers and institutional funding partners is critical to increase the volume of loans facilitated through our and the VIE Group’s platform. In addition, our and the VIE Group’s business has grown substantially in recent years, but our and the VIE Group’s past growth rates may not be indicative of our and the VIE Group’s future growth.

You should consider our and the VIE Group’s business and prospects in light of the risks and challenges we and the VIE Group encounter or may encounter in this developing and rapidly evolving industry. These risks and challenges include our and the VIE Group’s ability to, among other things:

•	maintain the security of our and the VIE Group’s platform and the confidentiality of the information provided and utilized across our and the VIE Group’s platform;

•	navigate an evolving regulatory environment;

•	expand the base of borrowers and institutional funding partners served on our and the VIE Group’s platform;

•	maintain our and the VIE Group’s credit standards;

•	enhance our and the VIE Group’s risk management capabilities;

•	improve our and the VIE Group’s operational efficiency;

•	continue to scale our and the VIE Group’s technology infrastructure to support the growth of our and the VIE Group’s platform and higher transaction volume;

•	operate without being adversely affected by the negative publicity about the industry in general and our and the VIE Group’s company in particular;

•	cultivate a vibrant consumer finance ecosystem;

•	attract, retain and motivate talented employees; and

•	defend ourselves in litigation, and against regulatory, intellectual property, privacy or other claims.

If the market for our and the VIE Group’s platform does not develop as we and the VIE Group expect, if we and the VIE Group fail to educate potential users and funding sources about the value of our and the VIE Group’s platform and services, or if we and the VIE Group fail to address the needs of our and the VIE Group’s target customers, our and the VIE Group’s reputation, business and results of operations will be materially and adversely affected.

The laws and regulations governing online consumer finance industry in China are developing and evolving and subject to changes. If we and the VIE Group fail to comply with existing and future applicable laws, regulations or requirements of local regulatory authorities, our and the VIE Group’s business, financial conditions and results of operations would be materially and adversely affected.

Due to the relatively short history of the online consumer finance industry in China, the PRC government has yet to establish a comprehensive regulatory framework governing our and the VIE Group’s industry. Before any industry-specific regulations were introduced in mid-2015, the PRC government relied on general and basic laws and regulations for governing the online consumer finance industry, including the Civil Code of the PRC and related judicial interpretations promulgated by the Supreme People’s Court. See “Item 4. Information on the Company—B. Business Overview—Regulation—Regulations Relating to Online Consumer Finance Services” in our annual report on Form 20-F for the year ended December 31, 2023, which is incorporated by reference in this prospectus.

In July 2015, the People’s Bank of China, or the PBOC, together with nine other PRC regulatory agencies jointly issued a series of policy measures applicable to the online finance industry titled the Guidelines on Promoting the Healthy Development of Online Finance Industry, or the Guidelines. The Guidelines formally introduced for the first time the regulatory framework and basic principles governing the online finance industry. Following the core principles of the Guidelines, a series of additional restrictions and affirmative obligations were imposed on online lending information intermediaries by (i) the Circular on Regulating and Rectifying of “Cash Loan” Services in December 2017, or the Circular 141, (ii) the Interim Measures for the Administration of Online Loans by Commercial Banks issued in July 2020, or the Commercial Banks Online Lending Measures, (iii) the Notice on Further Regulating Commercial Banks Online Lending issued in February 2021, or the Circular 24, (iv) the Notice on Further Strengthening the Regulation and Management Work of Internet Consumer Loan for College Students in February 2021, or the Notice on Internet Consumer Loan for College Students, and (v) the Announcement No. 3 issued by the PBOC on March 2021.

The laws, regulations, rules and governmental policies are expected to continue to evolve in our and the VIE Group’s industry. The growth in popularity of online consumer finance in China increases the likelihood for the government authorities to further regulate our and the VIE Group’s industry. We and the VIE Group are unable to predict with certainty the impact, if any, that future legislation, judicial interpretations or regulations relating to the online consumer finance industry, or the status and scrutiny of implementation thereof will have on our and the VIE Group’s business, financial condition and results of operations. To the extent that we and the VIE Group are not able to fully comply with any applicable laws or regulations, our and the VIE Group’s business, financial condition and results of operations may be materially and adversely affected.

If our and the VIE Group’s practice is deemed to violate any PRC laws and regulations, our and the VIE Group’s business, financial condition and results of operations would be materially and adversely affected.

The PRC regulatory regime with respect to the online consumer finance industry is relatively new and evolving, and their interpretation and enforcement are subject to significant uncertainties, which result in difficulties in determining whether our and the VIE Group’s existing practices may be interpreted to violate any applicable laws and regulations.

To comply with existing laws, regulations, rules and governmental policies relating to the online consumer finance industry, we and the VIE Group have implemented various policies and procedures to conduct our and the VIE Group’s business and operations. However, due to the lack of detailed implementation rules on certain key requirements of the regulations and different interpretation of the regulations by the local authorities, we and the VIE Group cannot be certain that our and the VIE Group’s existing practices would not be deemed to be in violation of any existing or future laws, rules and regulations that are applicable to our and the VIE Group’s business.

Circular 141 requires banking financial institutions that participate in the “cash loan” business to ensure that no third parties will charge borrowers any interest or fees from borrowers and they themselves will not accept any credit enhancement services or other similar services from third parties without qualification to provide guarantee. Since the third quarter of 2019, we and the VIE Group have proactively made an adjustment to our and the VIE Group’s cooperation model with institutional funding partners through Geerong Yunke and Geerong Yun. To comply with Circular 141, we and the VIE Group cooperate with certain institutional partners such as commercial banks, consumer finance companies, trusts and microcredit companies by having them charge fees directly from borrowers and pay service fees for credit assessment, borrower matching and information support to us. However, due to the lack of interpretation and implementation rules and the fact that the laws and regulations are rapidly evolving, we and the VIE Group cannot assure you that our and the VIE Group’s business model will be in full compliance with existing and future laws and regulations.

Moreover, Circular 141 prohibits banking financial institutions from outsourcing core businesses, such as credit examination and risk control. Currently, loans facilitated by Geerong Yunke and Geerong Yun are directly funded to the borrowers. We and the VIE Group refer to such institutional funding partners borrowers from qualified credit applicants, and only provide initial screening, preliminary credit examination and technical services. They will then review the applications and conduct risk controls themselves. However, we and the VIE Group cannot rule out the possibility that government authorities could consider our and the VIE Group’s services to be in violation of Circular 141. If any of our and the VIE Group’s services are deemed to be in violation of Circular 141, we and the VIE Group could face penalties, including but not limited to suspensions of operation, orders to rectify and condemnation. If this is the case, our and the VIE Group’s business, financial condition and results of operations could be materially and adversely affected.

In addition, on October 9, 2019, CBIRC issued the Notice on Printing and Distributing the Supplementary Provisions on the Supervision and Management of Financing Guarantee Companies (the “CBIRC Circular 37”), which explicitly provides that institutions providing customer promotion, credit assessment and other services for various lending institutions shall not provide financing guarantee services without approval. For the loans facilitated between borrowers and institutional funding partners, we and the VIE group have engaged licensed third-party financing guarantee companies (the “Licensed Credit Enhancement Providers”) to provide financing guarantees to our and the VIE Group’s institutional funding partners. If any borrower defaults, the Licensed Credit Enhancement Providers are obligated to repay the overdue amount and interest to the corresponding institutional funding partner. The Licensed Credit Enhancement Providers also demand counter-guarantees by another credit enhancement company in some contracts cases. Under certain circumstances, we and the VIE Group also provide additional commitment to certain institutional funding partners or the Licensed Credit Enhancement Providers. To better manage the associated risks, we and the VIE Group in turn obtain a back-to-back guarantee from another third-party company.

Despite our and the VIE Group’s efforts to reduce regulatory risks, we and the VIE group cannot assure you that the relevant government authorities would not interpret the commitments we and the VIE Group provided to our and the VIE Group’s institutional funding partners or the Licensed Credit Enhancement Providers as an operation of financing guarantee business without approval. If relevant government authorities take the view that the commitments we and the VIE Group provided to our and the VIE Group’s institutional funding partners or the Licensed Credit Enhancement Providers is a provision of financing guarantee business without approval, we and the VIE Group would be subject to licensing requirements, fines and other administrative penalties. As a result, our and the VIE Group’s business, financial condition, and results of operations could be adversely affected.

To further reduce the regulatory risks, apart from licensed third-party financing guarantee companies, starting January, 2022, we and the VIE Group established our and the VIE Group’s own financing guarantee companies to provide additional commitment to certain institutional funding partners or the Licensed Credit Enhancement Providers, or provide financing guarantee services directly to our and the VIE Group’s institutional funding partners for the loans funded by them. According to the regulations on financial guarantee, the maximum amount of outstanding guarantee liabilities of a financing guarantee company may not exceed ten times of its net assets. As a result, the maximum amount of outstanding guarantee liabilities that can be provided by our and the VIE Group’s own guarantee companies cannot meet the needs of all of our institutional funding partners.

Furthermore, it is reported that, in July 2021, the Credit Bureau of the PBOC issued a notice to the online platform operators, requiring online platforms to achieve full “disconnection” of personal information from financial institutions. Online platform operators which provide online loan facilitating services, shall not provide information submitted by individuals, information generated within the online platform or information obtained from external sources directly to financial institutions in the name of application information, identity information, basic information, personal profile scoring information, etc. During our and the VIE Group’s cooperation with certain institutional funding partners since the third quarter of 2019, we and the VIE Group provide the personal information of individual borrowers after initial screening to our and the VIE Group’s institutional funding partners. To ensure compliance, we have involved a licensed credit reporting institution and have substantially completed our business adjustments with respect to disconnecting direct connection for credit reporting as of the date of this prospectus. In particular, we have entered into collaboration agreements with a licensed credit reporting institution to ensure the flow of personal information complies with the requirements of Measures for the Administration of the Credit Reporting and the notice of the Credit Bureau of the PBOC.

In addition, we and the VIE Group cannot assure you that the business operations of our and the VIE Group’s institutional funding partners currently are, or will continue to be, in compliance with the relevant PRC laws and regulations. Failure of our and the VIE Group’s institutional funding partners to comply with the relevant PRC laws and regulations may materially and adversely affect our and the VIE Group’s business, results of operations, financial condition and prospects. For example, the Implementation Measures of the PBOC for Protecting Rights and Interests of Financial Consumers provide that banks and payment institutions shall follow the principles of voluntariness, equality, fairness and good faith, and protect the legitimate rights and interests of consumers of financial products and services when providing financial products or services to consumers. The aforementioned Measures also specify various requirements on banks and payment institutions to protect consumers’ financial information, including requirements on the collection, disclosure, notification, use, management, storage and confidentiality of such information. In the event our and the VIE Group’s funding partners violate the provisions in the measures, they could become subject to penalties, including warnings, fines, suspension of business and revocation of required licenses, and as a result, we and the VIE Group may need to modify our and the VIE Group’s business practices and our and the VIE Group’s business, results of operations, financial condition and prospects would be materially and adversely affected.

As of the date of this prospectus we and the VIE Group have not been subject to any material fines or other penalties under any PRC laws or regulations, including those governing the online consumer finance industry in China. If our and the VIE Group’s practice is deemed to violate any laws, regulations and rules, we and the VIE Group may face, among others, regulatory warning, corrective order, condemnation, fines and criminal liability. If such situations occur, our and the VIE Group’s business, financial condition, results of operations and prospects would be materially and adversely affected.

The growth of our and the VIE Group’s business is limited by PRC laws and regulations, and we and the VIE Group have changed our and the VIE Group’s business into loan facilitation platform.

The rapid growth of China’s online consumer finance industry has attracted a large number of market players. However, business failures of, or accusations of fraud and unfair dealing against, certain companies in the online consumer finance industry in China have surfaced in recent years, creating a negative public perception of online consumer finance market players. In an effort to manage risks and maintain market integrity, PRC regulatory authorities have issued various guidelines and policies that impose stricter requirements on online consumer finance platforms. Further, certain of these policies impose limits on the growth of the online consumer finance industry and market.

Considering the regulatory environment on loan facilitation information intermediaries, we and the VIE Group ceased to offer new loans for online individual investors’ subscription since April 2020 and transitioned to a full institutional funding partner model. In November 2020, the outstanding loan balance of our and the VIE Group’s legacy P2P lending business was reduced to zero.

As we and the VIE Group transitioned to a full institutional funding partner model, we and the VIE Group have worked with a diversified group of funding partners, which includes commercial banks, consumer finance companies, trusts and microcredit companies. We and the VIE Group believe our and the VIE Group’s capital-light strategy of pursuing diversified funding sources will support our and the VIE Group’s continuous growth, allow us to facilitate a wide variety of loans under changing market conditions. We and the VIE Group will further optimize and diversify our and the VIE Group’s funding sources by cooperating with additional entities, while also seeking to strengthen our and the VIE Group’s mutually beneficial relationships with existing funding partners by leveraging our and the VIE Group’s technology and data services to ensure the scalability, stability and sustainability of our and the VIE Group’s funding. The growth and success of our and the VIE Group’s future operations depend on the availability of adequate lending capital, at a commercially reasonable cost, to meet borrower demand for loans facilitated on our and the VIE Group’s platform.

If the funding partners’ risk appetite changes due to changes in economic conditions, regulatory regime, any unexpected shortage of funds, availability of licensed third party credit enhancement service providers or other reasons, funding partners may choose to offer different investment terms, which are not acceptable to us, or choose to not invest in loans facilitated on our and the VIE Group’s platforms. To the extent that it is necessary to obtain additional lending capital from funding partners, such lending capital may not be available to our and the VIE Group’s platforms on acceptable terms or at all. If adequate funds are not available to meet borrowers’ demand for loans when they arise, our and the VIE Group’s platforms may not be able to fulfill all loan requests and the volume of loans facilitated on our and the VIE Group’s platforms may be significantly impacted. If the volume of loans facilitated on our and the VIE Group’s platforms are unable to fulfill all loan requests of potential borrowers on a timely basis, we and the VIE Group may experience a loss of market share or slower than expected growth, in which case our and the VIE Group’s business, financial condition and results of operations could be materially and adversely affected.

Our and the VIE Group’s cooperation with institutional funding partners may expose us to regulatory uncertainties and we and the VIE Group may be required to obtain additional government approval or license due to our and the VIE Group’s cooperation with institutional funding partners.

We and the VIE Group have expanded our and the VIE Group’s institutional funding partner base and the volume of loans funded by our and the VIE Group’s institutional funding partners in 2020 and since April 2020, we and the VIE Group collaborate exclusively with institutional funding partners to fund our and the VIE Group’s loans. Our and the VIE Group’s collaboration with institutional funding partners has exposed us to and may continue to expose us to additional regulatory uncertainties faced by such institutional funding partners. For example, Circular 141 provides a series of guidance on the cash loan business of financial institutions. In July 2020, the CBIRC issued the Commercial Banks Online Lending Measures to provide detailed rules on online loans provided by commercial banks. Further, on February 19, 2021, the CBIRC further issued the Notice of Further Regulating Online Loan Business of Commercial Banks, also known as Circular 24, which provides that the commercial banks shall independently carry out the risk management of online loans and are forbidden from outsourcing the material procedures of loan management. Circular 24 will also apply by analogy to branches of foreign banks, trusts, consumer finance companies and auto finance companies. To comply with such guidance, our and the VIE Group’s institutional funding partners, such as commercial banks, consumer finance companies, trusts and microcredit companies, may need to change their cooperation model with their business partners, including us, which may adversely affect our and the VIE Group’s business. In addition, we and the VIE Group cannot assure you that the business operations of our and the VIE Group’s institutional funding partners currently are or will be in compliance with the relevant PRC laws and regulations, and in the event that our and the VIE Group’s institutional funding partners do not operate their businesses in accordance with the relevant PRC laws and regulations, they will be exposed to various regulatory risks and therefore, our and the VIE Group’s business, financial condition and prospects would be materially and adversely affected.

In addition, CBIRC Circular 37 explicitly provides that institutions providing customer promotion, credit assessment and other services for various lending institutions shall not provide financing guarantee services without approval. For the loans facilitated between borrowers and institutional funding partners, we and the VIE Group have engaged the Licensed Credit Enhancement Providers to provide financing guarantees to our and the VIE Group’s institutional funding partners. If any borrower defaults, the Licensed Credit Enhancement Providers are obligated to repay the overdue amount and interest to the corresponding institutional funding partner. The Licensed Credit Enhancement Providers also demand counter-guarantees by another credit enhancement company in some contracts cases. Under certain circumstances, we and the VIE Group also provide additional commitment to certain institutional funding partners or the Licensed Credit Enhancement Providers. To better manage the associated risks, we and the VIE Group in turn obtain a back-to-back guarantee from another third-party company. Despite our and the VIE Group’s efforts to reduce regulatory risks, we and the VIE Group cannot assure you that the relevant government authorities would not interpret the commitments we and the VIE Group provided to our institutional funding partners or the Licensed Credit Enhancement Providers as an operation of financing guarantee business without approval. If relevant government authorities take the view that the commitments we provided to our and the VIE Group’s institutional funding partners or the Licensed Credit Enhancement Providers is a provision of financing guarantee business without approval, we and the VIE Group would be subject to licensing requirements, fines and other administrative penalties. As a result, our and the VIE Group’s business, financial condition, and results of operations could be adversely affected.

Because we conduct businesses in many countries and intend to continue to expand in international markets, we are subject to legal, reputational and operational risks, as well as a broad array of local legal and regulatory requirements that could adversely affect our operations.

While we operate our businesses with a focus on the China market, we have been exploring opportunities in other developing countries with a significant size of low- to mid- income population in recent years and intend to continue to expand our businesses in international markets. For example, in 2019, we established our Indonesia office to supervise our rapid development in Southeast Asia. In September 2021, we commenced our businesses in Nigeria and intend to continue to ramp up our business in Nigeria in the future.

Operating a multinational business creates difficulties associated with staffing, managing our global operations, as well as complying with local legal and regulatory requirements. Our existing operations in international markets may not succeed eventually, and may expose us to increased risks associated with different market dynamics and competition in the international markets. We are subject to a variety of local laws and regulations that involve matters central to our business, including, among others, financial services, data privacy and security, competition, consumer protection and taxation. These laws can be particularly restrictive in certain jurisdictions, as they constantly evolve and remain subject to change. In addition, the application and interpretation of these laws and regulations, which are often uncertain and subject to change, could result in government inquiries, claims, disputes, changes to our business practices, increased cost of operations and declines in user growth, retention or engagement, any of which could seriously harm our business.

Furthermore, we expect our operations to continue to expand in many jurisdictions. Some of these jurisdictions have undergone significant political, economic and social change in recent years and the risk of new, unforeseen changes in these jurisdictions remains greater than in the U.S. or other more developed countries. Although we have engaged experienced staffs and consultants in jurisdictions in which we deem appropriate, we cannot assure you that we will continue to be found to be operating in compliance with all applicable laws or regulations which we may be subject to. We may also be subject to increased reputational risk, or be scrutinized for compliance with labor, social security or tax requirements in connection with certain of our employment practices in different jurisdictions. In addition, we cannot assure you that laws and regulations applicable to us will not be modified or interpreted in ways that could adversely affect our business. Our business, financial condition and results of operations could be materially and adversely affected if we cannot effectively manage our business to address the market demands and complexities of operating a multinational business.

If we and the VIE Group are unable to maintain and increase the number of our and the VIE Group’s borrowers or the volume of loans facilitated through our and the VIE Group’s platform, our and the VIE Group’s business and results of operations will be adversely affected.

The total loan facilitation volume facilitated through our and the VIE Group’s platform was RMB21.9 billion in 2021, RMB55.5 billion in 2022 and RMB88.1 billion (US$12.4 billion) in 2023, respectively. To maintain the high growth momentum of our and the VIE Group’s platform, we and the VIE Group must continuously increase the volume of loans by retaining current participants and attracting more users whose financing needs can be met on our and the VIE Group’s platform. If there are insufficient institutional funding sources, borrowers may not be able to obtain capital through our and the VIE Group’s platform and may turn to other sources for their borrowing needs. If we and the VIE Group are unable to attract qualified borrowers and sufficient institutional funding, or if borrowers do not continue to participate in our and the VIE Group’s platform at the current rates due to any changes or other business or regulatory reasons, we and the VIE Group may be required to modify the way we and the VIE Group conduct our and the VIE Group’s business to ensure compliance with existing or new PRC laws and regulations, we and the VIE Group might not be able to increase our and the VIE Group’s loan transaction volume and revenues as we and the VIE Group expect, and our and the VIE Group’s business and results of operations may be adversely affected.

If we and the VIE Group are unable to secure funding from institutional funding partners on terms acceptable to us, or at all, our and the VIE Group’s reputation, results of operations and financial condition may be materially and adversely affected.

We and the VIE Group collaborate with institutional funding partners to fund certain loans we and the VIE Group facilitate. Our and the VIE Group’s current institutional funding partners include commercial banks, consumer finance companies, trusts and microcredit companies.

The availability of funding from institutional funding partners depends on many factors, some of which are out of our and the VIE Group’s control. Some of our and the VIE Group’s institutional funding partners have limited operating history, and there can be no assurance that we and the VIE Group will be able to rely on their funding in the future. Our and the VIE Group’s ability to cooperate with new institutional funding partners may be subject to regulatory or other limitations. In addition, regardless of our and the VIE Group’s risk management efforts, loans facilitated by us may nevertheless be considered riskier and have a higher delinquency rate than loans provided by traditional financial institutions. In the event there is a sudden or unexpected shortage of funds from our and the VIE Group’s institutional funding partners, or if our and the VIE Group’s institutional funding partners have determined not to continue to collaborate with us, we and the VIE Group may not be able to maintain necessary levels of funding without incurring high costs of capital, or at all. While we and the VIE Group have managed to diversify our and the VIE Group’s funding sources, there can be no assurance that our and the VIE Group’s funding sources will remain or become increasingly diversified in the future. If we and the VIE Group become dependent on a small number of institutional funding partners and any such institutional funding partner determines not to collaborate with us or limits the funding that is available, our and the VIE Group’s business, financial condition, results of operations and cash flow may be materially and adversely affected.

Our and the VIE Group’s institutional funding partners typically agree to provide funding to our and the VIE Group’s users who meet their predetermined criteria, subject to their approval process. In addition, while our and the VIE Group’s users’ loan requests are usually approved if they fall within the parameters set and agreed upon by us and our and the VIE Group’s institutional funding partners, they may implement additional requirements in their approval process outside of our and the VIE Group’s monitor and control. Thus, there is no assurance that our and the VIE Group’s institutional funding partners could provide reliable, sustainable and adequate funding to support the required liquidity as they could decline to fund user loans originated on our and the VIE Group’s platform. In addition, if PRC laws and regulations impose more restrictions on cooperation with institutional funding partners, these institutional funding partners will become more selective in choosing cooperation partners, which may drive up the funding costs and the competition among loan facilitation platforms to cooperate with a limited number of institutional funding partners as well as other non-institutional funding sources. Any of the above may materially increase our and the VIE Group’s funding costs, which may adversely affect our and the VIE Group’s results of operations and profitability. Furthermore, if PRC laws and regulations are issued that prohibit our and the VIE Group’s cooperation with our and the VIE Group’s institutional funding partners, our and the VIE Group’s cooperation with our and the VIE Group’s funding partners may have to be terminated or suspended, which may materially and adversely affect our and the VIE Group’s business, financial condition and results of operations.

If we and the VIE Group are unable to provide a high-quality user experience, our and the VIE Group’s business and reputation may be materially and adversely affected.

The success of our and the VIE Group’s business largely depends on our and the VIE Group’s ability to provide high-quality user experience, which in turn depends on a variety of factors. These factors include our and the VIE Group’s ability to continue to offer loan facilitation services at competitive amount of financing interest and service fees and adequate credit limits, reliable and user-friendly website interface and mobile apps for users to browse, apply for credit, and further improve our and the VIE Group’s online transaction process. If users are not satisfied with our and the VIE Group’s services, or our and the VIE Group’s system is severely interrupted or otherwise fail to meet the borrowers’ requests, our and the VIE Group’s reputation and borrower loyalty could be adversely affected.

In addition, if our and the VIE Group’s user service representatives fail to provide satisfactory service, or if waiting time for our and the VIE Group’s user service hotline is too long due to the high volume of inquiries from users at peak times, our and the VIE Group’s brands and borrower loyalty may be adversely affected. In addition, any negative publicity or poor feedback regarding our and the VIE Group’s borrower service may harm our and the VIE Group’s brands and reputation and in turn cause us to lose borrowers and market share. As a result, if we and the VIE Group are unable to continue to maintain or enhance our and the VIE Group’s borrower experience and provide a high-quality borrower service, we and the VIE Group may not be able to retain borrowers or attract prospective borrowers, which could have a material adverse effect on our and the VIE Group’s business, financial condition and results of operations.

Furthermore, our and the VIE Group’s platform features a high proportion of repeat borrowers. Out of the total loan volume facilitated through our and the VIE Group’s platform in 2021, 2022 and 2023, 62.3%, 71.6% and 75.0%, respectively, was attributable to repeat borrowers who had successfully borrowed on our and the VIE Group’s platform before. The loan size of repeat borrowing of repeat borrowers tends to be larger than that of first time borrowing. Repeat borrowing also generally contributes to a higher overall credit quality of borrowers on our and the VIE Group’s platform as we and the VIE Group only permit borrowers with positive repayment histories to become repeat borrowers. If we and the VIE Group are unable to maintain a high-quality user experience in the future, the numbers of our and the VIE Group’s repeat borrowing rate and repeat borrowers on our and the VIE Group’s platform will decrease. As a result, the credit quality, amount of transaction and service fees and overall profitability of our and the VIE Group’s platform may be adversely affected.

Any negative publicity with respect to us, the online consumer finance industry in general and our third-party partners may materially and adversely affect our business and results of operations.

Reputation of our brand is critical to our business and competitiveness. Factors that are vital to our reputation include but are not limited to our ability to:

•	maintain the quality and reliability of our and the VIE Group’s platform;

•	provide borrowers and institutional funding partners with a superior experience in our and the VIE Group’s platform;

•	enhance and improve our and the VIE Group’s credit assessment;

•	effectively manage and resolve borrower and investor complaints; and

•	effectively protect personal information and privacy of borrowers and institutional funding partners.

Any malicious or negative allegation made by the media or other parties about the foregoing or other aspects of our company, including but not limited to our management, business, compliance with law, financial condition or prospects, whether with merit or not, could severely compromise our reputation and harm our business and operating results.

As the China online consumer finance industry is new and the regulatory framework for this industry is also evolving, negative publicity about this industry may arise from time to time. Negative publicity about China’s online consumer finance industry in general may also have a negative impact on our reputation, regardless of whether we have engaged in any inappropriate activities. The PRC government has recently instituted specific rules to develop a more transparent regulatory environment for the online consumer finance industry. Any players in China’s online consumer finance industry who are not in compliance with these regulations may adversely impact the reputation of the industry as a whole. Furthermore, any negative development in, or negative perception of, the online consumer finance industry as a whole, even if factually incorrect or based on isolated incidents, could compromise our image, undermine the trust and credibility we have established and impose a negative impact on our ability to attract new funding partners and borrowers.

Negative developments in the online consumer finance industry, such as widespread borrower defaults, fraudulent behavior and/or the closure of other online consumer finance platforms, may also lead to tightened regulatory scrutiny of the sector and limit the scope of permissible business activities that may be conducted by online consumer finance platforms like us. For instance, there were a number of reports of business failures of, or accusations of fraud and unfair dealing against, certain companies in the online consumer finance industry in China. Although the market exits of these companies may result in more healthy and stable development of the overall online consumer finance industry, to the extent borrowers or funding partners associate our company with these companies, they may be less willing to initiate transactions on our platform. Our business, financial condition and results of operations were adversely affected by such unfavorable market developments. See “Item 5. Operating and Financial Review and Prospects” in our annual report on Form 20-F for the year ended December 31, 2023, which is incorporated by reference in this prospectus. There is still substantial uncertainty with respect to PRC regulatory policies in this field and the condition of the online consumer finance market, and we cannot assure you that similar negative news reports will not appear again in the future.

In addition, negative publicity about our partners, service providers or other counterparties, such as negative publicity about their loan collection practices and any failure by them to adequately protect the information of our funding partners and borrowers, to comply with applicable laws and regulations or to otherwise meet required quality and service standards could harm our reputation. If any of the foregoing takes place, our business and results of operations could be materially and adversely affected.

Changes in PRC regulations relating to interest rates for marketplace and microcredit lending could have a material adverse effect on our and the VIE Group’s business.

According to the relevant PRC laws and regulations, in the context of lending activities between individuals, entities or other organizations that are not licensed financial institutions, if the interest rate of a loan exceeds 36% per annum, the exceeding part of the interest rate is invalid and void; if the interest rate of a loan exceeds 24% per annum but is no more than 36% per annum, the exceeding part will be treated as natural obligation—valid but not enforceable in the PRC judicial system, while the enforceability of the 24% per annum part will not be affected. In addition, on August 4, 2017, the Supreme People’s Court promulgated the Circular of Several Suggestions on Further Strengthening the Judicial Practice Regarding Financial Cases, which provides, among others, that (i) the claim of a borrower under a financial loan agreement to adjust or cut down the part of interest exceeding 24% per annum on the basis that the aggregate amount of interest, compound interest, default interest, liquidated damages and other fees collectively claimed by the lender is overly high shall be supported by the PRC courts; and (ii) in the context of online finance disputes, if the online loan facilitation platforms and the lender circumvent the upper limit of the judicially protected interest rate by charging intermediary fee, it shall be ruled as invalid. In addition, under Circular 141, the overall borrowing costs charged to borrowers should be calculated by loan interest together with all relevant fees and presented in an annualized form.

On July 20, 2020, the Supreme People’s Court and the National Development and Reform Commission jointly released the Opinions on Providing Judicial Services and Safeguards for Accelerating the Improvement of the Socialist Market Economic System for the New Era. This document states that if the interest and fees, including interest, compound interest, penalty interest, liquidated damages and other fees, claimed by one party to the loan contract exceed the upper limit under judicial protection, the claim will not be supported by the court, and if the parties to the loan disguise the financing cost in an attempt to circumvent the upper limit, the rights and obligations of all parties to the loan will be determined by the actual loan relationship.

On September 1, 2015, the Provisions of the Supreme People’s Court on Several Issues Concerning the Application of Law in the Trial of Private Lending Cases came into effect and was then amended on August 20, 2020 and January 1, 2021. Under these amendments, if the service fees or other fees that we and the VIE Group charge are deemed to be loan interest or fees related to loans (inclusive of any default rate and default penalty and any other fee), then in the event that the sum of the annualized interest that lenders charge and fees we and the VIE Group and our and the VIE Group’s business partners charge exceed four times the one-year Loan Prime Rate at the time of the establishment of the agreement, the borrower may refuse to pay the portion that exceeds the limit. In that case, PRC courts will not uphold our and the VIE Group’s request to demand the payment of fees that exceed the limit from the borrower. The aforementioned one-year Loan Prime Rate refers to the one-year loan market quoted interest rate issued by the National Bank Interbank Funding Center. The one-year Loan Prime Rate issued by the National Bank Interbank Funding Center on April 22, 2024 was 3.45%, and we and the VIE Group cannot assure you that the one-year Loan Prime Rate or the upper limit on interest and fee rates will not decrease in the future. As to the cases accepted by PRC courts of first instance on or after August 20, 2020 and in which the loan contracts were established before August 20, 2020, if the lender requests that the court apply the previous limits of 24% and 36% for calculating the loan interest accrued from the establishment of the loan contracts up to August 19, 2020, such request will be supported by the court, but the loan interest accrued from August 20, 2020 to the date of the loan repayment shall be calculated by applying the new limit of four times the one-year Loan Prime Rate at the time of the filing of the lawsuit.

On December 29, 2020, the Supreme People’s Court also issued the Reply Regarding the Scope of Application of the New Private Lending Judicial Interpretation, which provides that the two amendments are not applicable to disputes arising from the relevant financial business of microcredit companies, financing guarantee companies, and five other types of local financial organizations which are regulated by local financial authorities. However, there remain uncertainties in the interpretation and implementation of the two amendments, including their applicability in practice, the basis of the formula used to calculate the interest limit, and the scope of inclusion of related fees, as well as inconsistencies between the standard and the level of enforcement by different PRC courts. If we and the VIE Group are unable to comply with such regulatory requirements, supervision or guidance or are deemed to be charging above the maximum interest rates permitted by the relevant laws, regulations, policies or guidance, we and the VIE Group could be subject to orders of suspension, cessation or rectification, cancellation of qualifications, or other penalties, and our and the VIE Group’s business, financial condition, results of operations and our and the VIE Group’s cooperation with business partners could be materially and adversely affected as a result.

To further clarify the way of calculating “total annual interest rate,” the PBOC issued the Announcement No. 3 on March 2021, which confirms that the annualized rate of a loan should be calculated as the annualized ratio of total costs (to borrower) to outstanding principal amount. The costs include interest and other fees and charges directly related to the loan. The amount of principal should be specified in the loan contract or other loan certificates. If the loan is repaid in installments, the outstanding principal amount should be the balance after each repayment. The calculation of the annualized interest rate may be based on compound interest or simple interest. The calculation based on compound interest is equivalent to that of the internal rate of return, and the simple-interest approach should be specified as such.

Consequently, PRC courts will not uphold our and the VIE Group’s request to demand the payment of fees that exceed the limit from the borrower. If the borrower has already paid the fees that exceed the limit, the borrower may request that our own financing guarantee companies which directly provide financing guarantee services to the institutional partners refund the portion exceeding the limit and the PRC courts may uphold such requests. To ensure compliance with the caps, our and the VIE Group’s own financing guarantee companies may need to reduce the fees they charge to our and the VIE Group’s borrowers, subject to further negotiation with them. Institutional funding partners may further lower the annual percentage rate of charge of their loans from time to time if the cap of aggregated borrowing costs charged by licensed financial institutions is further lowered by any newly adopted, or by the application of any existing, laws, regulations or ruling. If our and the VIE Group’s funding partners or us are unable to comply with such regulatory requirements, supervision or guidance or are deemed to be charging above the limits permitted by the relevant laws and regulations, our and the VIE Group’s business, financial condition, results of operations and our and the VIE Group’s cooperation with our and the VIE Group’s funding partners could be materially and adversely affected.

We and the VIE Group are subject to credit cycles and the risk of deterioration of credit profiles of borrowers.

Our and the VIE Group’s business is subject to credit cycle, which is in turn associated with the volatility of general economy. If economic conditions deteriorate, we and the VIE Group may face increased risk of default or delinquency of borrowers, which will result in lower returns or even losses. In the event that the creditworthiness of our and the VIE Group’s borrowers deteriorates or we and the VIE Group cannot track the deterioration of their creditworthiness, the criteria we and the VIE Group use for the analysis of borrower credit profiles may be rendered inaccurate, and our and the VIE Group’s risk management system may be subsequently rendered ineffective. This in turn may lead to higher default rates and adverse impact on our and the VIE Group’s reputation, business, results of operations and financial positions.

Broader macro, political and socio-economic factors and regulatory environment in China affecting market conditions can materially and adversely affect our and the VIE Group’s business and operating results.

General economic, macro, political and socio-economic factors beyond our and the VIE Group’s control and regulatory environment in China may deter borrowers’ interest in seeking loans through our and the VIE Group’s platform, and similarly, funding partners’ willingness to lend. Such factors include the general interest rate, unemployment rates, residential home values and availability of other investment opportunities. If any of these risk factors should materialize, the volume of loans facilitated on our and the VIE Group’s platform will necessarily decline, and our and the VIE Group’s revenues and operating results may be adversely affected. For instance, from the second quarter of 2019, the loan facilitation volume on our and the VIE Group’s platform decreased due to regulatory requirements that an online lending intermediary to reduce the number of individual investors, business volume and number of borrowers. In view of the changing regulatory environment, we and the VIE Group have stopped funding our and the VIE Group’s loans with individual investors in April 2020, which negatively affected our and the VIE Group’s business and financial performance in 2020.

Economic conditions in China are subject to domestic economic and political policies, and are also sensitive to global economic conditions, regional instability and tension, as well as the relationship among China and other countries. While the economy in China has grown significantly over the past decades, growth has been uneven, both geographically and among various sectors of the economy. The global macroeconomic environment is also facing challenges. Unrest, terrorist threats and the potential for war in the Middle East and elsewhere may increase market volatility across the globe. The conflict in Ukraine and the imposition of broad economic sanctions on Russia could raise energy prices and disrupt global markets. There have also been concerns about the relationship between China and other countries, including the surrounding Asian countries, which may result in or intensify potential conflicts in relation to territorial disputes. In addition, there is significant uncertainty about the future relationship between the United States and China with respect to trade policies, treaties, government regulations and tariffs. Any severe or prolonged slowdown in the global or Chinese economy may further adversely affect our and the VIE Group’s business, results of operations and financial condition.

We and the VIE Group cannot guarantee that economic conditions will remain favorable for our and the VIE Group’s business or industry and that demand and supply for consumer loans such as those we and the VIE Group primarily facilitate over our and the VIE Group’s platform will continue to be met at current levels. If demand or supply reduces, or if the default rate increases, our and the VIE Group’s growth and revenue will be negatively impacted.

Credit and other information that we and the VIE Group receive from prospective borrowers and third parties about a borrower may be inaccurate or may not accurately reflect the borrower’s creditworthiness, which may compromise the accuracy of our and the VIE Group’s credit assessment.

For the purpose of credit assessment, we and the VIE Group obtain from prospective borrowers and third parties certain information of the prospective borrowers, which may not be complete, accurate or reliable. The third parties whom we and the VIE Group collaborate with include industry anti-fraud service providers, Internet or wireless service providers, online shopping websites and payment service providers. A credit score assigned to a borrower may not reflect that particular borrower’s actual creditworthiness because the credit score may be based on outdated, incomplete or inaccurate borrower information. Additionally, once we and the VIE Group have obtained a borrower’s information, the borrower may subsequently (i) become delinquent in the payment of an outstanding obligation; (ii) default on a pre-existing debt obligation; (iii) take on additional debt; or (iv) sustain other adverse financial events, making the information we and the VIE Group have previously obtained inaccurate. We and the VIE Group currently cannot determine whether borrowers have outstanding loans through other online consumer finance platforms at the time they obtain a loan from us. This creates the risk that a borrower may borrow money through our and the VIE Group’s platform in order to pay off loans on other online consumer finance platforms and vice versa. If a borrower incurs additional debt before fully repaying any loan such borrower takes out on our and the VIE Group’s platform, the additional debt may impair the ability of that borrower to make payments on his or her loan and the funding partner’s ability to receive returns associated with such loan. In addition, the additional debt may adversely affect the borrower’s creditworthiness generally, and could result in the financial distress or insolvency of the borrower. To the extent that a borrower has or incurs other indebtedness and cannot repay all of his or her indebtedness, the obligations under the loans will rank pari passu to each other and the borrower may choose to make payments to other creditors rather than to funding partners on our and the VIE Group’s platform. The additional debt may adversely affect the borrower’s creditworthiness generally, and could result in the financial distress or insolvency of the borrower, impairing the borrower’s ability to repay the loan and the funding partner’s ability to receive investment returns associated with such loan. In addition, if a borrower incurs debt on other online loan facilitation platforms in order to repay our and the VIE Group’s loans, the borrower’s ability to repay such loans is limited by the availability of funding sources subject to factors beyond the borrower’s control, which may adversely affect our and the VIE Group’s results of operations. Such inaccurate or incomplete borrower information could compromise the accuracy of our and the VIE Group’s credit assessment and adversely affect the effectiveness of our and the VIE Group’s risk management, which could in turn harm our and the VIE Group’s reputation, and as a result our and the VIE Group’s business and results of operations could be materially and adversely affected.

We and the VIE Group rely on our and the VIE Group’s proprietary credit assessment model in assessing the creditworthiness of our and the VIE Group’s borrowers and the risks associated with loans. If our and the VIE Group’s credit assessment model is flawed or ineffective, or if we and the VIE Group otherwise fail or are perceived to fail to manage the default risks of loans facilitated through our and the VIE Group’s platform, our and the VIE Group’s reputation and market share would be materially and adversely affected, which would severely impact our and the VIE Group’s business and results of operations.

Our and the VIE Group’s ability to attract funding partners and borrowers to, and build trust in, our and the VIE Group’s platform is significantly dependent on our and the VIE Group’s ability to effectively evaluate borrowers’ credit profiles and likelihood of default. To conduct this evaluation, we and the VIE Group utilize our and the VIE Group’s proprietary and open credit assessment model, which is built based on data collected through various channels and strengthened by our and the VIE Group’s sophisticated artificial intelligence and advanced machine learning techniques. Our and the VIE Group’s credit assessment model conducts in-depth anti-fraud and delinquency history analysis of the borrowers, assigns the borrowers a credit score based on their risk profile. However, our and the VIE Group’s credit assessment model may not effectively assess the credit risk of the borrower or predict future delinquency rate and loan losses. If we and the VIE Group are unable to effectively classify borrowers into the relative risk categories, We and the VIE Group may be unable to effectively manage the default risks of loans facilitated through our and the VIE Group’s platform, which may adversely affect our and the VIE Group’s ability to accurately account for risks related to such loans. Although the institutional funding partners on our and the VIE Group’s platform have their own risk management systems and our and the VIE Group’s main business is to connect them with borrowers, we and the VIE Group may still be subject to liabilities because of borrowers’ defaults.

In addition, if a borrower’s financial condition worsens after his or her loan application is approved, we and the VIE Group may not be able to take measures to prevent default on the part of the borrower and thereby maintain a reasonably low default rate for loans facilitated through our and the VIE Group’s platform. Our and the VIE Group’s credit assessment model may not be able to timely and accurately adjust down the credit rating assigned to a borrower if such borrower’s creditworthiness deteriorates. In addition, certain line items on our and the VIE Group’s financial statements, including allowance for uncollectible receivables, contract assets, loans receivable and others, are and were recorded based on the default rate that we and the VIE Group estimate. Since our and the VIE Group’s estimate of the risks might be inaccurate, our and the VIE Group’s consolidated financial statements may be materially misstated.

While we and the VIE Group continuously refine the algorithms, data processing and machine learning used by our and the VIE Group’s credit assessment model to reduce the likelihood of misclassifying borrower, our and the VIE Group’s approval process could be negatively affected if any of these decision-making and scoring systems contain programming or other errors, are ineffective or the data provided by borrowers or third parties are incorrect or stale. If any of the foregoing were to occur in the future, borrowers may reduce the use of our and the VIE Group’s platform for financing, and our and the VIE Group’s reputation and market share would be materially and adversely affected, which would severely impact our and the VIE Group’s business and results of operations.

We and the VIE Group have obligations to verify information relating to borrowers and detecting fraud. If we and the VIE Group fail to perform such obligations to meet the requirements of relevant laws and regulations, we and the VIE Group may be subject to liabilities. Our and the VIE Group’s reputation may be harmed if information supplied by borrowers is inaccurate, misleading or incomplete.

Our and the VIE Group’s business of connecting funding partners and borrowers constitutes an intermediary service, and our and the VIE Group’s contracts with funding partners and/or borrowers are intermediation contracts under the Civil Code. Under the Civil Code, an intermediary that intentionally conceals any material information or provides false information in connection with the conclusion of an intermediation contract which results in harm to the client’s interests may not claim any service fee for its intermediary services, and is liable for any damage incurred by the client. Therefore, if we and the VIE Group fail to provide material information to funding partners and are found to be at fault for our and the VIE Group’s failure or deemed failure to exercise proper care to conduct adequate information verification or supervision, we and the VIE Group could be subject to liabilities as an intermediary under the Civil Code. Furthermore, if we and the VIE Group fail to complete our and the VIE Group’s obligations under the agreements with institutional funding partners and borrowers, we and the VIE Group could also be held liable for damages caused to borrowers or institutional funding partners pursuant to the Civil Code. We and the VIE Group leverage a large database of fraudulent account information and sophisticated rule-based detection technology to detect fraudulent behaviors. We and the VIE Group update our and the VIE Group’s database on a daily basis based on new data collected and fraudulent behavior detected during the ordinary course of our and the VIE Group’s business operations. Although we and the VIE Group believe that as an online loan facilitation platform, we and the VIE Group should not bear the credit risk for funding partners as long as we and the VIE Group take reasonable measures to detect fraudulent behavior, we and the VIE Group cannot assure you that we and the VIE Group would not be subject to liability if we and the VIE Group fail to detect any fraudulent behavior. Any such liability could materially and adversely affect our and the VIE Group’s results of operations and financial condition.

We and the VIE Group do not impose restrictions on borrowers’ use of loans facilitated by our and the VIE Group’s platform or prohibit our and the VIE Group’s borrowers from incurring other debt or impose financial covenants on borrowers during the term of the loan, which will increase the risk of non-payment on our and the VIE Group’s loans.

We and the VIE Group are faced with the risk that borrowers borrow money by using loan facilitation services provided by us and the VIE Group to pay off loans on other online consumer finance platforms. Subject to credit assessment result, borrowers may take out new loans on our and the VIE Group’s platform to pay off their other existing loans facilitated by others. We and the VIE Group also do not prohibit our and the VIE Group’s borrowers from incurring additional indebtedness, which may impair the borrower’s ability to observe his or her payment obligations under loan facilitation services on our and the VIE Group’s platform and therefore adversely affect the relevant funding partner’s returns. Although we and the VIE Group take certain measures to monitor our and the VIE Group’s borrowers’ credit records and indebtedness, we and the VIE Group may not be able to effectively prevent the occurrence of such behavior given the practical difficulty in tracking and controlling the usage of borrowed funds and the financial activities of our and the VIE Group’s borrowers.

If a borrower becomes insolvent or otherwise run into financial distress, any unsecured loan (including those obtained through our and the VIE Group’s platform) will rank pari passu to each other and the borrower may cherry-pick among his or her creditors and our and the VIE Group’s funding partners may suffer losses. For secured loans, the ability of other secured lenders to exercise remedies against the assets of the borrower may impair the borrower’s ability to repay the loan to our and the VIE Group’s funding partners. Funding partners may lose their confidence in us and our and the VIE Group’s reputation and business may be adversely affected.

Fraudulent activity on our and the VIE Group’s platform could negatively impact our and the VIE Group’s operating results, brand and reputation and cause the use of our and the VIE Group’s loan facilitation services to decrease.

We and the VIE Group are subject to the risk of fraudulent activity both on our and the VIE Group’s platform and associated with borrowers, funding partners and third parties handling borrower and funding partner information. Our and the VIE Group’s resources, technologies and fraud detection tools may be insufficient to accurately detect and prevent fraud. Significant increases in fraudulent activity could negatively impact our and the VIE Group’s brand and reputation, result in losses suffered by the funding partners, reduce the volume of loans facilitated through our and the VIE Group’s platform and lead us to take additional steps to reduce fraud risk, which could increase our and the VIE Group’s costs and expenses. High profile fraudulent activity could even lead to regulatory intervention and litigation, and may divert our and the VIE Group’s management’s attention and cause us to incur additional expenses and costs. If any of the foregoing were to occur, our and the VIE Group’s results of operations and financial condition could be materially and adversely affected.

Our and the VIE Group’s risk management system comprising our and the VIE Group’s policy framework, credit assessment and fraud detection technology and modules may not be adequate, which may adversely affect the reliability of our and the VIE Group’s platform, and in turn damage our and the VIE Group’s reputation, business and results of operations.

The success of our and the VIE Group’s online platform relies heavily on our and the VIE Group’s ability to detect, assess and control credit risk, and therefore to prevent fraud. Despite the measures we and the VIE Group take to assess and manage risk, the information and data we and the VIE Group utilize may not be sufficient to allow us to adequately capture a borrower applicant’s credit risk. Such information and data include, among others, demographic information, credit history with us and with other financial institutions, and blacklists maintained by other forums and organizations. We and the VIE Group constantly update and optimize our and the VIE Group’s risk management system, but the system may have loopholes or defects which may prevent us from effectively identifying risks, or the data provided may be inaccurate or stale or insufficient, such that we and the VIE Group may misjudge the risk and misalign the risk profile. The information may also not be sufficient for prediction of future non-payment. Such risks and errors may erode funding partner confidence in our and the VIE Group’s platform and therefore harm our and the VIE Group’s reputation and adversely affect our and the VIE Group’s business and results of operations.

Interim period results can vary significantly due to a host of variables and therefore interim period results of our and the VIE Group’s performance may not accurately indicate future performance.

Our and the VIE Group’s interim period results of operations, including operating revenue, expenses, the number of loans and other key performance indicators, may fluctuate significantly such that comparisons of our and the VIE Group’s operating results period-on-period may not be meaningful. Results of any interim period cannot fully indicate future performance. Fluctuations may be due to any number of variables, including some beyond our and the VIE Group’s control, such as:

•	our and the VIE Group’s ability to grow our and the VIE Group’s users base by attracting new and retaining repeat borrowers;

•	the volume and quality of the loans we and the VIE Group facilitated and the acquisition of funding partners and borrowers;

•	the level of operating expenses in the acquisition of funding partners and borrowers, the growth and maintenance of our and the VIE Group’s business, operations and infrastructure and the timing;

•	disruptions to the telecommunications network or security breaches;

•	general macroeconomic and socio-political factors affecting the market and industry, particularly with respect to interest rates, consumer spending and levels of disposable income;

•	seasonality of our and the VIE Group’s loan facilitation services;

•	our and the VIE Group’s strategy with a focus on long-term growth instead of immediate profitability; and

•	The incurring of expenses related to acquisitions activities of businesses or technologies and potential future charges for impairment of goodwill, if any.

Fluctuations in our and the VIE Group’s interim period results may affect the price of our ADSs in an adverse manner.

Our and the VIE Group’s failure to compete effectively could adversely affect our and the VIE Group’s results of operations and market share.

The online consumer finance market is an emerging industry in China. We and the VIE Group face competition from other online consumer finance platforms, online platforms that engage in online loan facilitation and traditional financial institutions. We and the VIE Group compete with other online platforms that engage in online lending businesses for borrowers. We and the VIE Group also compete with traditional financial institutions, including credit card issuers, online consumer finance business units in commercial banks and other online consumer finance companies.

Our and the VIE Group’s competitors operate with different business models, have different cost structures or participate selectively in different market segments. They may ultimately prove more successful or more adaptable to new regulatory, technological and other developments. Some of our and the VIE Group’s current and potential competitors have significantly more financial, technical, marketing and other resources than we and the VIE Group do and may be able to devote greater resources to the development, promotion, sale and support of their platforms. Our and the VIE Group’s competitors may also have more extensive borrower or funding partner bases, greater brand recognition and brand loyalty and broader partner relationships than us. Additionally, a current or potential competitor may acquire one or more of our and the VIE Group’s existing competitors or form a strategic alliance with one or more of our and the VIE Group’s competitors. Any of the foregoing could adversely affect our and the VIE Group’s business, results of operations, financial condition and future growth.

In addition, our and the VIE Group’s competitors may be better at developing new products, or responding faster to new technologies. When new competitors seek to enter our and the VIE Group’s target market, or when existing market participants seek to increase their market share, they sometimes undercut the pricing and/or terms prevalent in that market, which could adversely affect our and the VIE Group’s market share or ability to exploit new market opportunities. Also, since the online consumer finance industry in China is relatively new and fast evolving, potential funding partners and borrowers may not fully understand how our and the VIE Group’s platform works and may not be able to fully appreciate the additional customer protections and features that we and the VIE Group have invested in and adopted on our and the VIE Group’s platform as compared to others. Our and the VIE Group’s pricing and terms could deteriorate if we and the VIE Group fail to act to meet these competitive challenges. Furthermore, to the extent that our and the VIE Group’s competitors are able to offer more attractive terms to our and the VIE Group’s business partners, such business partners may choose to terminate their relationships with us. If we and the VIE Group are unable to compete with such companies and meet the need for innovation in our and the VIE Group’s industry, the demand for our and the VIE Group’s platform could stagnate or substantially decline, we and the VIE Group could experience reduced revenues and our and the VIE Group’s platform could fail to achieve or maintain more widespread market acceptance, any of which could harm our and the VIE Group’s business and results of operations.

If we and the VIE Group fail to promote and maintain our and the VIE Group’s brand in a cost-efficient way, our and the VIE Group’s business and results of operations may be harmed.

We and the VIE Group believe that developing and maintaining awareness of our and the VIE Group’s brand effectively is critical to attracting new and retaining existing funding partners and borrowers to our and the VIE Group’s platform. This depends largely on the effectiveness of our and the VIE Group’s marketing efforts and the success of the channels we and the VIE Group use to promote our and the VIE Group’s platform. If any of our and the VIE Group’s current marketing channels become less effective, if we and the VIE Group are unable to continue to use any of these channels, or if the cost of using these channels were to significantly increase or if we and the VIE Group are not successful in generating new channels, we and the VIE Group may not be able to attract new funding partners and borrowers in a cost-effective manner or convert potential funding partners and borrowers into active funding partners and borrowers on our and the VIE Group’s platform.

We and the VIE Group have incurred expenses on a variety of brand promotion and borrower and investor acquisition efforts designed to enhance our and the VIE Group’s brand recognition and increase the number of borrowers and investors on our and the VIE Group’s platform. The costs of any such branding and marketing activities are likely to be considerable. These efforts may not result in increased revenues in the immediate future or at all and, even if they do, any increases in revenues may not offset the expenses incurred. If we and the VIE Group fail to successfully promote and maintain our and the VIE Group’s brand and increase revenues while incurring substantial expenses, our and the VIE Group’s results of operations and financial condition would be adversely affected, which may impair our and the VIE Group’s ability to grow our and the VIE Group’s business.

We and the VIE Group operate in a market where the credit infrastructure is still at an early stage of development.

China’s credit infrastructure is still at an early stage of development. The nationwide financial basic credit reporting system operated by the Credit Reference Center, which was established by the People’s Bank of China in 2006, only records limited credit information, such as tax payments, civil lawsuits, foreclosure and bankruptcy. Moreover, this credit database is accessible to data owners themselves and data users who have obtained written authorization from the data owners. In 2015, the People’s Bank of China announced that it would open the credit reporting market to private sectors with a view to spurring competition and innovation, but it may be a long-term process to establish a widely- applicable, reliable and sophisticated credit infrastructure in the market we and the VIE Group operate.

Our and the VIE Group’s fee rates may decline in the future.

We and the VIE Group generate a substantial majority of our and the VIE Group’s total revenues from service fees we and the VIE Group receive from our and the VIE Group’s institutional funding partners and guarantors. These fee rates may be affected by the loan volume and quality we and the VIE Group facilitated, the macroeconomic factors as well as the competition in the online consumer finance industry. We and the VIE Group may be unable to offer attractive service fee rates while driving the growth and profitability of our and the VIE Group’s business. Furthermore, our and the VIE Group’s competitors may lower their fee rates in an effort to lure funding partners away from us. If we and the VIE Group reduce our and the VIE Group’s fee rates in order to compete more effectively, the profitability of our and the VIE Group’s business could be adversely affected. If we and the VIE Group do not reduce our and the VIE Group’s fee rates, funding partners may leave our and the VIE Group’s platform, and the total service fees we and the VIE Group receive may decline. Any material decline in our and the VIE Group’s fee rates or the fees we and the VIE Group receive could have a material adverse effect on our and the VIE Group’s business, results of operations and financial condition.

Our business depends on the continued efforts of our senior management. If one or more of our key executives were unable or unwilling to continue in their present positions, our business may be severely disrupted.

Our business operations depend on the continued services of our senior management, particularly the executive officers named in our annual report on Form 20-F for the year ended December 31, 2023, which is incorporated by reference in this prospectus. While we have provided different incentives to our management, we cannot assure you that we can continue to retain their services. There have been departures of our senior management members in the past and we cannot assure you that our existing senior management members will not terminate their employment with us in the future. If one or more of our key executives were unable or unwilling to continue in their present positions, we may not be able to replace them easily or at all, our future growth may be constrained, our business may be severely disrupted and our financial condition and results of operations may be materially and adversely affected, and we may incur additional expenses to recruit, train and retain qualified personnel. In addition, although we have entered into confidentiality and non-competition agreements with our management, there is no assurance that any member of our management team will not join our competitors or form a competing business. If any dispute arises between our current or former officers and us, we may have to incur substantial costs and expenses in order to enforce such agreements in China or we may be unable to enforce them at all.

We face risks related to natural disasters, health epidemics and other outbreaks, which could significantly disrupt our operations.

We are vulnerable to natural disasters and other calamities. Fire, floods, typhoons, earthquakes, power loss, telecommunications failures, break-ins, war, riots, terrorist attacks or similar events may give rise to server interruptions, breakdowns, system failures, technology platform failures or Internet failures, which could cause the loss or corruption of data or malfunctions of software or hardware as well as adversely affect our ability to provide products and services on our platform.

Our business could also be adversely affected by the effects of coronavirus (including COVID-19), Ebola virus disease, Zika virus disease, H1N1 flu, H7N9 flu, avian flu, Severe Acute Respiratory Syndrome, or SARS, or other epidemics. Our business operations could be disrupted if any of our employees is suspected of having coronavirus, Ebola virus disease, Zika virus disease, H1N1 flu, H7N9 flu, avian flu, SARS or other epidemic, since it could require our employees to be quarantined and/or our offices to be disinfected.

Our headquarters are located in Shanghai, where most of our directors and management and a large majority of our employees currently reside. In addition, most of our system hardware and back-up systems are hosted in leased facilities located in Shanghai. Consequently, if any of the abovementioned natural disasters, health epidemics or other outbreaks were to occur in Shanghai or other locations where we operate in, our operation may experience material disruptions, such as temporary closure of our offices and suspension of services, which may materially and adversely affect our business, financial condition and results of operations.

Our business operation could also be disrupted if any of our employees are suspected of having contracted any contagious disease or condition, since it could require our employees to be quarantined or our offices to be closed down and disinfected. All of these would have a material adverse effect on our results of operations and financial condition in the near terms. Additionally, if the outbreak persists or escalates, we may be subject to further negative impact on our business operations and financial condition. Our operation could also be severely disrupted if our users or business partners were affected by such natural disasters or health epidemics.

Misconduct, errors and failure to function by our and the VIE Group’s employees and third-party service providers could harm our and the VIE Group’s business and reputation.

We and the VIE Group are exposed to many types of operational risks, including the risk of misconduct and errors by our and the VIE Group’s employees and third-party service providers. Our and the VIE Group’s business depends on our and the VIE Group’s employees and third-party service providers to interact with potential funding partners and borrowers, process large numbers of transactions and support the loan collection process, all of which involve the use and disclosure of personal information. We and the VIE Group could be materially adversely affected if transactions were redirected, misappropriated or otherwise improperly executed, if personal information was disclosed to unintended recipients or if an operational breakdown or failure in the processing of transactions occurred, whether as a result of human error, purposeful sabotage or fraudulent manipulation of our and the VIE Group’s operations or systems. In addition, the manner in which we and the VIE Group store and use certain personal information and interact with funding partners and borrowers through our and the VIE Group’s platform is governed by various PRC laws. It is not always possible to identify and deter misconduct or errors by employees or third-party service providers, and the precautions we and the VIE Group take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses. If any of our and the VIE Group’s employees or third-party service providers take, convert or misuse funds, documents or data or fail to follow protocol when interacting with funding partners and borrowers, we and the VIE Group could be liable for damages and be subject to regulatory actions and penalties. We and the VIE Group could also be perceived to have facilitated or participated in the illegal misappropriation of funds, documents or data, or the failure to follow protocol, and therefore be subject to civil or criminal liability. In addition to our and the VIE Group’s own collecting team, we and the VIE Group also use certain third-party service providers for loan collection services. Aggressive practices or misconduct by any of our and the VIE Group’s third-party service providers in the course of collecting loans could damage our and the VIE Group’s reputation.

Cyber-attacks, computer viruses, physical or electronic break-ins or similar disruptions of us and the VIE Group or of a third-party, including events beyond our and the VIE Group’s control, could result in disclosure or misuse of confidential information and misappropriation of funds of our and the VIE Group’s funding partners and borrowers, subject us to liabilities, reduce the attractiveness of our and the VIE Group’s platform and cause reputational harm and adversely impact our and the VIE Group’s results of operations and financial condition.

Our and the VIE Group’s platform collects, stores and processes certain personal and other sensitive data from our and the VIE Group’s funding partners and borrowers. The massive data that we and the VIE Group have processed and stored makes us or third-party service providers who host our and the VIE Group’s servers a target and potentially vulnerable to cyber-attacks, computer viruses, physical or electronic break-ins or similar disruptions. While we and the VIE Group have taken steps to protect the confidential information that we and the VIE Group have access to, our and the VIE Group’s security measures could be breached. Because techniques used to sabotage or obtain unauthorized access to systems change frequently and generally are not recognized until they are launched against a target, we and the VIE Group may be unable to anticipate these techniques or to implement adequate preventative measures. Any accidental or willful security breaches or other unauthorized access to our and the VIE Group’s platform could cause confidential borrower and funding partner information to be stolen and used for criminal purposes. As personally identifiable and other confidential information is increasingly subject to legislation and regulations in numerous domestic and international jurisdictions, any inability to protect confidential information of our and the VIE Group’s funding partners and borrowers could result in additional cost and liability for us, damage our and the VIE Group’s reputation, inhibit the use of our and the VIE Group’s platform and harm our and the VIE Group’s business.

We and the VIE Group also face indirect technology, cybersecurity and operational risks relating to the third parties whom we and the VIE Group work with to facilitate or enable our and the VIE Group’s business activities, including, among others, third-party online payment service providers who manage accounts for certain borrower and funding partner funds and external cloud service provider. As a result of increasing consolidation and interdependence of technology systems, a technology failure, cyber-attack or other information or security breach that significantly compromises the systems of one entity could have a material impact on its counterparties. Any cyber-attack, computer viruses, physical or electronic break-ins or similar disruptions of such third-party payment service providers could, among other things, adversely affect our and the VIE Group’s ability to serve our and the VIE Group’s users, and could even result in misappropriation of funds of our and the VIE Group’s funding partners and borrowers. If that were to occur, both we and the VIE Group and third-party payment service providers could be held liable to funding partners and borrowers who suffer losses from the misappropriation.

Security breaches or unauthorized access to confidential information could also expose us to liability related to the loss of the information, time-consuming and expensive litigation and negative publicity. If security measures are breached because of third-party action, employee error, malfeasance or otherwise, or if design flaws in our and the VIE Group’s technology infrastructure are exposed and exploited, our and the VIE Group’s relationships with funding partners and borrowers could be severely damaged, we and the VIE Group could incur significant liability and our and the VIE Group’s business and operations could be adversely affected.

If we and the VIE Group are unable to protect the confidential information of our and the VIE Group’s users and adapt to the relevant regulatory framework regarding protection of such information, our and the VIE Group’s business and operations may be adversely affected.

The PRC government authorities have enacted a series of laws and regulations on the protection of personal information, under which Internet service providers and other network operators are required to comply with the principles of legality, justification and necessity, to clearly indicate the purposes, methods and scope of any information collection and usage, and to obtain the consent of users, as well as to establish a user information protection system with appropriate remedial measures. We and the VIE Group have obtained written consent from our and the VIE Group’s users to use their personal information within the scope of authorization and we and the VIE Group have taken technical measures to ensure the security of such personal information and to prevent any loss or divergence of personal information from. However, there is uncertainty as to the interpretation and application of such laws. If such laws or regulations are to be interpreted and applied in a manner inconsistent with our and the VIE Group’s current policies and practices, changes to the features of our and the VIE Group’s system may be required and additional costs may be incurred. We and the VIE Group cannot assure you that our and the VIE Group’s existing user information protection system and technical measures will be considered sufficient under applicable laws and regulations. If we and the VIE Group are unable to address any information protection concerns, or to comply with the then applicable laws and regulations, we and the VIE Group may incur additional costs and liability and our and the VIE Group’s reputation, business and operations might be adversely affected. See ‘‘Item 4. Information on the Company—B. Business Overview—Regulation—Regulations Relating to Internet Companies—Regulations on Privacy Protection’’ for more details.

On June 1, 2017, the Cyber Security Law of the PRC became effective. The law requires network products and services providers as we and the VIE Group are, among other things, to strictly preserve the secrecy of user information they collect and to store within mainland China data that is gathered or produced by such network products and services provider in the country. If we and the VIE Group are deemed to have violated the law, potential penalties include, depending on the nature of violation, forced shut down of our and the VIE Group’s websites, revocation of business licenses, freezing of assets, and fines imposed on the company ranging from approximately RMB10,000 to RMB1 million or management personnel ranging from approximately RMB5,000 to RMB1 million.

Due to the relatively new nature of the Cyber Security Law of the PRC and the lack of clarity in the statutory law itself as to the circumstances and standard under which the law should apply and violations may be found, there are uncertainties as to the interpretation and application of the law.

If we and the VIE Group are found to have violated the Cyber Security Law of the PRC in a government enforcement action, we and the VIE Group may face severe penalties that may result in monetary losses, losses of access to assets essential for daily operation of our and the VIE Group’s business or for the continuance of service provision, and temporary or total disruption of our and the VIE Group’s business for an extended period of time. In addition, the finding of a violation of the Cyber Security Law of the PRC, even if later repealed, may cause damages to our and the VIE Group’s reputation and our and the VIE Group’s brand name, causing users to lose confidence in our and the VIE Group’s service and to refrain from choosing or continuing to use our and the VIE Group’s products and services. All of these consequences may have a material adverse impact on our and the VIE Group’s business, financial condition and results of operations.

Furthermore, the stringent reporting obligation imposed by the Cyber Security Law of the PRC itself, without a finding of violation, may have a material adverse impact on our and the VIE Group’s business and results of operations. As we and the VIE Group are obligated by the law to inform our and the VIE Group’s users of any security flaw or vulnerability as they are discovered, users may become wary of the existence or frequency of such reports and lose confidence in the security of our and the VIE Group’s system, and thus may be discouraged from choosing or continuing to use our and the VIE Group’s services, even if the security flaws or vulnerabilities are readily fixable and can be easily overcome.

In addition, the Personal Information Security Specification came into force in May 2018, and the final amended version of it came into force on October 1, 2020. Although the Personal Information Security Specification is not yet a mandatory regulation, it nonetheless has a key implementing role under China’s Cyber Security Law with respect to protecting personal information in China. Furthermore, it is likely that the Personal Information Security Specification will be relied on by Chinese government agencies as a standard to determine whether businesses have abided by China’s data protection rules. Meanwhile, under the Personal Information Security Specification, the data controller must provide the purpose of collecting and using personal information, as well as the business functions of such purpose, and the Personal Information Security Specification requires the data controller to distinguish its core function from additional functions to ensure the data controller will only collect personal information as needed.

In addition, on June 10, 2021, the Standing Committee of the National People’s Congress, or the SCNPC, promulgated the PRC Data Security Law, which took effect in September 2021. The Data Security Law provides for a security review procedure for the data activities that may affect national security. On August 20, 2021, the SCNPC issued the Personal Information Protection Law, effective since November 1, 2021, which reiterates the circumstances under which a personal information processor could process personal information and the requirements for such circumstances. The Personal Information Protection Law clarifies the scope of application, the definition of personal information and sensitive personal information, the legal basis of personal information processing and the basic requirements of notice and consent. On December 28, 2021, the CAC published the Measures for Cybersecurity Review, which took effect on January 15, 2022 and further restates and expands the applicable scope of the cybersecurity review. Pursuant to the draft measures, critical information infrastructure operators that intend to purchase internet products and services and online platform operators engaging in data processing activities that affect or may affect national security must be subject to the cybersecurity review.

The relevant regulatory authorities in China continue to monitor websites and apps in relation to the protection of personal data, privacy and information security, and may impose additional requirements from time to time. We and the VIE Group believe that we and the VIE Group have conformed our and the VIE Group’s practices in line with current requirements. However, we and the VIE Group cannot assure that our and the VIE Group’s existing user information protection system and technical measures will be considered sufficient under all applicable laws and regulations. There are uncertainties as to the interpretation and application of laws in one jurisdiction which may be interpreted and applied in a manner inconsistent to another jurisdiction and may conflict with our and the VIE Group’s current policies and practices or require changes to the features of our and the VIE Group’s system. If we and the VIE Group are unable to address any information protection concerns, any compromise of security that results unauthorized disclosure or transfer of personal data, or to comply with the then applicable laws and regulations, we and the VIE Group may incur additional costs and liability and result in governmental enforcement actions, litigation, fines and penalties or adverse publicity and could cause our and the VIE Group’s users and clients to lose trust in us, which could have a material adverse effect on our and the VIE Group’s business, results of operations, financial condition and prospects.

The trend of tightening regulations on protection of data security also appear in other jurisdictions. For example, in May 2018, a new data protection regime, the European Union’s General Data Protection Regulation became applicable; the General Data Protection Regulation can apply to the processing of personal data by companies outside of the European Union, including where the processing of personal data relates to the offering of goods and services to, or monitoring the behavior of, individuals in the European Union. The General Data Protection Regulation and data protection laws in other jurisdictions may apply to our and the VIE Group’s processing of personal data in the future. The application of these laws to our and the VIE Group’s business would impose on us more stringent compliance requirements with more significant penalties for non-compliance than PRC data protection laws and regulations, and our and the VIE Group’s compliance with such requirements could require significant resources and result in substantial costs, which may materially and adversely affect our and the VIE Group’s business, financial condition, results of operations and prospects.

We and the VIE Group collect, process and store personal information concerning our and the VIE Group’s borrowers, as well as personal information pertaining to our and the VIE Group’s business partners and employees. Compliance with applicable personal information and information security laws and regulations is a rigorous and time-intensive process. As global information protection laws and regulations increase in number and complexity, we and the VIE Group cannot assure you that our and the VIE Group’s information protection systems will be considered sufficient under all applicable laws and regulations due to factors including the uncertainty of the interpretation and implementation of these laws and regulations. Furthermore, we and the VIE Group cannot assure you that the information we and the VIE Group receive from our and the VIE Group’s third-party data partners are obtained and transmitted to us in full compliance with relevant laws and regulations. Moreover, there could be new laws, regulations or industry standards that require us to change our and the VIE Group’s business practices and privacy policies, and we and the VIE Group may also be required to put in place additional mechanisms ensuring compliance with new information protection laws, all of which may increase our and the VIE Group’s costs and materially harm our and the VIE Group’s business, prospects, financial condition and results of operations. Any failure or perceived failure by us to comply with applicable laws and regulations could result in reputational damage or proceedings or actions against us by governmental entities, individuals or others. These proceedings or actions could subject us to significant civil or criminal penalties and negative publicity, result in the delayed or halted processing of personal information that we and the VIE Group need to undertake to carry on our and the VIE Group’s business, as well as the forced transfer or confiscation of certain personal information.

Any failure by our and the VIE Group’s third-party service providers or institutional funding partners to comply with applicable anti-money laundering and anti-terrorism financing laws and regulations could damage our and the VIE Group’s reputation.

Currently, we and the VIE Group rely on our and the VIE Group’s third-party service providers, in particular payment companies that handle the transfer of funds between borrowers and lenders, to have their own appropriate anti-money laundering policies and procedures. For institutional funding partners, they generally transfer the funds to borrowers directly. The payment companies and our and the VIE Group’s institutional funding partners are subject to anti-money laundering obligations under applicable anti-money laundering laws and regulations and are regulated in that respect by the People’s Bank of China. If any of our and the VIE Group’s third-party service providers or institutional funding partners fails to comply with applicable anti-money laundering laws and regulations, our and the VIE Group’s reputation could suffer and we and the VIE Group could become subject to regulatory intervention, which could have a material adverse effect on our and the VIE Group’s business, financial condition and results of operations.

In addition, our and the VIE Group’s platform is subject to anti-money laundering and anti-terrorism financing in PRC and other jurisdictions where we and the VIE Group operate. While we and the VIE Group are in the process of formulating policies and procedures, including internal controls and “know-your-customer” procedures, aimed at preventing money laundering and terrorism financing, we and the VIE Group cannot assure you that we and the VIE Group will be able to establish and maintain effective anti-money laundering and anti-terrorism financing policies and procedures to protect our and the VIE Group’s platform from being exploited for money laundering or terrorism financing purposes or that such policies and procedures, if adopted, will be deemed to be in compliance with applicable anti-money laundering and anti-terrorism financing laws and regulations.

We and the VIE Group have not been subject to fines or other penalties, or suffered business or other reputational harm, as a result of actual or alleged money laundering or terrorist financing activities in the past. However, our and the VIE Group’s policies and procedures may not be completely effective in preventing other parties from using us, any of our and the VIE Group’s users, clients or third-party partners as a conduit for money laundering (including illegal cash operations), terrorist financing or sanctioned activities without our and the VIE Group’s knowledge. If we and the VIE Group were to be associated with money laundering (including illegal cash operations), terrorist financing or sanctioned activities, our and the VIE Group’s reputation could suffer and we and the VIE Group could become subject to regulatory fines, sanctions, or legal enforcement, including being added to any “blacklists” that would prohibit certain parties from engaging in transactions with us, all of which could have a material adverse effect on our and the VIE Group’s financial condition and results of operations. In addition, the laws and regulations on anti-money laundering and anti-terrorist financing might be tightened in the future, which may impose more obligations on us and our and the VIE Group’s users, clients and third-party partners. Even if we, our and the VIE Group’s users, clients and business partners comply with the applicable domestic and overseas anti-money laundering laws and regulations, we and the VIE Group may not be able to fully eliminate money laundering and other illegal or improper activities in light of the complexity and the secrecy of these activities.

If we fail to implement and maintain an effective system of internal controls over financial reporting, we may be unable to accurately report our results of operations, meet our reporting obligations or prevent fraud.

We are a public company in the United State subject to reporting obligations under the U.S. securities laws. Among other things, the Securities and Exchange Commission, or the SEC, as required by Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, adopted rules requiring every public company, including us, to include a management report on the company’s internal control over financial reporting in its annual report, which contains management’s assessment of the effectiveness of the company’s internal control over financial reporting. We are required to include such report in our annual report on Form 20-F for the year ended December 31, 2023, which is incorporated by reference in this prospectus. In addition, since we were listed in May 2019, we expect that we will cease to be an “emerging growth company” for the fiscal year ending December 31, 2024. Once we cease to be an “emerging growth company,” as such term is defined in the Jumpstart Our Business Startups Act of 2012 (as amended by the Fixing America’s Surface Transportation Act of 2015), or the JOBS Act, our independent registered public accounting firm will be required to attest to and report on the effectiveness of our internal control over financial reporting.

In connection with the audit of our consolidated financial statements as of and for the year ended December 31, 2022, we and our independent registered public accounting firm identified two material weaknesses in our internal control over financial reporting. The material weaknesses that were identified relates to lack of sufficient accounting staff with U.S GAAP knowledge and SEC reporting experience related to the accounting and reporting of complex transactions and lack of formal risk assessment process and internal control framework over financial reporting. The material weaknesses, if not remediated timely, may lead to material misstatements in our consolidated financial statements.

Following the identification of the material weaknesses, we have taken measures to remediate these control deficiencies. In connection with the audit of our financial statements for the fiscal year ended December 31, 2023, we did not identify any material weakness in our internal controls over financial reporting. Our management has concluded that our internal control over financial reporting was effective as of December 31, 2023. See “Item 15. Controls and Procedures” in our annual report on Form 20-F for the year ended December 31, 2023, which is incorporated by reference in this prospectus.

However, in the future we may determine that we have material weaknesses, or our independent registered public accounting firm may disagree with our management assessment of the effectiveness of our internal controls. Our failure to correct the material weaknesses and control deficiencies or our failure to discover and address any other material weaknesses or control deficiencies could result in inaccuracies in our financial statements and could also impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. As a result, our business, financial condition, results of operations and prospects, as well as the trading price of our ADSs, may be materially and adversely affected. Moreover, ineffective internal control over financial reporting significantly hinders our ability to prevent fraud.

Borrower growth and activity on mobile devices depend upon effective use of mobile operating system, networks and standards, which we and the VIE Group do not control.

Our and the VIE Group’s loan facilitation services are mostly offered through mobile apps. As new mobile devices and platforms are released, it is difficult to predict the problems we and the VIE Group may encounter in developing applications for these new devices and platforms, and we and the VIE Group may need to devote significant resources to the development, support and maintenance of such applications. In addition, our and the VIE Group’s future growth and our and the VIE Group’s results of operations could suffer if we and the VIE Group experience difficulties in the future in integrating our and the VIE Group’s loan facilitation services into mobile devices or if problems arise with our and the VIE Group’s relationships with providers of mobile operating systems or mobile app stores, or if we and the VIE Group face increased costs to distribute or have users utilize our and the VIE Group’s loan facilitation services on mobile devices. We and the VIE Group are further dependent on the interoperability of providing our and the VIE Group’s loan facilitation services on popular mobile operating systems that we and the VIE Group do not control, such as iOS and Android, and any changes in such systems that degrade the accessibility of our and the VIE Group’s loan facilitation services or give preferential treatment to competing products could adversely affect the usability of our and the VIE Group’s services on mobile devices. In the event that it is more difficult for our and the VIE Group’s users to access and utilize our and the VIE Group’s loan facilitation services on their mobile devices, or if our and the VIE Group’s users choose not to access or utilize our and the VIE Group’s loan facilitation services on their mobile devices or to use mobile operating systems that do not offer access to our and the VIE Group’s loan facilitation services, our and the VIE Group’s user growth could be harmed and our and the VIE Group’s business, financial condition and operating results may be adversely affected.

Our and the VIE Group’s operations depend on the performance of the Internet infrastructure and telecommunications networks in China.

Almost all access to the Internet in China is maintained through state-owned telecommunication operators under the administrative control and regulatory supervision of the MIIT. We and the VIE Group primarily rely on a limited number of telecommunication service providers to provide us with data communications capacity through local telecommunications lines and Internet data centers to host our and the VIE Group’s servers. We and the VIE Group have limited access to alternative networks or services in the event of disruptions, failures or other problems with China’s Internet infrastructure or the fixed telecommunications networks provided by telecommunication service providers. With the expansion of our and the VIE Group’s business, we and the VIE Group may be required to upgrade our and the VIE Group’s technology and infrastructure to keep up with the increasing traffic on our and the VIE Group’s platform. We and the VIE Group cannot assure you that the Internet infrastructure and the fixed telecommunications networks in China will be able to support the demands associated with the continued growth in Internet usage.

In addition, we and the VIE Group have no control over the costs of the services provided by telecommunication service providers. If the prices we and the VIE Group pay for telecommunications and Internet services rise significantly, our and the VIE Group’s results of operations may be adversely affected. Furthermore, if Internet access fees or other charges to Internet users increase, our and the VIE Group’s user traffic may decline and our and the VIE Group’s business may be harmed.

Our and the VIE Group’s platform and internal systems rely on software that is highly technical, and if it contains undetected errors, our and the VIE Group’s business could be adversely affected.

Our and the VIE Group’s platform and internal systems rely on software that is highly technical and complex. In addition, our and the VIE Group’s platform and internal systems depend on the ability of such software to store, retrieve, process and manage immense amounts of data. In particular, we and the VIE Group used to open credit assessment platforms to these expert consultants, where they have access to a limited amount of desensitized, grouped and tagged borrower data, based on which they used such data to develop their own credit assessment models. The software on which we and the VIE Group rely may have contained, and may now or in the future contain, undetected errors or bugs. Some errors may only be discovered after the code has been released for external or internal use. Errors or other design defects within the software on which we and the VIE Group rely may result in a negative experience for funding partners and borrowers using our and the VIE Group’s platform, delay introductions of new features or enhancements, result in errors or compromise our and the VIE Group’s ability to protect borrower or funding partner data or our and the VIE Group’s intellectual property. Any errors, bugs or defects discovered in the software on which we and the VIE Group rely could result in harm to our and the VIE Group’s reputation, loss of borrowers or funding partners or liability for damages, any of which could adversely affect our and the VIE Group’s business, results of operations and financial condition.

We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position.

We regard our trademarks, domain names, know-how, proprietary technologies and similar intellectual property as critical to our success, and we rely on a combination of intellectual property laws and contractual arrangements, including confidentiality, invention assignment and non-compete agreements with our employees and others to protect our proprietary rights. See also “Item 4. Information on the Company—B. Business Overview—Intellectual Property.” Despite these measures, any of our intellectual property rights could be challenged, invalidated, circumvented or misappropriated, or such intellectual property may not be sufficient to provide us with competitive advantages. In addition, because of the rapid pace of technological change in our industry, parts of our business rely on technologies developed or licensed by third parties, and we may not be able to obtain or continue to obtain licenses and technologies from these third parties on reasonable terms, or at all.

It is often difficult to maintain and enforce intellectual property rights. Confidentiality, invention assignment and non-compete agreements may be breached by counterparties, and there may not be adequate remedies available to us for any such breach. Accordingly, we may not be able to effectively protect our intellectual property rights or to enforce our contractual rights. Preventing any unauthorized use of our intellectual property is difficult and costly and the steps we take may be inadequate to prevent the misappropriation of our intellectual property. In the event that we resort to litigation to enforce our intellectual property rights, such litigation could result in substantial costs and a diversion of our managerial and financial resources. We can provide no assurance that we will prevail in such litigation. In addition, our trade secrets may be leaked or otherwise become available to, or be independently discovered by, our competitors. To the extent that our employees or consultants use intellectual property owned by others in their work for us, disputes may arise as to the rights in related know-how and inventions. Any failure in protecting or enforcing our intellectual property rights could have a material adverse effect on our business, financial condition and results of operations.

We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations.

We cannot be certain that our operations or any aspects of our business do not or will not infringe upon or otherwise violate trademarks, patents, copyrights, know-how or other intellectual property rights held by third parties. We may be from time to time in the future subject to legal proceedings and claims relating to the intellectual property rights of others. In addition, there may be third-party trademarks, patents, copyrights, know-how or other intellectual property rights that are infringed by our products, services or other aspects of our business without our awareness. Holders of such intellectual property rights may seek to enforce such intellectual property rights against us in China, the United States or other jurisdictions. If any third-party infringement claims are brought against us, we may be forced to divert management’s time and other resources from our business and operations to defend against these claims, regardless of their merits. As the date of this prospectus, the applications for certain trademarks filed by us are still pending. If we are unable to complete these registrations, we may not be able to prohibit unauthorized use or prevent other infringements of these trademarks. In addition, certain of the trademarks we use for the daily operation or promotion of our business have already been registered by independent third parties outside of our control, and such trademarks are currently subject to administrative or legal proceedings. In the event that these administrative and legal proceedings are resolved adversely to us, we may be prohibited from using such trademarks and subject to fines and other legal or administrative sanctions, and our business, financial condition and results of operations may be materially and adversely affected.

Additionally, the application and interpretation of China’s intellectual property right laws and the procedures and standards for granting trademarks, patents, copyrights, know-how or other intellectual property rights in China are still evolving, and we cannot assure you that PRC courts or regulatory authorities would agree with our analysis. If we were found to have violated the intellectual property rights of others, we may be subject to liability for our infringement activities or may be prohibited from using such intellectual property, and we may incur licensing fees or be forced to develop alternatives of our own. As a result, our business and results of operations may be materially and adversely affected.

We and the VIE Group may be held liable for information or content displayed on, retrieved from or linked to our and the VIE Group’s mobile applications, which may materially and adversely affect our and the VIE Group’s business and operating results.

In addition to our and the VIE Group’s website, we and the VIE Group also offer online consumer finance products through our and the VIE Group’s mobile applications, which are regulated by the Administrative Provisions on Mobile Internet Applications Information Services, or the app Provisions, promulgated by the CAC, on June 28, 2016 and amended on June 14, 2022. According to the app Provisions, the providers of mobile applications shall not create, copy, publish or distribute information and content that is prohibited by laws and regulations. We and the VIE Group have implemented internal control procedures screening the information and content on our and the VIE Group’s mobile applications to ensure their compliance with the app Provisions. However, we and the VIE Group cannot assure that all the information or content displayed on, retrieved from or linked to our and the VIE Group’s mobile applications complies with the requirements of the app Provisions at all times. If our and the VIE Group’s mobile applications were found to be violating the app Provisions, we and the VIE Group may be subject to administrative penalties, including warning, service suspension or removal of our and the VIE Group’s mobile applications from the relevant mobile application store, which may materially and adversely affect our and the VIE Group’s business and operating results.

We may from time to time be subject to claims, controversies, lawsuits and legal proceedings, which could have a material adverse effect on our financial condition, results of operations, cash flows and reputation.

We may from time to time become subject to or involved in various claims, controversies, lawsuits, and legal proceedings. Claims, lawsuits, and litigations are subject to inherent uncertainties, and we are uncertain whether the foregoing claim would develop into a lawsuit. Lawsuits and litigations may cause us to incur defense costs, utilize a significant portion of our resources and divert management’s attention from our day-to-day operations, any of which could harm our business. Any settlements or judgments against us could have a material adverse impact on our financial condition, results of operations and cash flows. In addition, negative publicity regarding claims or judgments made against us may damage our reputation and may result in a material adverse impact on us.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. For example, on September 11, 2020, a securities class action complaint was filed against us and our officers and directors in the Supreme Court of the State of New York, County of New York. An amended complaint was filed on February 1, 2021, which added as defendants the underwriters for our initial public offering. The plaintiff asserted claims under Sections 11 and 15 of the Securities Act of 1933 based on purported misstatements and omissions in Form F-1 registration statement for our initial public offering. The plaintiff brought his claims individually and on behalf of all other persons who acquired our American Depositary Shares pursuant and/or traceable to our initial public offering, and seeks compensatory damages, rescission, injunctive relief, and costs and expenses, including attorneys’ fees and expert fees in unidentified amounts. On August 15, 2022, the Court entered an order of preliminary approval of a settlement in the Action. The Court has approved the settlement and the case has been dismissed. Under the terms of the settlement, we paid an aggregate of US$2.0 million in 2022 as a full and final settlement to resolve all claims that arise out of or relate to the subject matter of the class action as to all parties involved in the action.

The class action suit that we are aware of and if we were involved in a class action suit in the future, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

From time to time we may evaluate and potentially consummate strategic investments or acquisitions, which could require significant management attention, disrupt our business and adversely affect our financial results.

We may evaluate and consider strategic investments, combinations, acquisitions or alliances to further increase the value of our platform and better match funding partners and borrowers. These transactions could be material to our financial condition and results of operations if consummated. If we are able to identify an appropriate business opportunity, we may not be able to successfully consummate the transaction and, even if we do consummate such a transaction, we may be unable to obtain the benefits or avoid the difficulties and risks of such transaction.

Strategic investments or acquisitions will involve risks commonly encountered in business relationships, including:

•	difficulties in assimilating and integrating the operations, personnel, systems, data, technologies, rights, platforms, products and services of the acquired business;

•	inability of the acquired technologies, products or businesses to achieve expected levels of revenue, profitability, productivity or other benefits;

•	difficulties in retaining, training, motivating and integrating key personnel;

•	diversion of management’s time and resources from our daily operations;

•	difficulties in maintaining uniform standards, controls, procedures and policies within the combined organizations;

•	difficulties in retaining relationships with our funding partners and borrowers, employees and suppliers of the acquired business;

•	risks of entering markets in which we have limited or no prior experience;

•

regulatory risks, including remaining in good standing with existing regulatory bodies or receiving any necessary pre-closing or post-closing approvals, as well as being subject to new regulators with oversight over an acquired business;

•	assumption of contractual obligations that contain terms that are not beneficial to us, require us to license or waive intellectual property rights or increase our risk for liability;

•	failure to successfully further develop the acquired technology;

•

liability for activities of the acquired business before the acquisition, including intellectual property infringement claims, violations of laws, commercial disputes, tax liabilities and other known and unknown liabilities;

•	potential disruptions to our ongoing businesses; and

•	unexpected costs and unknown risks and liabilities associated with strategic investments or acquisitions.

We have made certain investments and acquisitions during past years, including setting up a subsidiary in Indonesia, Nigeria and a joint venture company with local partners in Mexico to expand our overseas business. Also, we have acquired certain equity interest in Keen Best Investments Limited (“Keen Best”) and Shanghai Bweenet Network Technology Co., Ltd. (“Shanghai Bweenet”). See “Item 7. Major Shareholders and Related Party Transactions—Related Party Transactions” in our annual report on Form 20-F for the year ended

December 31, 2023, which is incorporated by reference in this prospectus. Keen Best principally engages in the internet microcredit business in the PRC. Shanghai Bweenet principally engages in sale of hardware. However, our investments and acquisitions may not be successful, may not benefit our business strategy, may not generate sufficient revenues to offset the associated acquisition costs or may not otherwise result in the intended benefits. In addition, we cannot assure you that any future investment in or acquisition of new businesses or technology will lead to the successful development of new or enhanced loan facilitation services provided by our and the VIE Group’s platform or that any new or enhanced loan facilitation services, if developed, will achieve market acceptance or prove to be profitable.

Competition for employees is intense, and we may not be able to attract and retain the qualified and skilled employees needed to support our business.

We believe our success depends on the efforts and talent of our employees, including risk management, software engineering, financial and marketing personnel. Our future success depends on our continued ability to attract, develop, motivate and retain qualified and skilled employees. Competition for highly skilled technical, risk management and financial personnel is extremely intense. We may not be able to hire and retain these personnel at compensation levels consistent with our existing compensation and salary structure. Some of the companies with which we compete for experienced employees have greater resources than we have and may be able to offer more attractive terms of employment.

In addition, we invest significant time and expenses in training our employees, which increases their value to competitors who may seek to recruit them. If we fail to retain our employees, we could incur significant expenses in hiring and training new employees, and the quality of our services and our ability to match funding partners and borrowers could diminish, resulting in a material adverse effect to our business.

Increases in labor costs in the PRC may adversely affect our business and results of operations.

The economy in China has experienced increases in inflation and labor costs in recent years. As a result, average wages in the PRC are expected to continue to increase. In addition, we are required by PRC laws and regulations to pay various statutory employee benefits, including pension, housing fund, medical insurance, work-related injury insurance, unemployment insurance and maternity insurance to designated government agencies for the benefit of our employees. We expect that our labor costs, including wages and employee benefits, will continue to increase. Unless we are able to control our labor costs or pass on these increased labor costs to our users by increasing the fees of our services, our financial condition and results of operations may be adversely affected.

Loss of or failure to maintain relationships with our and the VIE Group’s business partners may adversely affect our and the VIE Group’s business and results of operations.

We and the VIE Group currently work with a number of business partners in various aspects of our and the VIE Group’s business. Pursuing, establishing and maintaining relationships with business partners require significant time and resources as does integrating third-party data and services with our and the VIE Group’s system. Our and the VIE Group’s current agreements with business partners generally do not prohibit them from working with our and the VIE Group’s competitors or from offering competing services. Our and the VIE Group’s competitors may be more effective in providing incentives to our and the VIE Group’s business partners to favor their products or services, which may in turn reduce the volume of loans facilitated through our and the VIE Group’s platform. Certain types of business partners may devote more resources to support their own competing businesses. In addition, these business partners may not perform as expected under our and the VIE Group’s agreements with them, and we and the VIE Group may have disagreements or disputes with them, which could adversely affect our and the VIE Group’s brand and reputation. If we and the VIE Group cannot successfully enter into and maintain effective relationships with business partners, our and the VIE Group’s business will be harmed.

We and the VIE Group do not have any business insurance coverage.

Insurance companies in China currently do not offer as extensive an array of insurance products as insurance companies in more developed economies. Currently, we and the VIE Group do not have any business liability or disruption insurance to cover our and the VIE Group’s operations. We and the VIE Group have determined that the costs of insuring for these risks and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical for us to have such insurance. Any uninsured business disruptions may result in our and the VIE Group’s incurring substantial costs and the diversion of resources, which could have an adverse effect on our and the VIE Group’s results of operations and financial condition.

We and the VIE Group may not be able to obtain additional capital on favorable terms or at all.

We and the VIE Group believe our and the VIE Group’s cash and cash equivalents on hand will be sufficient to meet our and the VIE Group’s current and anticipated needs for general corporate purposes. However, we and the VIE Group need to make continued investments in facilities, hardware, software, technological systems and to retain talents to remain competitive. Due to the unpredictable nature of the capital markets and our and the VIE Group’s industry, we and the VIE Group cannot assure you that we and the VIE Group will be able to raise additional capital on terms favorable to us, or at all, if and when required, especially if we and the VIE Group experience disappointing operating results. If adequate capital is not available to us as required, our and the VIE Group’s ability to fund our and the VIE Group’s operations, take advantage of unanticipated opportunities, develop or enhance our and the VIE Group’s infrastructure or respond to competitive pressures could be significantly limited, which would adversely affect our and the VIE Group’s business, financial condition and results of operations. If we and the VIE Group do raise additional funds through the issuance of equity or convertible debt securities, the ownership interests of our and the VIE Group’s shareholders could be significantly diluted. These newly issued securities may have rights, preferences or privileges senior to those of existing shareholders.

Some aspects of our and the VIE Group’s digital operations include open source software, and any failure to comply with the terms of one or more of these open source licenses could negatively affect our and the VIE Group’s business.

Some aspects of our and the VIE Group’s digital operations include software covered by open source licenses. The terms of various open source licenses have not been interpreted by PRC courts, and there is a risk that such licenses could be construed in a manner that imposes unanticipated conditions or restrictions on our and the VIE Group’s online and mobile-based channels. If portions of our and the VIE Group’s proprietary software are determined to be subject to an open source license, we and the VIE Group could be required to publicly release the affected portions of our and the VIE Group’s source code, re-engineer all or a portion of our and the VIE Group’s technologies if required so by the license, or otherwise be limited in the licensing of our and the VIE Group’s technologies, each of which could reduce or eliminate the value of our and the VIE Group’s technologies and loan facilitation services. In addition to risks related to license requirements, usage of open source software can lead to greater risks than use of third-party commercial software, as open source licensors generally do not provide warranties or controls on the origin of the software. Many of the risks associated with use of open source software cannot be eliminated, and could adversely affect our and the VIE Group’s business.

Risks Relating to Our Corporate Structure

Jiayin Group Inc. is a Cayman Islands holding company primarily operating in China through its PRC subsidiaries and contractual arrangements with Jiayin Technology. Investors in the ADSs thus are not purchasing, and may never hold, equity interests in the consolidated VIE. There are substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations, and rules relating to such agreements that establish the VIE structure for the majority of our and the consolidated VIE’s operations in China, including potential future actions by the PRC government, which could affect the enforceability of our contractual arrangements with Jiayin Technology and, consequently, significantly affect the financial condition and results of operations of Jiayin Group Inc. If the PRC government finds such agreements non-compliant with relevant PRC laws, regulations, and rules, or if these laws, regulations, and rules or the interpretation thereof change in the future, we could be subject to severe penalties or be forced to relinquish our beneficial interest in Jiayin Technology or forfeit our rights under the contractual arrangements.

We are a company incorporated under the laws of the Cayman Islands, and Shanghai Kunjia, our indirectly wholly-owned PRC subsidiary, is considered a foreign-invested enterprise. However, PRC laws and regulations place certain restrictions and conditions on foreign ownership of certain areas of businesses. To comply with PRC laws and regulations, we conduct our business activities through the consolidated VIE in China. As such, Shanghai Kunjia entered into the Contractual Arrangements with Jiayin Technology and the shareholders of Jiayin Technology, among others, pursuant to which, we are able to: (i) exercise effective control over Jiayin Technology; (ii) receive substantially all of the economic benefits of Jiayin Technology and its subsidiaries; (iii) have an exclusive call option to purchase all or part of the equity interests in and/or assets of Jiayin Technology when and to the extent permitted by laws; (iv) have an exclusive option to purchase, or designate one or more persons to purchase from Jiayin Technology all or any part of its assets at any time and from time to time in our absolute direction to the extent permitted by PRC laws; (v) appoint us or our designated person to exercise all shareholder rights in Jiayin Technology; and (vi) have all of the equity interests in Jiayin Technology pledged to us as a continuing first priority security interest for performance of the Contractual Arrangements. The Contractual Arrangements allow the results of operation and assets and liabilities of Jiayin Technology to be consolidated into our results of operations and assets and liabilities under U.S. GAAP as if it was our wholly-owned subsidiary.

If the Contractual Arrangements that establish the structure for operating our and the consolidated VIE’s business in the PRC are found to be in violation of any existing or any PRC laws or regulations in the future, or the PRC government finds that we, or the consolidated VIE fails to obtain or maintain any of the required permits or approvals, the relevant PRC regulatory authorities, including the Ministry of Industry and Information Technology (“MIIT”), the Ministry of Commerce (“MOFCOM”) and the State Administration of Tax (“SAT”), would have broad discretion in dealing with such violations, including:

•	revoking the business and operating licenses;

•	discontinuing or restricting the operations;

•	imposing fines or confiscating any of the income from us and the consolidated VIE that they deem to have been obtained through illegal operations;

•

requiring us to restructure our and the consolidated VIE’s operations in such a way as to compel us to establish new entities, re-apply for the necessary licenses or relocate our and the consolidated VIE’s business, staff and assets;

•	imposing additional conditions or requirements with which we and the consolidated VIE may not be able to comply;

•	restricting or prohibiting the use of proceeds from the initial public offering or other financing activities to finance our and the consolidated VIE’s business and operations in the PRC; or

•	taking other regulatory or enforcement actions that could be harmful to our and the consolidated VIE’s business.

Any of these actions could cause significant disruption or result in a material change to our and the consolidated VIE’s business operations, and may materially and adversely affect our and the consolidated VIE’s business, financial condition and results of operations. In addition, it is unclear what impact the PRC government actions would have on us and on our ability to consolidate the financial results of Jiayin Technology and its subsidiaries in our consolidated financial statements, if the PRC governmental authorities find the consolidated VIE’s legal structure and Contractual Arrangements to be in violation of PRC laws, rules and regulations. If any of these penalties results in our inability to direct the activities of Jiayin Technology or its subsidiaries that most significantly impact its economic performance and/or our failure to receive the economic benefits from Jiayin Technology or its subsidiaries, we may not be able to consolidate Jiayin Technology and/or its subsidiaries into our consolidated financial statements in accordance with U.S. GAAP. If we are unable to claim our right to control the assets of the consolidated VIE, the ADSs may decline in value or become worthless.

The PRC government has significant authority to exert influence on the China operations of an offshore holding company, such as us. Therefore, investors in the ADSs and our and the consolidated VIE’s business face potential uncertainty from the PRC government’s policy. Changes in China’s economic, political or social conditions, or government policies may cause our and the consolidated VIE’s underlying operations in China to become prohibitive, which could materially and adversely affect our and the consolidated VIE’s business, financial condition, and results of operations.

Substantially all of our and the consolidated VIE’s operations are located in China and as a result, the continuation of the underlying operations in China is vital to our and the consolidated VIE’s success. The PRC government has significant authority to exert influence on the China operations of an offshore holding company, such as us. Despite economic reforms and measures implemented by the PRC government, the PRC government continues to play a significant role in regulating industrial development, allocation of natural and other resources, production, pricing and management of currency, and there can be no assurance that the PRC government will continue to pursue a policy of economic reform or that the direction of reform will continue to be market friendly.

Our and the consolidated VIE’s ability to successfully conduct and expand business operations in the PRC depends on a number of factors, including macro-economic and other market conditions. Demand for our and the consolidated VIE’s services and our and the consolidated VIE’s business, financial condition and results of operations may be materially and adversely affected by the following factors:

•	political instability or changes in social conditions of the PRC;

•	changes in laws, regulations, and administrative directives or the interpretation thereof;

•	measures which may be introduced to control inflation or deflation; and

•	changes in the rate or method of taxation.

These factors are affected by a number of variables which are beyond our and the consolidated VIE’s control. In the event that our or the consolidated VIE’s underlying operations in China become prohibitive, we and the consolidated VIE may not be able to relocate and/or reproduce operating activities elsewhere, which could cause significant business disruptions and materially and adversely affect our and the consolidated VIE’s business, financial condition, and results of operations.

We and the consolidated VIE are subject to extensive and evolving legal development, non-compliance with which, or changes in which, may materially and adversely affect our and the consolidated VIE’s business and prospects, and may result in a material change in our and the consolidated VIE’s operations and/or the value of our ADSs or could significantly limit or completely hinder our and the consolidated VIE’s ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.

PRC companies are subject to various PRC laws, regulations and government policies and the relevant laws, regulations and policies continue to evolve. The recent statements and regulatory actions by China’s government, such as those related to the use of data security, anti-monopoly concerns, and the regulatory approvals on overseas listings, may impact our ability to conduct the business, accept foreign investments and/or list on a U.S.

or other foreign exchange In addition, the PRC government may adopt new measures that may affect our and the consolidated VIE’s operations, or may exert more oversight and control over offerings conducted outside of China and foreign investment in China-based companies, and we and the consolidated VIE may be subject to challenges brought by these new laws, regulations and policies. However, since these laws, regulations and policies are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involve uncertainties. Furthermore, as we and the consolidated VIE may be subject to additional, yet undetermined, laws and regulations, compliance may require us to obtain additional permits and licenses, complete or update registrations with relevant regulatory authorities, adjust our and the consolidated VIE’s business operations, as well as allocate additional resources to monitor developments in the relevant regulatory environment. However, under the stringent regulatory environment, it may take much more time for the relevant regulatory authorities to approve new applications for permits and licenses, and complete or update registrations and we cannot assure you that we and the consolidated VIE will be able to comply with these laws and regulations in a timely manner or at all. The failure to comply with these laws and regulations may delay, or possibly prevent, us to conduct business, accept foreign investments, or get listed overseas.

The occurrence of any of these events may materially and adversely affect our and the consolidated VIE’s business and prospects and may result in a material change in our and the consolidated VIE’s operations and/or the value of our ADSs or could significantly limit or completely hinder our and the consolidated VIE’s ability to offer or continue to offer securities to investors. In addition, if any of changes causes us unable to direct the activities of the consolidated VIE or lose the right to receive their economic benefits, we may not be able to consolidate the VIE into our consolidated financial statements in accordance with U.S. GAAP, which could cause the value of our ADSs to significantly decline or become worthless.

The PRC government’s oversight over our and the consolidated VIE’s business operations could result in a material adverse change in our and the consolidated VIE’s operations and the value of our ADSs.

We conduct our business in China primarily through our PRC subsidiaries, including Shanghai Kunjia and Chuangzhen Technology and its subsidiaries in which we hold equity ownership interests, and the contractual arrangements with the consolidated VIE. Our and the consolidated VIE’s operations in China are governed by PRC laws and regulations. The PRC government has significant oversight over the conduct of our and the consolidated VIE’s business, and it regulates and may intervene our and the consolidated VIE’s operations at any time, which could result in a material adverse change in our and the consolidated VIE’s operation and/or the value of our ADSs. Also, the PRC government exerted more oversight over offerings that are conducted overseas and/or foreign investment in China-based issuers like us which could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. In addition, implementation of industry-wide regulations directly targeting our and the consolidated VIE’s operations could cause the value of our securities to significantly decline. Therefore, investors of us and the consolidated VIE and our and the consolidated VIE’s business face potential uncertainty from actions taken by the PRC government.

The approval, filing or other requirements of the CSRC, the CAC or other PRC government authorities may be required under PRC law in connection with a future offering of our securities to foreign investors.

We are required to complete filing or fulfill other requirements of the CSRC within three business days after the closing of our future offerings, according to the Trial Administrative Measures. We do not believe we are required to obtain any approvals from the CAC or other PRC government authorities under PRC law in connection with a future offering of our securities to foreign investors as of the date of this prospectus.

On February 17, 2023, the CSRC promulgated the Trial Administrative Measures and five supporting guidelines, which became effective on March 31, 2023. The Trial Administrative Measures lay out filing procedures for PRC domestic enterprises to file their initial public offerings and follow-on overseas offerings with the CSRC. PRC domestic enterprises are required to file follow-on offerings with the CSRC within three business days after the closing of such offerings.

According to the Trial Administrative Measures, an overseas offering and listing is prohibited under any of the following circumstances: (i) if the intended securities offering and listing is specifically prohibited by laws, regulations or relevant national provisions; (ii) if the intended securities offering and listing may constitute a threat to or endangers national security as reviewed and determined by competent authorities under the State Council in accordance with law; (iii) if, in the past three years, the PRC domestic enterprise or its controlling shareholders or actual controllers have committed corruption, bribery, embezzlement, misappropriation of property, or other criminal offenses disruptive to the order of the socialist market economy; (iv) if the PRC domestic enterprise is currently under judicial investigation for suspicion of criminal offenses, or is under investigation for suspicion of material violations of law; and (v) if there are material ownership disputes over the equity held by the controlling shareholder or held by the shareholder controlled by the controlling shareholder or actual controller.

As a result, we are required to complete the filing procedures with the CSRC for any future follow-on offerings within three business days after the closing of the offering. We cannot assure you that we will be able to get the clearance of filing procedures or obtain the required approval on a timely basis, or at all. Any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer our securities, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our ADSs to significantly decline in value or become worthless.

On February 24, 2023, the CSRC and other relevant government authorities published the Provisions on Confidentiality and Archives Management. According to the Provisions on Confidentiality and Archives Management, PRC domestic enterprises that seek to offer and list securities in overseas markets shall establish confidentiality and archives management system. The PRC domestic enterprises shall obtain approval from the competent authority and file with the confidential administration department at the same level when providing or publicly disclosing documents and materials related to state secrets or secrets of the governmental authorities to the underwriters or other agencies or the offshore regulatory authorities, and shall complete corresponding procedures when providing or publicly disclosing documents and materials which may adversely influence national security and the public interest. The PRC domestic enterprises shall provide written statements on the implementation on the aforementioned rules to the underwriter and other agencies. Nevertheless, the Provisions on Confidentiality and Archives Management do not provide a clear scope of materials that, if divulged, will jeopardize national security or public interest, and the PRC government authorities may have wide discretion in the interpretation and enforcement of the applicable laws. Given the uncertainties surrounding the interpretation of the Provisions on Confidentiality and Archives Management, we cannot assure you that we will not be required to obtain any approval from or complete filing procedures with the competent authorities for our future offerings.

With respect to the Cyberspace Administration of China, or the CAC, as advised by our PRC legal counsel, we believe that there is a relatively low likelihood that we and the consolidated VIE will be subject to the cybersecurity review by the CAC for a future offering of our securities to foreign investors, given that: (i) neither we nor the consolidated VIE has been recognized as critical information infrastructure operators; (ii) data processed in our and the consolidated VIE’s business do not have impact or potential impact on national security; and (iii) it is still uncertain whether the Cybersecurity Review Measures will be applicable to a future offering conducted by China-based companies listed overseas. For further discussion on the risks relating to the oversight of the CAC, see “Risk Factors—Risks Relating to Our Corporate Structure——It is unclear whether we and the consolidated VIE will be subject to the oversight of the CAC and how such oversight may impact us. Our and the consolidated VIE’s business could be interrupted or we and the consolidated VIE could be subject to liabilities which may materially and adversely affect the results of our and the consolidated VIE’s operation and the value of your investment.”

As advised by our PRC legal counsel, we believe that approvals or permissions from the CSRC are not required for the operations of the consolidated VIE and our other subsidiaries, and that there is a relatively low likelihood that the operations of the consolidated VIE and our other subsidiaries will be subject to the cybersecurity review by the CAC, given that: (i) neither the consolidated VIE nor any of our other subsidiaries has been recognized as critical information infrastructure operators; and (ii) data processed in the consolidated VIE and our other subsidiaries’ business do not have impact or potential impact on national security. Furthermore, our and the VIE Group’s online platform, operated by Geerong Yun, Geerong Yunke and Shanghai Jiajie may be deemed to be providing commercial Internet information services, which would require the aforementioned companies to obtain certain value-added telecommunications business license. We cannot assure you that we can obtain these licenses in a timely manner, or at all. Any failure to obtain the relevant approvals or licenses may subject us to sanctions, including rectification orders and warnings, fines, confiscation of illegal gains, and, in case of significant infringement, orders to close our online platform, which may have a material adverse effect on our business, financial condition or results of operations. For further discussion on the risks relating to the regulatory oversight of the online platform, see “Risk Factors—Risks Relating to Doing Business in China—We and the VIE Group may be adversely affected by the complexity, uncertainties and changes in PRC regulation of Internet-related businesses and companies, and any lack of requisite approvals, licenses or permits applicable to our and the VIE Group’s business may have a material adverse effect on our and the VIE Group’s business and results of operations.”

Except as otherwise disclosed in the foregoing, we do not believe we are required to obtain any approvals from the CAC or other PRC government authorities under PRC law in connection with a future offering of our securities to foreign investors as of the date of this prospectus.

If we inadvertently conclude any prior approval is not required and the CSRC, the CAC or other relevant PRC regulatory agencies subsequently determine that prior approval is required for any of our future offerings of securities overseas or to maintain the listing status of our ADSs, we cannot guarantee that we will be able to obtain such approval in a timely manner, or at all, or to maintain such approval once we receive it. The CSRC, the CAC or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, not to proceed with such offering or maintain the listing status of our ADSs. If we proceed with any of such offering or maintain the listing status of our ADSs without obtaining these regulatory agencies’ approval to the extent it is required, or if we are unable to comply with any new approval requirements which might be adopted for future offerings, we may face regulatory actions or other sanctions from these regulatory agencies. For example, regulatory agencies may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operating privileges in China, delay or restrict the repatriation of the proceeds from offering of securities overseas into China or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of the ADSs.

Furthermore, if we are required to obtain any other approvals from or complete filings and/or other regulatory procedures with the CSRC, the CAC or other PRC regulatory agencies as a result of change in applicable laws, regulations or interpretations for any future offering or the listing of the ADSs, we cannot assure you that we can obtain the required approval or complete the required filings and/or other regulatory procedures in a timely manner, or at all. Any failure to obtain such approval or complete such filings and/or other regulatory procedures may subject us to regulatory actions or other sanctions taken by the relevant government authorities, which may have a material adverse effect on our business, financial condition or results of operations.

Substantial uncertainties exist with respect to the interpretation and implementation of the newly enacted Foreign Investment Law of the PRC and how it may impact the viability of our current corporate structure, corporate governance and business operations.

On March 15, 2019, the National People’s Congress adopted the Foreign Investment Law of the PRC, which became effective on January 1, 2020 and replaced three then existing laws regulating foreign investment in China, namely, the Law of the People’s Republic of China on Wholly Foreign-owned Enterprises, the Law of the

People’s Republic of China on Sino-Foreign Equity Joint Ventures , the Law of the People’s Republic of China on Sino-Foreign Cooperative Joint Ventures , together with their implementation rules and ancillary regulations. The Foreign Investment Law of the PRC embodies an expected PRC regulatory trend to rationalize its foreign investment regulatory regime in line with prevailing international practice and the legislative efforts to unify the corporate legal requirements for both foreign and domestic investments. However, since it is relatively new, uncertainties still exist in relation to its interpretation and implementation. For example, the Foreign Investment Law of the PRC adds a catch-all clause to the definition of “foreign investment” so that foreign investment, by its definition, includes “investments made by foreign investors in China through other means defined by other laws or administrative regulations or provisions promulgated by the State Council” without further elaboration on the meaning of “other means”. It leaves leeway for the future legislations promulgated by the State Council to provide for contractual arrangements as a form of foreign investment. On December 26, 2019, the State Council promulgated the Implementation Regulations on the Foreign Investment Law of the PRC, or the Implementation Regulations, which came into effect on January 1, 2020. However, the Implementation Regulations on the Foreign Investment Law still remains silent on whether contractual arrangements should be deemed as a form of foreign investment. It is therefore uncertain whether our corporate structure will be seen as violating the foreign investment rules as we are currently leveraging the contractual arrangement to operate certain businesses in which foreign investors are prohibited from or restricted from investing. Furthermore, if future legislations prescribed by the State Council mandate further actions to be taken by companies with respect to existing contractual arrangement, we may face substantial uncertainties as to whether we can complete such actions in a timely manner, or at all. If we fail to take appropriate and timely measures to comply with any of these or similar regulatory compliance requirements, our current corporate structure, corporate governance and business operations could be materially and adversely affected.

If the PRC government deems that the Contractual Arrangements in relation to Jiayin Technology do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our beneficial interest in those operations.

Foreign investors are generally not allowed to own more than 50% of the equity interests in a value-added telecommunication service provider (except e-commerce, domestic multi-party communication, storage and forwarding and call center) and major foreign investor must have experience in providing value-added telecommunications services overseas and maintain a good track record in accordance with the Provisions on Administration of Foreign-Invested Telecommunications Enterprises promulgated by the State Council on December 11, 2001, as amended, and the Special Administrative Measures for Access of Foreign Investment (Negative List) (2021 Version). Pursuant to the Decision of the State Council to Amend and Repeal Certain Administrative Regulations (2022) which was promulgated on March 29, 2022 and became effective on May 1, 2022, except as otherwise stipulated by the state, foreign investor contemplating to acquire equity interest in a value-added telecommunications services provider in China will not be required to demonstrate experience in operating value-added telecommunication business overseas and good track records.

We are a Cayman Islands company and our subsidiaries in the PRC, or PRC subsidiaries, are considered foreign invested enterprises. However, PRC laws and regulations place certain restrictions and conditions on foreign ownership of certain areas of businesses. To comply with PRC laws and regulations, we hold a value-added telecommunications license through our subsidiary, Shanghai Yixin Network Technology Co., Ltd. Due to PRC legal restrictions on foreign ownership and investment in, among other areas, value-added telecommunications services, we set up a series of Contractual Arrangements entered into among Shanghai Kunjia, Jiayin Technology and the shareholders of Jiayin Technology to conduct our operations in China. For a detailed description of these Contractual Arrangements, see “Item 4. Information on the Company—C. Organizational Structure—Contractual Arrangements among Shanghai Kunjia, Jiayin Technology and the Shareholders of Jiayin Technology” in our most recently filed annual report on Form 20-F for the year ended December 31, 2023, which is incorporated in this prospectus by reference. As a result of these Contractual Arrangements, we exert control over Jiayin Technology and its subsidiaries and consolidate their operating results in our financial statements under U.S. GAAP.

In the opinion of our PRC legal counsel, King & Wood Mallesons, our and the VIE Group’s ownership structure, including the ownership structure of Shanghai Kunjia, Jiayin Technology and its subsidiaries is not in violation of existing PRC laws, regulations and rules currently in effect; and each of the VIE contractual agreements among Shanghai Kunjia, Jiayin Technology and the shareholders of Jiayin Technology is valid, binding and enforceable upon each party to such agreements in accordance with their terms and applicable PRC laws and regulations currently in effect. As of and for the year ended December 31, 2023 and till the date of this prospectus, the Company is not aware of any notice from the PRC government that the PRC government holds the opinion that the ownership structure of Shanghai Kunjia, Jiayin Technology and its subsidiaries is illegal, or any of the VIE contractual agreements among Shanghai Kunjia, Jiayin Technology and the shareholders of Jiayin Technology governed by PRC laws are illegal. However, King & Wood Mallesons has also advised us that there are substantial uncertainties regarding the interpretation and application of current or future PRC laws, rules and regulations and there can be no assurance that the PRC government will ultimately take a view that is consistent with the opinion of our PRC legal counsel, King & Wood Mallesons, in the future. We have been further advised by our PRC legal counsel that if the PRC government finds that the agreements that establish the structure for operating our online loan facilitating information services and Internet-related value-added business do not comply with the PRC government restriction on foreign investment in the aforesaid business we engage in, we could be subject to severe penalties including being prohibited from continuing operations.

It is uncertain whether any new PRC laws, regulations or rules relating to the “variable interest entity” structure, or the VIE structure, will be adopted or if adopted, what they would provide. If the ownership structure, Contractual Arrangements and business of our company, our subsidiaries, Jiayin Technology or its subsidiaries are found to be in violation of any existing or future PRC laws or regulations, or we fail to obtain or maintain any of the required permits or approvals, the relevant governmental authorities would have broad discretion in dealing with such violation, including levying fines, confiscating our income or the income of Jiayin Technology or its subsidiaries, revoking the business licenses or operating licenses of Shanghai Kunjia, Jiayin Technology or its subsidiaries, shutting down our servers or blocking our online platform, discontinuing or placing restrictions or onerous conditions on our operations, requiring us to undergo a costly and disruptive restructuring, restricting or prohibiting our use of proceeds from our initial public offering to finance our business and operations in China, and taking other regulatory or enforcement actions that could be harmful to our business. Any of these actions could cause significant disruption to our business operations and severely damage our reputation, which would in turn materially and adversely affect our business, financial condition and results of operations. If any of these occurrences results in our inability to direct the activities of Jiayin Technology and its subsidiaries, and/or our failure to receive economic benefits from Jiayin Technology and its subsidiaries, we may not be able to consolidate their results into our consolidated financial statements in accordance with U.S. GAAP.

We rely on Contractual Arrangements with Jiayin Technology and shareholders of Jiayin Technology for a significant portion of our business operations, which may not be as effective as direct ownership in providing operational control, and these contractual arrangements have not been tested in a court of law.

We have relied and expect to continue to rely on Contractual Arrangements with the consolidated VIE, Jiayin Technology and the shareholders of Jiayin Technology and its subsidiaries, to operate our online consumer finance platform business, including, among others, the operation of www.niwodai.com and our apps, as well as certain other complementary businesses.

For a description of these Contractual Arrangements, see “Item 4. Information on the Company—C. Organizational Structure—Contractual Arrangements among Shanghai Kunjia, Jiayin Technology and the Shareholders of Jiayin Technology” in our most recently filed annual report on Form 20-F for the year ended December 31, 2023, which is incorporated in this prospectus by reference. These Contractual Arrangements may not be as effective as direct ownership in providing us with control over the consolidated VIE, and these contractual arrangements have not been tested in a court of law. For example, Jiayin Technology, or shareholders of Jiayin Technology may fail to fulfill their contractual obligations with us, such as failure to maintain our website and use the domain names and trademarks in a manner as stipulated in the Contractual Arrangements, or taking other actions that are detrimental to our interests.

If we had direct ownership of the consolidated VIE, we would be able to exercise our rights as a shareholder to effect changes in the board of directors of consolidated VIE, which in turn could implement changes, subject to any applicable fiduciary obligations, at the management and operational level. However, under the current Contractual Arrangements, we rely on the performance by Jiayin Technology, shareholders of Jiayin Technology of their obligations under the Contractual Arrangements to exercise control over the consolidated VIE. The consolidated VIE and its shareholders may not act in the best interests of our company or may not perform their obligations under these contracts. Such risks exist throughout the period in which we intend to operate our business through the Contractual Arrangements with Jiayin Technology and shareholders of Jiayin Technology. If any of Jiayin Technology and shareholders of Jiayin Technology is uncooperative or any dispute relating to these contracts remains unresolved, we will have to enforce our rights under these contracts through the operations of PRC laws and arbitration, litigation and other legal proceedings, the outcome of which will be subject to uncertainties. See “—Any failure by Jiayin Technology or shareholders of Jiayin Technology to perform their obligations under our Contractual Arrangements with them would have a material adverse effect on our business.” Therefore, our Contractual Arrangements with Jiayin Technology and shareholders of Jiayin Technology may not be as effective in ensuring our control over the relevant portion of our business operations as direct ownership would be.

Any failure by Jiayin Technology or shareholders of Jiayin Technology to perform their obligations under our Contractual Arrangements with them would have a material adverse effect on our business.

We have entered into a series of Contractual Arrangements with Jiayin Technology, the consolidated VIE and the shareholders of Jiayin Technology. For a description of these Contractual Arrangements, see “Item 4. Information on the Company—C. Organizational Structure” in our most recently filed annual report on Form 20-F for the year ended December 31, 2023, which is incorporated in this prospectus by reference. If the consolidated VIE or the shareholders of Jiayin Technology fail to perform their respective obligations under the Contractual Arrangements, we may incur substantial costs and expend additional resources to enforce such arrangements. We may also have to rely on legal remedies under PRC laws, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure you that it will be effective under PRC laws. For example, if the shareholders of Jiayin Technology were to refuse to transfer their equity interests in Jiayin Technology to us or our designee when we exercise the purchase option pursuant to these Contractual Arrangements, or if they were otherwise to act in bad faith toward us, then we may have to take legal actions to compel them to perform their contractual obligations.

All the agreements under our Contractual Arrangements are governed by PRC laws and provide for the resolution of disputes through arbitration in China. Accordingly, these contracts would be interpreted in accordance with PRC laws and any disputes would be resolved in accordance with PRC legal procedures. The legal system in the PRC is not as developed as in some other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce these Contractual Arrangements. Meanwhile, there are very few precedents and little formal guidance as to how Contractual Arrangements in the context of a variable interest entity should be interpreted or enforced under PRC laws. There remain significant uncertainties regarding the ultimate outcome of such arbitration should legal action become necessary. In addition, under PRC laws, rulings by arbitrators are final and parties cannot appeal arbitration results in court unless such rulings are revoked or determined unenforceable by a competent court, which would require additional expenses and delay. If the losing parties fail to carry out the arbitration awards within a prescribed time limit, the prevailing parties may only enforce the arbitration awards in PRC courts through arbitration award recognition proceedings. In the event that we are unable to enforce these Contractual Arrangements, or if we suffer significant delay or other obstacles in the process of enforcing these Contractual Arrangements, we may not be able to exert effective control over Jiayin Technology and its subsidiaries, and our ability to conduct our business may be negatively affected.

The shareholders of the consolidated VIE may have potential conflicts of interest with us, which may materially and adversely affect our business and financial condition.

The equity interests of the consolidated VIE are held by their respective shareholders. Their interests may differ from the interests of our company as a whole. These shareholders may breach, or cause the consolidated VIE to breach, the existing Contractual Arrangements we have with them and the consolidated VIE, which would have a material adverse effect on our ability to effectively control the consolidated VIE and subsidiaries of the consolidated VIE, and receive economic benefits from them. For example, the shareholders of Jiayin Technology may be able to cause our agreements with Jiayin Technology to be performed in a manner adverse to us by, among other things, failing to remit payments due under the Contractual Arrangements to us on a timely basis. We cannot assure you that when conflicts of interest arise, any or all of these shareholders will act in the best interests of our company or such conflicts will be resolved in our favor.

Currently, we do not have any arrangements to address potential conflicts of interest between these shareholders and our company, except that we could exercise our call option under the exclusive call option agreement with shareholders of Jiayin Technology to request them to transfer all of their equity interests in Jiayin Technology to a PRC entity or individual designated by us, to the extent permitted by PRC laws. If we cannot resolve any conflict of interest or dispute between us and the shareholders of the consolidated VIE, we would have to rely on legal proceedings, which could result in the disruption of our business and subject us to substantial uncertainty as to the outcome of any such legal proceedings.

Contractual Arrangements in relation to the consolidated VIE may be subject to scrutiny by the PRC tax authorities and they may determine that we or consolidated VIE owe additional taxes, which could negatively affect our financial condition and the value of your investment.

Under applicable PRC laws and regulations, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities. The PRC enterprise income tax law requires every enterprise in China to submit its annual enterprise income tax return together with a report on transactions with its related parties to the relevant tax authorities. The tax authorities may impose reasonable adjustments on taxation if they have identified any related party transactions that are inconsistent with arm’s length principles. We may face material and adverse tax consequences if the PRC tax authorities determine that the Contractual Arrangements in relation to the consolidated VIE were not entered into on an arm’s length basis in such a way as to result in an impermissible reduction in taxes under applicable PRC laws, regulations and rules, and adjust the income of Jiayin Technology in the form of a transfer pricing adjustment. A transfer pricing adjustment could, among other things, result in a reduction of expense deductions recorded by Jiayin Technology for PRC tax purposes, which could in turn increase their tax liabilities without reducing tax expenses of Shanghai Kunjia. In addition, if Shanghai Kunjia requests the shareholders of Jiayin Technology to transfer their equity interests in Jiayin Technology at nominal or no value pursuant to these Contractual Arrangements, such transfer could be viewed as a gift and subject Shanghai Kunjia to PRC income tax. Furthermore, the PRC tax authorities may impose late payment fees and other penalties on Jiayin Technology for the adjusted but unpaid taxes according to the applicable regulations. Our financial position could be materially and adversely affected if Jiayin Technology’s tax liabilities increase or if they are required to pay late payment fees and other penalties.

We may lose the ability to use and enjoy assets held by the VIE Group that are material to the operation of our business if the entities within the VIE Group declare bankruptcy or become subject to a dissolution or liquidation proceeding.

The VIE Group holds certain assets that are material to the operation of our business, including, among others, intellectual properties, hardware and software. Under the Contractual Arrangements, the VIE Group may not, and the shareholders of the VIE Group may not cause them to, in any manner, sell, transfer, mortgage or dispose of their assets or their legal or beneficial interests in the business without our prior consent. However, in the event the VIE Group’s shareholders breach these Contractual Arrangements and voluntarily liquidate any entity within the VIE Group, or the entities within the VIE Group declare bankruptcy and all or part of their assets become subject to liens or rights of third-party creditors, or are otherwise disposed of without our consent, we may be unable to continue some or all of our business activities, which could materially and adversely affect our business, financial condition and results of operations. If the entities within the VIE Group undergo a voluntary or involuntary liquidation proceeding, independent third-party creditors may claim rights to some or all of these assets, thereby hindering our ability to operate our business, which could materially and adversely affect our business, financial condition and results of operations.

Risks Relating to Doing Business in China

Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in China with little advance notice could adversely affect our PRC operating entities and limit the legal protections available to you and us and the VIE Group.

There are uncertainties regarding the interpretation and application of PRC laws and regulations including, but not limited to, the laws and regulations governing our PRC operating entities’ business and the enforcement and performance of our PRC operating entities’ arrangements with customers in certain circumstances. The laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement could be unpredictable, with little advance notice. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our PRC operating entities’ business may be affected if they rely on laws and regulations which are subsequently adopted or interpreted in a manner different from our current understanding of these laws and regulations. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our PRC operating entities’ business.

The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions under the civil law system may be cited for reference but have limited precedential value. In addition, any new or changes in PRC laws and regulations related to foreign investment in China could affect the business environment and our ability to operate business in China. Since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves uncertainties. In addition, rules and regulations in China can change quickly with little advance notice, therefore, our assertions and beliefs of the risks by the Chinese legal and regulatory system cannot be certain.

From time to time, our PRC operating entities may have to resort to administrative and court proceedings to enforce their legal rights. Any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection our PRC operating entities enjoy than in more developed legal systems. These uncertainties may impede our PRC operating entities’ ability to enforce the contracts they have entered into and could materially and adversely affect their business and results of operations.

Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have retroactive effect. As a result, our PRC operating entities may not be aware of their violation of any of these policies and rules until sometime after the violation. Such unpredictability towards their contractual, property and procedural rights could adversely affect our PRC operating entities’ business and impede their ability to continue their operations.

The financial and taxation solution services industry in China is subject to extensive regulation. Related laws and regulations are relatively new and evolving. The interpretation and application of existing PRC laws, regulations and policies and possible new laws, regulations or policies relating to the financial and taxation solution services industry have created substantial uncertainties regarding the legality of existing and future foreign investments in, and the businesses and activities of, financial and taxation solution services businesses in China, including our and the VIE Group’s business. We cannot assure you that our PRC operating entities will be able to maintain their existing licenses or obtain new ones. If our PRC operating entities’ operations do not comply with these new regulations at the time they become effective, or if our PRC operating entities fail to obtain any licenses required under these new laws and regulations, our PRC operating entities could be subject to penalties.

The PRC government has significant oversight and discretion over the conduct of our PRC operating entities’ business and may intervene or influence our and the VIE Group’s operations at any time. The PRC government has recently published new policies that significantly affected certain industries, such as the education and internet industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding our industry that could adversely affect our and the VIE Group’s business, financial condition and results of operations. Furthermore, the PRC government has recently exerted more oversight and control over securities offerings and other capital markets activities that are conducted overseas and foreign investment in China-based companies like us which could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless.

The approval and/or other requirements of the CSRC or other PRC governmental authorities may be required in connection with an offering under PRC rules, regulations or policies, and, if required, we cannot predict whether or how soon we will be able to obtain such approval.

On August 8, 2006, MOFCOM, joined by the CSRC, the State-owned Assets Supervision and Administration Commission of the State Council, the SAT, the State Administration for Industry and Commerce, and the State Administration of Foreign Exchange (the “SAFE”), jointly promulgated regulations entitled the Provisions Regarding Mergers and Acquisitions of Domestic Entities by Foreign Investors (the “M&A Rules”), which took effect as of September 8, 2006, and as amended on June 22, 2009. The M&A Rules purport to require offshore special purpose vehicles that are controlled by PRC companies or individuals and that have been formed for the purpose of seeking a public listing on an overseas stock exchange through acquisitions of PRC domestic companies or assets to obtain CSRC approval prior to publicly listing their securities on an overseas stock exchange. The interpretation and application of the regulations remain unclear. If a governmental approval is required, it is uncertain how long it will take for us to obtain such approval, and, even if we obtain such approval, the approval could be rescinded. Any failure to obtain, or a delay in obtaining, the requisite governmental approval for an offering, or a rescission of such CSRC approval if obtained by us, may subject us to sanctions imposed by the relevant PRC regulatory authority, which could include fines and penalties on the operations of the PRC operating entities in China, restrictions or limitations on our ability to pay dividends outside of China, and other forms of sanctions that may materially and adversely affect our business, financial condition, and results of operations.

On February 17, 2023, the CSRC issued the New Administrative Rules Regarding Overseas Listings, which impose related requirements for the overseas securities offering and listing by domestic enterprises. Under the New Administrative Rules Regarding Overseas Listings, domestic enterprises conducting overseas securities offering and listing, either directly or indirectly, shall complete filings with the CSRC pursuant to the Trial Measures’ requirements within three working days following the submission of an application for initial public offering or listing. Starting from March 31, 2023, enterprises that have been listed overseas or satisfy all of the following conditions shall be deemed as “Grandfathered Issuers” and are not required to complete the overseas listing filing immediately, but shall complete filings as required if they conduct refinancing or are involved in other circumstances that require filing with the CSRC: (i) the application for indirect overseas offering or listing shall have been approved by the relevant overseas regulatory authority or stock exchange prior to March 31, 2023 (as the SEC does not approve or disapprove of an offering, this requirement is interpreted to be the SEC’s declaration of the registration statement to be effective with respect to this offering), (ii) the enterprise is not required to reapply for the approval of the relevant overseas regulatory authority or stock exchange, and (iii) such overseas securities offering or listing shall be completed before September 30, 2023. Starting from March 31, 2023, domestic enterprises that have submitted valid applications for overseas offerings and listing but have not obtained the approval from relevant overseas regulatory authority or overseas stock exchange shall complete filings with the CSRC prior to their overseas offering and listings.

We will not be required to submit an application to the CSRC for the approval regarding our company’s listing shares on Nasdaq because our company has already been listed before March 31, 2023. However, if we issue additional securities for refinancing or acquisition of domestic assets, or go listing in other public markets, we shall make filing with the CSRC within three days after completion of such offering, and may be subject to pre-examination, confirmation or approval from the competent PRC authorities governing our business operation in China, such as the Ministry of Industry and Information Technology of the People’s Republic of China, or MIIT, and the CAC.

In addition, there are uncertainties with regard to whether any report filed with the CSRC after the occurrence of certain material corporate events will be subject to any further action from the CSRC. Any failure to obtain or delay in obtaining such approval or completing such filing procedures for our offshore offerings, capital raising activities or certain material corporate events, or a rescission of any such approval or filing if obtained by us, would subject us to sanctions by the CSRC or other PRC regulatory authorities for failure to seek CSRC approval or filing or other government authorization for our offshore offerings, capital raising activities or certain material corporate events. These regulatory authorities may impose fines and penalties on our operations in mainland China, limit our operating privileges in mainland China, delay or restrict the repatriation of the proceeds from our offshore offerings into mainland China or take other actions that could materially and adversely affect our business, financial condition, results of operations, and prospects, as well as the trading price of our listed securities. The CSRC or other PRC regulatory authorities also may take actions requiring us, or making it advisable for us, to halt our offshore offerings or capital raising activities before settlement and delivery and further actions of the shares offered or take any actions regarding our material corporate events. Consequently, if investors engage in market trading or other activities in anticipation of and prior to settlement and delivery, they do so at the risk that settlement, delivery and further actions may not occur. In addition, if the CSRC or other regulatory authorities later promulgate new rules or explanations requiring that we obtain their approvals or accomplish the required filing or other regulatory procedures for our prior offshore offerings or capital raising activities, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties or negative publicity regarding such approval requirement could materially and adversely affect our business, prospects, financial condition, reputation, and the trading price of our listed securities.

Trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act or the Accelerating Holding Foreign Companies Accountable Act, if it is later determined that the PCAOB is unable to inspect or investigate completely our auditor, and as a result, U.S. national securities exchanges, such as Nasdaq, may determine to delist our securities.

The Holding Foreign Companies Accountable Act, or the HFCAA, was enacted on December 18, 2020. The HFCAA states if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit such shares from being traded on a national securities exchange or in the over-the-counter trading market in the U.S.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCAA including the listing and trading prohibition requirements described above.

On August 26, 2022, the PCAOB signed a Statement of Protocol with the CSRC and the Ministry of Finance of the People’s Republic of China (the “MOF”), taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. The Statement of Protocol gives the PCAOB sole discretion to select the firms, audit engagements and potential violations it inspects and investigates and puts in place procedures for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed. In addition, the Statement of Protocol grants the PCAOB direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates. While significant, the Statement of Protocol is only a first step. Uncertainties still exist as to whether and how this new Statement of Protocol will be implemented.

On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely in 2022. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainties and depends on a number of factors out of control of us and our auditor. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and is making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed.

On December 29, 2022, the Consolidated Appropriations Act, 2023 was signed into law, which, among other things, amended the HFCAA to reduce the number of consecutive years an issuer can be identified as a Commission-Identified Issuer before the SEC must impose an initial trading prohibition on the issuer’s securities from three years to two years. Therefore, once an issuer is identified as a Commission-Identified Issuer for two consecutive years, the SEC is required under the HCFAA to prohibit the trading of the issuer’s securities on a national securities exchange and in the over-the-counter market.

We dismissed Marcum Asia on December 18, 2023, a firm registered with the PCAOB and headquartered in New York, the United States, and appointed Deloitte Touche Tohmatsu Certified Public Accountants LLP, or Deloitte, as our independent registered public accounting firm, to issue our audit report for the fiscal year ended December 31, 2023. Deloitte is located in mainland China.

Following the Statement of Protocol signed between the PCAOB and the CSRC and the Ministry of Finance of the PRC in August 2022 and the on-site inspections and investigations conducted by the PCAOB staff in Hong Kong from September to November 2022, the PCAOB Board voted in December 2022 to vacate the previous 2021 determinations, and as a result, our auditor, Deloitte was no longer a registered public accounting firm that the PCAOB was unable to inspect or investigate completely. On November 30, 2023, the PCAOB announced that it had completed its inspections on registered public accounting firms headquartered in mainland China and Hong Kong for 2023 with the complete access required under the HFCAA. As such, our company does not expect to be identified as an SEC-identified issuer in 2024.

It is unclear whether our PRC operating entities will be subject to the oversight of the CAC and how such oversight may impact us or the VIE Group. Our PRC operating entities’ business could be interrupted or subject to liabilities which may materially and adversely affect the results of our and the VIE Group’s operation and the value of your investment.

On December 28, 2021, the CAC, together with certain other PRC governmental authorities, jointly released the Measures for Cybersecurity Review, or the Cybersecurity Review Measures, which took effect on February 15, 2022. According to the Cybersecurity Review Measures, (i) critical information infrastructure operators that intend to purchase internet products and services and (ii) online platform operators engaging in data processing activities that affect or may affect national security must be subject to the cybersecurity review.

According to the Regulations for Safe Protection of Critical Information Infrastructure, or the Safe Protection Regulations, which took effect on September 1, 2021, critical information infrastructure refers to important network infrastructure and information system in public telecommunications, information services, energy sources, transportation and other critical industries and domains, in which any destruction or data leakage will have severe impact on national security, the nation’s welfare, people’s living and public interests. As of the date hereof, none of our PRC operating entities has received any notice from government authorities identifying our PRC operating entities as a critical information infrastructure operator. If our PRC operating entities are identified as an infrastructure operator in the future, our PRC operating entities must be subject to cybersecurity review.

Furthermore, online platform operators applying for listing on a foreign exchange must go through cybersecurity review if it possesses personal information of more than one million users, according to the Cybersecurity Review Measures. The review focuses on several factors, including, among others, (i) the risk of theft, leakage, corruption, illegal use or export of any core or important data, or a large amount of personal information, and (ii) the risk of any critical information infrastructure, core or important data, or a large amount of personal information being affected, controlled or maliciously exploited by a foreign government after a company is listed overseas. Nevertheless, it is still uncertain whether the Cybersecurity Review Measures will be applicable to a future offering conducted by China-based companies listed overseas. As of the date hereof, none of our PRC operating entities has received any notice from government authorities requiring us to going through cybersecurity review by the CAC.

In light of the foregoing, as advised by our PRC legal counsel, we believe that there is a relatively low likelihood that our PRC operating entities will be subject to the cybersecurity review by the CAC for a future offering of our securities to foreign investors, given that: (i) none of our PRC operating entities has been recognized as critical information infrastructure operators; (ii) data processed in our PRC operating entities’ business do not have impact or potential impact on national security; and (iii) it is still uncertain whether the Cybersecurity Review Measures will be applicable to a future offering conducted by China-based companies listed overseas. However, there remains uncertainty as to how the Cybersecurity Review Measures will be interpreted and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Cybersecurity Review Measures. If any such new laws, regulations, rules, or implementation and interpretation comes into effect, our PRC operating entities will take all reasonable measures and actions to comply and to minimize the adverse effect of such laws on us and the VIE Group.

We cannot assure you that PRC regulatory agencies, including the CAC, would take the same view as we and our PRC legal counsel do, and there is no assurance that our PRC operating entities can fully or timely comply with such laws. In addition, our PRC operating entities may be required to go through cybersecurity review by the CAC as a result of change in applicable laws, regulations or interpretations. In the event that our PRC operating entities are subject to any mandatory cybersecurity review and other specific actions required by the CAC, our PRC operating entities face uncertainty as to whether any clearance or other required actions can be timely completed, or at all. Given such uncertainty, our PRC operating entities may be further required to suspend relevant business, shut down their website, or face other penalties, which could materially and adversely affect our and the VIE Group’s business, financial condition, and results of operations, and/or the value of our ADSs or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. In addition, if any of these events causes us unable to direct the activities of the VIE Group or lose the right to receive their economic benefits, we may not be able to consolidate the VIE Group into our company’s consolidated financial statements in accordance with U.S. GAAP, which could cause the value of our ADSs to significantly decline or become worthless.

On November 14, 2021, the CAC published the Regulations on the Network Data Security (Draft for Comments), which further regulate the internet data processing activities and emphasize on the supervision and management of network data security, and further stipulate the obligations of internet platform operators, such as to establish a system for disclosure of platform rules, privacy policies and algorithmic strategies related to data. Specifically, the draft regulations require data processors to, among others, (i) adopt immediate remediation measures when they discover that network products and services they use or provide have security defects and vulnerabilities, or threaten national security or endanger public interest, and (ii) follow a series of detailed requirements with respect to processing personal information, management of important data and proposed overseas transfer of data. In addition, the draft regulations require data processors that handle important data or are seeking to be listed overseas to complete an annual data security assessment and file a data security assessment report to applicable regulators. Such annual assessment, as required by the draft regulations, would encompass areas including but not limited to the status of important data processing, data security risks identified and the rectification measures adopted, the effectiveness of data protection measures, the implementation of national data security laws and regulations, data security incidents that occurred and how they were resolved, and a security assessment with respect to sharing and provision of important data overseas. As of the date hereof, the draft regulations have been released for public comment only and have not been formally adopted. The final provisions and the timeline for its adoption are subject to changes and uncertainties. If the Regulations on the Network Data Security (Draft for comments) is enacted in their current forms, our PRC operating entities may be required to comply with the regulations regarding protection of personal information and the obligations of Internet platform operators, and to carry out annual data security evaluation and submit the evaluation report to the municipal cyberspace administration authority. Any failure to comply with the regulations or to carry out the annual data security evaluation may subject our PRC operating entities to regulatory actions or other sanctions taken by the relevant government authorities, which may have a material adverse effect on our and the VIE Group’s business, financial condition or results of operations.

As there remain uncertainties regarding the interpretation and implementation of such regulatory guidance, we cannot assure you that our PRC operating entities will be able to comply with new regulatory requirements relating to our future overseas capital raising activities, and may be subject to more stringent requirements with respect to matters including data privacy and cross-border investigation and enforcement of legal claims. In the event that our PRC operating entities are subject to any mandatory cybersecurity review and other specific actions required by the CAC, our PRC operating entities face uncertainty as to whether any clearance or other required actions can be timely completed, or at all. Given such uncertainty, our PRC operating entities may be further required to suspend relevant business, shut down their website, or face other penalties, which could materially and adversely affect our PRC operating entities’ business, financial condition, and results of operations, and/or the value of our ADSs or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. In addition, if any of these events causes us unable to direct the activities of the VIE Group or lose the right to receive their economic benefits, we may not be able to consolidate the VIE Group into our consolidated financial statements in accordance with U.S. GAAP, which could cause the value of our ADSs to significantly decline or become worthless.

There are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities.

We conduct substantially all of our business operations in China, and a majority of our directors and senior management are based in China, which is an emerging market. The SEC, U.S. Department of Justice and other authorities often have substantial difficulties in bringing and enforcing actions against non-U.S. companies and non-U.S. persons, including company directors and officers, in certain emerging markets, including China. Additionally, our public shareholders may have limited rights and few practical remedies in emerging markets where we operate, as shareholder claims that are common in the United States, including class action securities law and fraud claims, generally are difficult to pursue as a matter of law or practicality in many emerging markets, including China. For example, in China, there are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities. Although the local authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, the regulatory cooperation with the securities regulatory authorities in the Unities States has not been efficient in the absence of a mutual and practical cooperation mechanism. According to Article 177 of the PRC Securities Law which became effective in March 2020, no foreign securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. Accordingly, without the consent of the competent PRC securities regulators and relevant authorities, no organization or individual may provide the documents and materials relating to securities business activities to foreign securities regulators.

As a result, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

You may experience difficulties in effecting services of legal process, enforcing foreign judgments or bringing actions in China against us or our management based on foreign laws.

We are an exempted company incorporated under the laws of the Cayman Islands. However, we do not conduct any businesses and substantially all of our business operations are conducted by our PRC operating entities in China and most of our assets are located in China. In addition, a majority of our directors and executive officers are nationals or residents of the PRC and most of their assets are located outside the United States. As a result, it may be difficult for you to effect service of process upon us or our management inside mainland China. It may also be difficult for you to enforce in U.S. courts of the judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors. In addition, there is uncertainty as to whether the courts of the Cayman Islands or the PRC would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other forms of written arrangement with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States.

Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our and the VIE Group’s business and results of operations.

Substantially all of our and the VIE Group’s operations are located in China. Accordingly, our and the VIE Group’s business, prospects, financial condition and results of operations may be influenced to a significant degree by political, economic and social conditions in China generally and by continued economic growth in China as a whole.

The Chinese economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, and control of foreign exchange and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. The Chinese government also exercises significant control over China’s economic growth through allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, and providing preferential treatment to particular industries or companies.

While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us and the VIE Group. For example, our and the VIE Group’s financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. In addition, in the past the Chinese government has implemented certain measures, including interest rate increases, to control the pace of economic growth. These measures may cause decreased economic activity in China, and since 2012, the Chinese economy has slowed down. Any prolonged slowdown in the Chinese economy may reduce the demand for our and the VIE Group’s products and services and materially and adversely affect our and the VIE Group’s business and results of operations.

A downturn in the Chinese or global economy could reduce the demand for consumer loans and investments, which could materially and adversely affect our and the VIE Group’s business and financial condition.

The global financial markets have experienced significant disruptions between 2008 and 2009, and the United States, Europe and other economies have experienced periods of recessions. The recovery from the economic downturns of 2008 and 2009 has been uneven and is facing new challenges, including the announcement of Brexit which creates additional global economic uncertainty and the slowdown of the Chinese economy since 2012. The recovery from the COVID-19 pandemic across the globe remains uncertain. It is also unclear whether the Chinese economic growth will resume its high growth rate. There is considerable uncertainty over the long-term effects of the expansionary monetary and fiscal policies adopted by the central banks and financial authorities of some of the world’s leading economies, including the United States and China. Further, there have also been concerns over unrest in the Middle East, which have resulted in volatility in financial and other markets. There have also been concerns about the economic effect of the tensions in the relationship between China and other countries, including the surrounding Asian countries. Economic conditions in China are sensitive to global economic conditions, as well as changes in domestic economic and political policies and the expected or perceived overall economic growth rate in China. Any prolonged slowdown in the global or Chinese economy may reduce the demand for consumer loans and investments and have a negative impact on our and the VIE Group’s business, results of operations and financial condition. Additionally, continued turbulence in the international markets may adversely affect our and the VIE Group’s ability to access the capital markets to meet liquidity needs.

Our PRC operating entities may be adversely affected by the complexity, uncertainties and changes in PRC regulation of Internet-related businesses and companies, and any lack of requisite approvals, licenses or permits applicable to our PRC operating entities’ business may have a material adverse effect on our and the VIE Group’s business and results of operations.

We only have contractual control over operators of our websites and mobile applications providing value-added telecommunication services in China. We do not directly own operators of such websites and mobile applications due to the restriction of foreign investment in businesses providing value-added telecommunication services in China, including internet information provision services. This may significantly disrupt our business, subject us to sanctions, compromise enforceability of related contractual arrangements, or have other harmful effects on us.

The PRC government extensively regulates the internet industry, including foreign ownership of, and the licensing and permit requirements pertaining to, companies in the internet industry. These internet-related laws and regulations are evolving, and their interpretation and enforcement involve significant uncertainties. As a result, in certain circumstances it may be difficult to determine what actions or omissions may be deemed to be in violation of applicable laws and regulations.

On September 25, 2000, the State Council promulgated the Administrative Measures on Internet Information Services, or the Internet Measures, which were amended in January 2011. Under the Internet

Measures, commercial internet information services operators shall obtain an ICP license from the relevant government authorities before engaging in any commercial internet information services operations within mainland China. The Telecommunications Regulations of the PRC, or the Telecommunications Regulations, which were promulgated by the State Council on September 25, 2000 and last amended on February 6, 2016, and took effect as of the date of its promulgation, provide a regulatory framework for telecommunications services providers in the PRC. The Telecommunications Regulations classify telecommunications services into two categories, namely basic telecommunications services and value-add telecommunications services. According to the Catalog of Telecommunications Businesses attached to the Telecommunications Regulations last amended by the MIIT on June 6, 2019, information services provided via public communication network or Internet, and online data processing and transaction processing fall within the scope of value-added telecommunications services. The Telecommunications Regulations require value-added telecommunications services providers to obtain an operating license from the MIIT or its provincial-level counterparts prior to the commencement of their operations. An ICP License is a value-added telecommunications business operating license required for provision of commercial internet information services. An EDI License is a value-added telecommunications business operating license required for provision of online data processing and transaction processing.

Our and the VIE Group’s online platform, operated by Geerong Yun, Geerong Yunke and Shanghai Jiajie may be deemed to be providing commercial Internet information services, which would require the aforementioned companies to obtain certain value-added telecommunications business license. Our PRC operating entities cannot assure you that they can obtain these licenses in a timely manner, or at all. Any failure to obtain the relevant approvals or licenses may subject our PRC operating entities to sanctions, including rectification orders and warnings, fines, confiscation of illegal gains, and, in case of significant infringement, orders to close our and the VIE Group’s online platform, which may have a material adverse effect on our and the VIE Group’s business, financial condition or results of operations. Furthermore, it is uncertain if Jiayin Technology and its subsidiaries will be required to obtain a separate operating license with respect to our and the VIE Group’s mobile applications in addition to the value-added telecommunications business license.

The interpretation and application of existing PRC laws, regulations and policies and possible new laws, regulations or policies relating to the Internet industry have created uncertainties regarding the legality of existing and future foreign investments in, and the businesses and activities of, Internet businesses in China, including our PRC operating entities’ business. Our PRC operating entities cannot assure you that they have obtained all the permits or licenses required for conducting their business in China or will be able to maintain their existing licenses or obtain new ones. If the PRC government considers that our PRC operating entities were operating without the proper approvals, licenses or permits or promulgates new laws and regulations that require additional approvals or licenses or imposes additional restrictions on the operation of any part of our PRC operating entities’ business, it has the power, among other things, to levy fines, confiscate our PRC operating entities’ net income, revoke our PRC operating entities’ business licenses, and require us to discontinue our PRC operating entities’ relevant business or impose restrictions on the affected portion of our PRC operating entities’ business. Any of these actions by the PRC government may have a material adverse effect on our and the VIE Group’s business and results of operations.

We rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.

Our company is a holding company, and we rely on dividends and other distributions on equity paid by our PRC subsidiaries for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. If our PRC subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us. In addition, the PRC tax authorities may require our PRC subsidiaries to adjust their taxable income under the Contractual Arrangements they currently have in place with Jiayin Technology and its shareholders in a manner that would materially and adversely affect their ability to pay dividends and other distributions to us. See “Risk Factors—Risks Relating to Our Corporate Structure—Contractual Arrangements in relation to the consolidated VIE may be subject to scrutiny by the PRC tax authorities and they may determine that we or consolidated VIE owe additional taxes, which could negatively affect our financial condition and the value of your investment” in our annual report on Form 20-F for the year ended December 31, 2023, which is incorporated by reference in this prospectus.

Relevant PRC laws and regulations permit the PRC companies, such as our PRC operating entities, to pay dividends only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Each of our PRC operating entities that is in retained earnings position as of the end of each year is required to set aside at least 10% of its after-tax profits each year, if any, to fund certain statutory reserve funds until such reserve funds reach 50% of its registered capital. The aforementioned registered capital refers to the total amount of share capital subscribed by all shareholders or the amount of capital contribution made by all shareholders, as registered with the registration authority. Furthermore, each of our PRC operating entities may allocate a portion of its after-tax profits based on PRC accounting standards to a discretionary surplus fund at their discretion. The statutory reserve funds and the discretionary surplus funds are not distributable as cash dividends. After our PRC operating entities have generated retained earnings and met the requirements for appropriation to the statutory reserves and until such reserves reach 50% of its registered capital, respectively, our PRC operating entities can distribute dividends upon approval of the shareholders. The foregoing restrictions on the ability of our PRC operating entities to make payments to us could have a material adverse effect on our ability to conduct our business.

PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds of further offerings to make loans to or make additional capital contributions to our PRC operating entities, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

Any funds we transfer to our PRC operating entities, either as a loan or as an increase in registered capital, are subject to approval by or registration with relevant governmental authorities in China. According to the relevant PRC regulations on foreign-invested enterprises in China, capital contributions to our PRC subsidiaries are subject to the requirement of registration with PRC State Administration for Market Regulation or its local counterparts, and filed with the Ministry of Commerce or its local counterparts. In addition, (a) any foreign loan procured by our PRC operating entities is required to be registered with the SAFE, or its local branches, and (b) each of our PRC operating entities may not procure loans which exceed statutory limits. Any medium or long term loan to be provided by us to a VIE must be recorded and registered by the National Development and Reform Committee and the SAFE or its local branches. We may not complete such recording or registrations on a timely basis, if at all, with respect to future capital contributions or foreign loans by us to our PRC operating entities. If we fail to complete such recording or registration, our ability to use the foreign currency we hold, including the proceeds of our further offerings, and to capitalize our and the VIE Group’s PRC operations may be negatively affected, which could adversely affect our and the VIE Group’s liquidity and our and the VIE Group’s ability to fund and expand our and the VIE Group’s business.

In 2008, the SAFE promulgated the Circular on the Relevant Operating Issues Concerning the Improvement of the Administration of the Payment and Settlement of Foreign Currency Capital of Foreign-Invested Enterprises, or SAFE Circular 142, which used to regulate the conversion by foreign-invested enterprises of foreign currency into Renminbi by restricting the usage of converted Renminbi. On March 30, 2015, the SAFE promulgated the Circular on Reforming the Management Approach Regarding the Foreign Exchange Capital Settlement of Foreign-Invested Enterprises, or SAFE Circular 19. SAFE Circular 19 took effect as of June 1, 2015 and superseded SAFE Circular 142 on the same date. SAFE Circular 19 launched a nationwide reform of the administration of the settlement of the foreign exchange capitals of foreign-invested enterprises and allows foreign-invested enterprises to settle their foreign exchange capital at their discretion, but continues to prohibit foreign-invested enterprises from using the Renminbi fund converted from their foreign exchange capitals for expenditures beyond their business scopes. On June 9, 2016, the SAFE promulgated the Circular on Reforming and Standardizing the Administrative Provisions on Capital Account Foreign Exchange, or SAFE Circular 16. SAFE Circular 16 continue to prohibit foreign-invested enterprises from, among other things, using RMB fund converted from its foreign exchange capitals for expenditure beyond its business scope, investment and financing (except for security investment or guarantee products issued by bank), providing loans to non-affiliated enterprises or constructing or purchasing real estate not for self-use. On October 23, 2019, SAFE promulgated the Circular of the State Administration of Foreign Exchange on Further Promoting the Facilitation of Cross-Border Trade and Investment, which removes the restrictions on domestic equity investments by non-investment foreign-invested enterprises with their capital funds, provided that certain conditions are met. If the VIE Group requires financial support from us or our PRC subsidiaries in the future, and we find it necessary to use foreign currency-denominated capital to provide such financial support, our ability to fund the VIE Group’s operations will be subject to statutory limits and restrictions, including those described above. The applicable foreign exchange circulars and rules may limit our ability to transfer the net proceeds from any future offerings to our PRC operating entities and convert the net proceeds into RMB, which may adversely affect our and the VIE Group’s business, financial condition, and results of operations.

Fluctuations in exchange rates could have a material adverse effect on our and the VIE Group’s results of operations and the price of our ADSs.

The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions in China and by China’s foreign exchange policies. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the Renminbi to the U.S. dollar, and the Renminbi appreciated more than 20% against the U.S. dollar over the following three years. Between July 2008 and June 2010, this appreciation halted and the exchange rate between the Renminbi and the U.S. dollar remained within a narrow band. Since June 2010, the Renminbi has fluctuated against the U.S. dollar, at times significantly and unpredictably. With the development of the foreign exchange market and progress towards interest rate liberalization and Renminbi internationalization, the PRC government may in the future announce further changes to the exchange rate system and we cannot assure you that the Renminbi will not appreciate or depreciate significantly in value against the U.S. dollar in the future. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between the Renminbi and the U.S. dollar in the future. Significant revaluation of the Renminbi may have a material and adverse effect on your investment. For example, to the extent that we need to convert U.S. dollars we receive from our initial public offering into Renminbi for our and the VIE Group’s operations, appreciation of the Renminbi against the U.S. dollar would have an adverse effect on the Renminbi amount we would receive from the conversion. Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of making payments for dividends on our securities or ADSs or for other business purposes, appreciation of the U.S. dollar against the Renminbi would have a negative effect on the U.S. dollar amount available to us.

Very limited hedging options are available in China to reduce our exposure to exchange rate fluctuations. As of the date hereof, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited and we may not be able to adequately hedge our exposure or at all.

In addition, our currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert Renminbi into foreign currency.

Governmental control of conversion and remittance of foreign currency may limit our ability to transfer cash out of China to fund any cash and financing requirements we may have, and may affect the value of your investment.

The PRC government imposes controls and restrictions on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of foreign currency out of mainland China. We receive substantially all of our net revenues in RMB. Under our current corporate structure, our company in the Cayman Islands relies on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have. See “—We rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.”

Under existing PRC foreign exchange regulations, payments of current account items, such as dividends, profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from the SAFE by complying with certain procedural requirements. Therefore, our PRC subsidiaries are able to pay dividends in foreign currencies to us without prior approval from the SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulation, such as the overseas investment registrations by the beneficial owners of our company who are PRC residents. In contrast, approval from or registration with appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies.

In light of the flood of capital outflows of China in 2016 due to the weakening RMB, the PRC government has imposed more restrictive foreign exchange policies and stepped up scrutiny of major outbound capital movement. More restrictions and substantial vetting process have been put in place by the SAFE to regulate cross-border transactions falling under the capital account. As such, there should be no assurance that the PRC government will not intervene or impose more restrictions on payments of current account items, including the conversion and remittance of foreign currency out of mainland China for dividend payments. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies and transfer such out of China, we may not be able to pay dividends in foreign currencies to our shareholders, including holders of our ADSs.

Failure to make adequate contributions to various employee benefit plans and withhold individual income tax on employees’ salaries as required by PRC regulations may subject our PRC operating entities to penalties.

Companies operating in China are required to participate in various government sponsored employee benefit plans, including certain social insurance, housing provident funds and other welfare-oriented payment obligations, and contribute to the plans in amounts equal to certain percentages of salaries, including bonuses and allowances, of our PRC operating entities’ employees up to a maximum amount specified by the local government from time to time at locations where our PRC operating entities operate their businesses. The requirement of employee benefit plans has not been implemented consistently by the local governments in China given the different levels of economic development in different locations. Companies are required to make payments to the employee benefit plans for its employees in accordance with the percentages stipulated under relevant regulations and are required to withhold the amounts that are required to be contributed by employees. Companies operating in China are also required to withhold individual income tax on employees’ salaries based on the actual salary of each employee upon payment.

As of the date hereof, our PRC operating entities have not received any notification from the relevant PRC authorities alleging that our PRC operating entities have not made adequate payments and demanding payment of the same. Our PRC operating entities also are not aware of any employee’s complaint or demand for payment of the same, nor have our PRC operating entities received any notification from labor arbitration tribunals or the PRC courts regarding disputes with respect to social welfare and housing provident fund contributions. However, our PRC operating entities cannot assure you that they will be in fully compliance with the relevant regulatory requirements in the future. Remitting underpaid amounts involves conditions on the implementation level, including, for instance, varying levels of acceptance by our PRC operating entities’ employees of the employee benefit plans, some of which are beyond our PRC operating entities’ control. In accordance with relevant PRC laws and regulations, our PRC operating entities may be required to settle such underpaid amounts of employee benefit payments or employee withholding individual income tax payments on our PRC operating entities’ own before a stipulated deadline, which would adversely affect our PRC operating entities’ liquidity status. Furthermore, our PRC operating entities may also be subject to late fees or fines in relation to the underpaid amounts. For instance, our PRC operating entities may be subject to a late fee of 0.05% or 0.2%, depending on the circumstances, of the amount of overdue social insurance payments per day and a fine ranging from one to three times of the overdue amount. In addition, our PRC operating entities may be subject to a fine in relation to the overdue employee withholding payments ranging from 50% to three times of the overdue amount. If our PRC operating entities are subject to late fees or fines in relation to any underpaid employee benefits or withhold individual income tax on employees’ salaries, our and the VIE Group’s financial condition and results of operations may be adversely affected.

The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

The M&A Rules established additional procedures and requirements that could make merger and acquisition activities in the PRC by foreign investors more time-consuming and complex. For example, the Ministry of Commerce must be notified in the event a foreign investor takes control of a PRC domestic enterprise. In addition, certain acquisitions of domestic companies by offshore companies that are related to or affiliated with the same entities or individuals of the domestic companies, are subject to approval by the Ministry of Commerce. In addition, the Implementing Rules Concerning Security Review on Mergers and Acquisitions by Foreign Investors of Domestic Enterprises, issued by the Ministry of Commerce in August 2011, require that mergers and acquisitions by foreign investors in “any industry with national security concerns” be subject to national security review by the Ministry of Commerce. In addition, any activities attempting to circumvent such review process, including structuring the transaction through a proxy or contractual control arrangement, are strictly prohibited.

There is significant uncertainty regarding the interpretation and implementation of these regulations relating to merger and acquisition activities in the PRC. In addition, complying with these requirements could be time-consuming, and the required notification, review or approval process may materially delay or affect our ability to complete merger and acquisition transactions in the PRC. As a result, our ability to seek growth through acquisitions may be materially and adversely affected.

Furthermore, if the Ministry of Commerce determines that we should have obtained its approval for our entry into contractual arrangements with the consolidated VIE and its shareholders, we may be required to file for remedial approvals. We cannot assure you that we would be able to obtain such approval from the Ministry of Commerce. We may also be subject to administrative fines or penalties by the Ministry of Commerce that may require us to limit our business operations in the PRC, delay or restrict the conversion and remittance of our funds in foreign currencies into the PRC or take other actions that could have material and adverse effect on our business, financial condition and results of operations.

PRC regulations relating to offshore investment activities by PRC residents may limit our PRC subsidiaries’ ability to increase their registered capital or distribute profits to us or otherwise expose us or our PRC resident beneficial owners to liability and penalties under PRC law.

The SAFE promulgated the Circular on Relevant Issues Relating to PRC Resident’s Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, in July 2014 that requires PRC residents or entities to register with the SAFE or its local branch in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing. In addition, such PRC residents or entities must update their SAFE registrations when the offshore special purpose vehicle undergoes material events relating to any change of basic information (including change of such PRC residents or entities, name and operation term), increases or decreases in investment amount, transfers or exchanges of shares, or mergers or divisions. According to the Circular on Further Simplifying and Improving the Administration of the Foreign Exchange Concerning Direct Investment released on February 13, 2015 by the

SAFE, local banks will examine and handle foreign exchange registration for overseas direct investment, including the initial foreign exchange registration and amendment registration, under Circular 37.

If our shareholders who are PRC residents or entities do not complete their registration with the local SAFE branches, our PRC subsidiaries may be prohibited from distributing their profits and proceeds from any reduction in capital, share transfer or liquidation to us, and we may be restricted in our ability to contribute additional capital to our PRC subsidiaries. Moreover, failure to comply with the SAFE registration described above could result in liability under PRC laws for evasion of applicable foreign exchange restrictions.

As of the date hereof, Mr. Dinggui Yan, Mr. Guanglin Zhang and Mr. Yuanle Wu, who directly or indirectly hold shares in our Cayman Islands holding company and who are known to us as being PRC residents have completed the foreign exchange registrations in accordance with SAFE Circular 37.

However, we may not be informed of the identities of all the PRC residents or entities holding direct or indirect interest in our company, nor can we compel our beneficial owners to comply with the requirements of SAFE Circular 37. As a result, we cannot assure you that all of our shareholders or beneficial owners who are PRC residents or entities have complied with, and will in the future make or obtain any applicable registrations or approvals required by, SAFE Circular 37. Failure by such shareholders or beneficial owners to comply with SAFE Circular 37, or failure by us to amend the foreign exchange registrations of our PRC subsidiaries, could subject us to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our PRC subsidiaries ability to make distributions or pay dividends to us or affect our ownership structure, which could adversely affect our and the VIE Group’s business and prospects.

Any failure to comply with PRC regulations regarding the registration requirements for employee share incentive plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions.

Pursuant to SAFE Circular 37, PRC residents who participate in stock incentive plans in overseas non-publicly-listed companies may submit applications to the SAFE or its local branches for the foreign exchange registration with respect to offshore special purpose vehicles. In the meantime, our directors, executive officers and other employees who are PRC citizens, subject to limited exceptions, and who have been granted stock options by us, may follow the Circular on Issues Concerning the Foreign Exchange Administration for Domestic Individuals Participating in Share Incentive Plan of Overseas Publicly-Listed Company, promulgated by the SAFE in 2012, or 2012 SAFE Notices. Pursuant to the 2012 SAFE Notices, PRC citizens and non-PRC citizens who reside in China for a continuous period of no less than one year who participate in any stock incentive plan of an overseas publicly listed company, subject to a few exceptions, are required to register with the SAFE through a domestic qualified agent, which could be the PRC subsidiaries of such overseas listed company, and complete certain other procedures. In addition, an overseas entrusted institution must be retained to handle matters in connection with the exercise or sale of stock options and the purchase or sale of shares and interests. We and our directors, executive officers and other employees who are PRC citizens or who reside in the PRC for a continuous period of not less than one year and who have been granted stock options are subject to these regulations. Failure to complete the SAFE registrations may subject them to fines and legal sanctions, and may also limit our ability to contribute additional capital into our PRC subsidiaries and limit our PRC subsidiaries’ ability to distribute dividends to us. We also face regulatory uncertainties that could restrict our ability to adopt additional incentive plans for our directors, executive officers and employees under PRC law.

The SAT has issued certain circulars concerning employee stock options and restricted shares. Under these circulars, our employees working in China who exercise stock options or are granted restricted shares will be subject to PRC individual income tax. Our PRC subsidiaries have obligations to file documents related to employee stock options or restricted shares with relevant tax authorities and to withhold individual income taxes of those employees who exercise their share options. If our employees fail to pay or we fail to withhold their income taxes according to relevant laws and regulations, we may face sanctions imposed by the tax authorities or other PRC governmental authorities.

If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders or ADS holders.

Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of the PRC with a “de facto management body” within the PRC is considered a resident enterprise and will be subject to the enterprise income tax on its global income at the rate of 25%. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control over and overall management of the business, productions, personnel, accounts and properties of an enterprise. In April 2009, the SAT issued a circular, known as SAT Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners like us, the criteria set forth in the circular may reflect the SAT’s general position on how the “de facto management body” test should be applied in determining the tax resident status of all offshore enterprises. According to SAT Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China and will be subject to PRC enterprise income tax on its global income only if all of the following conditions are met: (i) the senior executives and core management departments in charge of the day-to-day operations have their presence mainly in the PRC; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions, are located or maintained in the PRC; and (iv) at least 50% of voting board members or senior executives habitually reside in the PRC.

We believe none of our entities outside of China is a PRC resident enterprise for PRC tax purposes. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” As substantially all of our management members are based in China, it remains unclear how the tax residency rule will apply to our case. If the PRC tax authorities determine that Jiayin Group Inc. or any of our subsidiaries outside of China is a PRC resident enterprise for PRC enterprise income tax purposes, then Jiayin Group Inc. or such subsidiary could be subject to PRC tax at a rate of 25% on its world- wide income, which could materially reduce our net income. In addition, we will also be subject to PRC enterprise income tax reporting obligations. Furthermore, if the PRC tax authorities determine that we are a PRC resident enterprise for enterprise income tax purposes, dividends we pay on, and gains realized on the sale or other disposition of, our ADSs or securities may be subject to PRC tax, at a rate of 10% in the case of non-PRC enterprises or 20% in the case of non-PRC individuals (in each case, subject to the provisions of any applicable tax treaty), if deemed to be from PRC sources. It is unclear whether non-PRC shareholders of our company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. Any such tax may reduce the returns on your investment in the ADSs or securities.

We may not be able to obtain certain benefits under relevant tax treaty on dividends paid by our PRC subsidiaries to us through our Hong Kong subsidiary.

We are a holding company incorporated under the laws of Cayman Islands and as such primarily rely on dividends and other distributions on equity from our PRC subsidiaries to satisfy part of our funding requirements. Pursuant to the PRC Enterprise Income Tax Law, a withholding tax rate of 10% currently applies to dividends paid by a PRC “resident enterprise” to a foreign enterprise investor, unless any such foreign investor’s jurisdiction of incorporation has a tax treaty with China that provides for preferential tax treatment. Pursuant to the Arrangement between the Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, and SAT Circular 81 (as defined below), such withholding tax rate may be lowered to 5% if the PRC enterprise is at least 25% held by a Hong Kong enterprise for at least 12 consecutive months prior to distribution of the dividends and is determined by the relevant PRC tax authority to have satisfied other conditions and requirements under the Double Tax Avoidance Arrangement and other applicable PRC laws. Furthermore, under the Announcement of the State Taxation Administration on Issuing the Measures for the Administration of Non-resident Taxpayers’ Enjoyment of Treaty Benefits, which became effective in January 2020, the non-resident enterprises shall determine whether they are qualified to enjoy the preferential tax treatment under the tax treaties and file the Information Reporting Form for Non-resident Taxpayers Claiming Treaty Benefits. The non-resident enterprises shall directly apply the reduced withholding tax rate when performing tax filings and collet and retain relevant supporting documents, which will be subject to post-tax filing examinations by the relevant tax authorities. There are also other conditions for enjoying the reduced withholding tax rate according to other relevant tax rules and regulations. We cannot assure you that our determination regarding our and the VIE Group’s qualification to enjoy the preferential tax treatment will not be challenged by the relevant PRC tax authority or we and the VIE Group will be able to complete the necessary filings with the relevant PRC tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to dividends to be paid by our PRC subsidiaries to Geerong (HK) Limited (“Geerong (HK)”, formerly known as “Jiayin (HK) Limited”), our Hong Kong subsidiary.

We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

According to the Bulletin of the SAT on Several Issues Concerning the Enterprise Income Tax on Indirect Transfers of Assets by Non-Resident Enterprises, or SAT Bulletin 7, promulgated by the SAT in February 2015, if a non-resident enterprise transfers the equity interests of a PRC resident enterprise indirectly by transfer of the equity interests of an offshore holding company (other than a purchase and sale of shares issued by a PRC resident enterprise in public securities market) without a reasonable commercial purpose, the PRC tax authorities have the power to reassess the nature of the transaction and the indirect equity transfer will be treated as a direct transfer. As a result, the gain derived from such transfer, which means the equity transfer price minus the cost of equity, will be subject to PRC withholding tax at a rate of up to 10%. Under the terms of SAT Bulletin 7, a transfer which meets all of the following circumstances shall be directly deemed as having no reasonable commercial purposes: (i) over 75% of the value of the equity interests of the offshore holding company are directly or indirectly derived from PRC taxable properties; (ii) at any time during the year before the indirect transfer, over 90% of the total properties of the offshore holding company are investments within PRC territory, or in the year before the indirect transfer, over 90% of the offshore holding company’s revenue is directly or indirectly derived from PRC territory; (iii) the function performed and risks assumed by the offshore holding company are insufficient to substantiate its corporate existence; or (iv) the foreign income tax imposed on the indirect transfer is lower than the PRC tax imposed on the direct transfer of the PRC taxable properties.

We face uncertainties as to the reporting and other implications of certain past and future transactions where PRC taxable assets are involved, such as offshore restructuring, sale of the shares in our offshore subsidiaries or investments. We and our non-PRC resident investors may be subject to filing obligations or taxed or subject to withholding obligations in such transactions, under SAT Bulletin 7. For transfer of shares in our company by investors that are non-PRC resident enterprises, our PRC operating entities may be requested to assist in the filing under SAT Bulletin 7. As a result, we and the VIE Group may be required to expend valuable resources to comply with SAT Bulletin 7 or to request the relevant transferors from whom we or the VIE Group purchase taxable assets to comply with these circulars, or to establish that we should not be taxed under these circulars, which may have a material adverse effect on our and the VIE Group’s financial condition and results of operations.

We and the VIE Group may be exposed to liabilities under the Foreign Corrupt Practices Act and Chinese anti-corruption law.

In connection with this offering, we and the VIE Group will become subject to the U.S. Foreign Corrupt Practices Act (the “FCPA”), and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute for the purpose of obtaining or retaining business. Our PRC operating entities are also subject to Chinese anti-corruption laws, which strictly prohibit the payment of bribes to government officials. Our PRC operating entities have operations agreements with third parties, and make sales in China, which may experience corruption. Our PRC operating entities’ activities in China create the risk of unauthorized payments.

Although we believe, to date, we and the VIE Group have complied in all material respects with the provisions of the FCPA and Chinese anti-corruption law, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants, or distributors may engage in conduct for which we might be held responsible. Violations of the FCPA or Chinese anti-corruption law may result in severe criminal or civil sanctions, and we and the VIE Group may be subject to other liabilities, which could negatively affect our and the VIE Group’s business, operating results and financial condition. In addition, the government may seek to hold us liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

If we and the VIE Group become directly subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we and the VIE Group may have to expend significant resources to investigate and resolve the matter which could harm our and the VIE Group’s business operations, this offering and our and the VIE Group’s reputation and could result in a loss of your investment in our securities, especially if such matter cannot be addressed and resolved favorably.

Recently, U.S. public companies that have substantially all of their operations in China, have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered around financial and accounting irregularities, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of many U.S.-listed Chinese companies has sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on our and the VIE Group’s business and this offering. If we and the VIE Group become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we and the VIE Group will have to expend significant resources to investigate such allegations and/or defend our company. This situation may be a major distraction to our management. If such allegations are not proven to be groundless, our company and business operations will be severely hampered and your investment in our securities could be rendered worthless.

Risks Relating to our American Depositary Shares

The market price for our ADSs may be volatile.

The trading prices of our ADSs are likely to be volatile and could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors, like the performance and fluctuation in the market prices or the underperformance or deteriorating financial results of other listed Internet or other companies based in China that have listed their securities in the United States in recent years. The securities of some of these companies have experienced significant volatility since their initial public offerings, including, in some cases, substantial price declines in their trading prices. The trading performances of other Chinese companies’ securities after their offerings, including Internet and e-commerce companies, may affect the attitudes of investors toward Chinese companies listed in the United States, which consequently may impact the trading performance of our ADSs, regardless of our actual operating performance. In addition, any negative news or perceptions about inadequate corporate governance practices or fraudulent accounting, corporate structure or other matters of other Chinese companies may also negatively affect the attitudes of investors towards Chinese companies in general, including us, regardless of whether we have conducted any inappropriate activities. In addition, securities markets may from time to time experience significant price and volume fluctuations that are not related to our operating performance, such as the large decline in share prices in the United States, China and other jurisdiction in late 2008, early 2009, the second half of 2011 and the first quarter of 2020 and the second half of 2021 which may have a material adverse effect on the market price of our ADSs.

In addition to the above factors, the price and trading volume of our ADSs may be highly volatile due to multiple factors, including the following:

•	regulatory developments affecting us, our users, or our industry;

•	conditions in the online consumer finance industries;

•	announcements of studies and reports relating to the quality of our service offerings or those of our competitors;

•	changes in the economic performance or market valuations of other online consumer finance market;

•	actual or anticipated fluctuations in our quarterly results of operations and changes or revisions of our expected results;

•	changes in financial estimates by securities research analysts;

•	announcements by us or our competitors of new product and service offerings, acquisitions, strategic relationships, joint ventures or capital commitments;

•	additions to or departures of our senior management;

•	detrimental negative publicity about us, our management or our industry;

•	fluctuations of exchange rates between the RMB and the U.S. dollar;

•	release or expiry of lock-up or other transfer restrictions on our outstanding shares or ADSs; and

•	sales or perceived potential sales of additional Class A ordinary shares or ADSs

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, the market price for our ADSs and trading volume could decline.

The trading market for our ADSs will depend in part on the research and reports that securities or industry analysts publish about us or our business. If research analysts do not establish and maintain adequate research coverage or if one or more of the analysts who cover us downgrade our ADSs or publish inaccurate or unfavorable research about our business, the market price for our ADSs would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which, in turn, could cause the market price or trading volume for our ADSs to decline.

You may need to rely primarily on price appreciation of our ADSs for return on your investment as you may not receive any dividends in any given year which is permitted under our dividend policy.

Our board of directors has discretion as to whether to distribute dividends, subject to certain restrictions under Cayman Islands law, namely that our company may only pay dividends out of profits or share premium, and provided always that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our directors. On March 28, 2023, our board of directors approved and adopted a dividend policy to declare and distribute cash dividend twice each fiscal year, starting from 2023, at an aggregate amount of no less than 15% of the net income after tax of the Company in the previous fiscal year on a consolidated basis. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon factors such as our results of operations, cash flow, general financial condition, capital requirements, contractual restrictions and other factors as our board of directors may deem relevant. Accordingly, the return on your investment in our ADSs will likely depend primarily upon any future price appreciation of our ADSs. There is no guarantee that our ADSs will appreciate in value in the future or even maintain the price at which you purchased the ADSs. You may not realize a return on your investment in our ADSs and you may even lose your entire investment in our ADSs.

Substantial future sales or perceived potential sales of our ADSs in the public market could cause the price of our ADSs to decline.

Sales of our ADSs in the public market, or the perception that these sales could occur, could cause the market price of our ADSs to decline. The Class A ordinary shares held by our existing shareholders may be sold in the public market subject to volume and other restrictions as applicable provided in Rules 144 and 701 under the Securities Act.

Certain holders of our ordinary shares may cause us to register under the Securities Act the sale of their shares. Registration of these shares under the Securities Act would result in ADSs representing these shares becoming freely tradable without restriction under the Securities Act immediately upon the effectiveness of the registration. Sales of these registered shares in the form of ADSs in the public market could cause the price of our ADSs to decline.

We cannot guarantee that any share repurchase plan will be fully consummated or that any share repurchase plan will enhance long-term shareholder value, and share repurchases could increase the volatility of the trading price of the ADSs and could diminish our cash reserves.

On June 16, 2022, we announced that our board of directors authorized a share repurchase plan under which the Company may repurchase its ordinary shares in the form of ADSs with an aggregate value of US$10.0 million during the 12-month period beginning on June 13, 2022. On June 7, 2023, our board of directors approved to extend the share repurchase plan for a period of 12-months period beginning on June 13, 2023 and ending on June 12, 2024. In March 2024, the Company’s Board of Directors approved an adjustment to the existing share repurchase plan, pursuant to which the aggregate value of ordinary shares authorized for repurchase under the plan shall not exceed US$30 million.

As of June 30, 2024, the Company had repurchased approximately 3.3 million of its ADSs for approximately US$13.9 million under the share repurchase plan.

Our board of directors also has the discretion to authorize additional share repurchase plans in the future. The share repurchase plans do not obligate us to repurchase any specific dollar amount or to acquire any specific number of ADSs and/or shares. We cannot guarantee that any share repurchase plan will enhance long-term shareholder value. The share repurchase plans could increase the volatility of the trading price of the ADSs and may be suspended or terminated at any time. Furthermore, share repurchases could diminish our cash reserves.

The voting rights of holders of ADSs are limited by the terms of the deposit agreement, and you may not be able to exercise your right to direct the voting of the underlying Class A ordinary shares which are represented by your ADSs.

As a holder of our ADSs, you will not have any direct right to attend general meetings of our shareholders or to cast any votes at such meetings. You will only be able to exercise the voting rights which attach to the underlying Class A ordinary shares which are represented by your ADSs indirectly by giving voting instructions to the depositary in accordance with the provisions of the deposit agreement. Under the deposit agreement, you may vote only by giving voting instructions to the depositary, as the holder of the underlying Class A ordinary shares which are represented by your ADSs. Upon receipt of your voting instructions, the depositary will endeavor to vote the underlying Class A ordinary shares in accordance with your instructions in the event voting is by poll, and in accordance with instructions received from a majority of holders of ADSs who provide instructions in the event voting is by show of hands. The depositary will not join in demanding a vote by poll. You will not be able to directly exercise any right to vote with respect to the underlying Class A ordinary shares represented by your ADSs unless you withdraw such shares and become the registered holder of such shares prior to the record date for the general meeting. Under our amended and restated memorandum and articles of association, the minimum notice period required to be given by our company to our registered shareholders for convening a general meeting is seven calendar days. When a general meeting is convened, you may not receive sufficient advance notice to enable you to withdraw the underlying Class A ordinary shares which are represented by your ADSs and become the registered holder of such shares prior to the record date for the general meeting to allow you to attend the general meeting or to vote directly with respect to any specific matter or resolution which is to be considered and voted upon at the general meeting. In addition, under our amended and restated memorandum and articles of association, for the purposes of determining those shareholders who are entitled to attend and vote at any general meeting, our directors may close our register of members and/or fix in advance a record date for such meeting, and such closure of our register of members or the setting of such a record date may prevent you from withdrawing the underlying Class A ordinary shares which are represented by your ADSs and becoming the registered holder of such shares prior to the record date, so that you would not be able to attend the general meeting or to vote directly. Where any matter is to be put to a vote at a general meeting, the depositary will, if we request, and subject to the terms of the deposit agreement, endeavor to notify you of the upcoming vote and to deliver our voting materials to you. We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote the underlying Class A ordinary shares which are represented by your ADSs. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for their manner of carrying out your voting instructions. This means that you may not be able to exercise your right to direct the voting of the underlying Class A ordinary shares which are represented by your ADSs, and you may have no legal remedy if the underlying Class A ordinary shares are not voted as you requested.

ADS holders may not be entitled to a jury trial with respect to claims arising under the deposit agreement, which could result in less favorable outcomes to the plaintiff(s) in any such action.

The deposit agreement governing the ADSs representing our Class A ordinary shares provides that holders and beneficial owners of ADSs irrevocably waive the right to a trial by jury in any legal proceeding arising out of or relating to the deposit agreement or the ADSs, including in respect of claims under federal securities laws, against us or the depositary to the fullest extent permitted by applicable law. If this jury trial waiver provision is prohibited by applicable law, an action could nevertheless proceed under the terms of the deposit agreement with a jury trial. To our knowledge, the enforceability of a jury trial waiver under the federal securities laws has not been finally adjudicated by a federal court. However, we believe that a jury trial waiver provision is generally enforceable under the laws of the State of New York, which govern the deposit agreement, by a court of the State of New York or a federal court, which has non-exclusive jurisdiction over matters arising under the deposit agreement, applying such law. In determining whether to enforce a jury trial waiver provision, New York courts and federal courts will consider whether the visibility of the jury trial waiver provision within the agreement is sufficiently prominent such that a party has knowingly waived any right to trial by jury. We believe that this is the case with respect to the deposit agreement and the ADSs. In addition, New York courts will not enforce a jury trial waiver provision in order to bar a viable setoff or counterclaim sounding in fraud or one which is based upon a creditor’s negligence in failing to liquidate collateral upon a guarantor’s demand, or in the case of an intentional tort claim (as opposed to a contract dispute), none of which we believe are applicable in the case of the deposit agreement or the ADSs. No condition, stipulation or provision of the deposit agreement or ADSs serves as a waiver by any holder or beneficial owner of ADSs or by us or the depositary of compliance with any provision of the federal securities laws. If you or any other holder or beneficial owner of ADSs brings a claim against us or the depositary in connection with such matters, you or such other holder or beneficial owner may not be entitled to a jury trial with respect to such claims, which may have the effect of limiting and discouraging lawsuits against us and/or the depositary. If a lawsuit is brought against us and/or the depositary under the deposit agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in any such action, depending on, among other things, the nature of the claims, the judge or justice hearing such claims, and the venue of the hearing.

Except in limited circumstances, the depositary for our ADSs will give us a discretionary proxy to vote our underlying Class A ordinary shares represented by your ADSs if you do not instruct the depositary how to vote such shares, which could adversely affect your interests.

Under the deposit agreement for our ADSs, the depositary will give us (or our nominee) a discretionary proxy to vote our Class A ordinary shares underlying your ADSs at shareholders’ meetings if you do not give voting instructions to the depositary as to how to vote the Class A ordinary shares underlying your ADSs at any particular shareholders’ meeting, unless:

•	we have failed to timely provide the depositary with our notice of meeting and related voting materials;

•	we have instructed the depositary that we do not wish a discretionary proxy to be given;

•	we have informed the depositary that there is substantial opposition as to a matter to be voted on at the meeting;

•	a matter to be voted on at the meeting may have a material adverse impact on shareholders; or

•	voting at the meeting is made on a show of hands.

The effect of this discretionary proxy is that, if you fail to give voting instructions to the depositary as to how to vote the Class A ordinary shares underlying your ADSs at any particular shareholders’ meeting, you cannot prevent our underlying Class A ordinary shares represented by your ADSs from being voted at that meeting, absent the situations described above, and it may make it more difficult for shareholders to influence our management. Holders of our ordinary shares are not subject to this discretionary proxy.

Your rights to pursue claims against the depositary as a holder of ADSs are limited by the terms of the deposit agreement and the deposit agreement may be amended or terminated without your consent.

Under the deposit agreement, any action or proceeding against or involving the depositary, arising out of or based upon the deposit agreement or the transactions contemplated thereby or by virtue of owning the ADSs may only be instituted by you in a state or federal court in the City of New York, and you, as a holder of our ADSs, will have irrevocably waived any objection which you may have to the laying of venue of any such proceeding, and irrevocably submitted to the exclusive jurisdiction of such courts in any such action or proceeding instituted by any person. Also, we may amend or terminate the deposit agreement without your consent. If you continue to hold your ADSs after an amendment to the deposit agreement, you agree to be bound by the deposit agreement as amended. See “Item 12. Description of Securities other than Equity Securities—D. American Depositary Shares” in our annual report on Form 20-F for the year ended December 31, 2023, which is incorporated by reference in this prospectus.

Your right to participate in any future rights offerings may be limited, which may cause dilution to your holdings.

We may from time to time distribute rights to our shareholders, including rights to acquire our securities. However, we cannot make such rights available to you in the United States unless we register both the rights and the securities to which the rights relate under the Securities Act or an exemption from the registration requirements is available. Under the deposit agreement, the depositary will not make rights available to you unless both the rights and the underlying securities to be distributed to ADS holders are either registered under the Securities Act or exempt from registration under the Securities Act. We are under no obligation to file a registration statement with respect to any such rights or securities or to endeavor to cause such a registration statement to be declared effective and we may not be able to establish a necessary exemption from registration under the Securities Act. Accordingly, you may be unable to participate in our rights offerings in the future and may experience dilution in your holdings.

You may not receive dividends or other distributions on our Class A ordinary shares and you may not receive any value for them if it is illegal or impractical to make them available to you.

The depositary of our ADSs has agreed to pay to you the cash dividends or other distributions it or the custodian receives on our Class A ordinary shares or other deposited securities underlying our ADSs, after deducting its fees and expenses. You will receive these distributions in proportion to the number of Class A ordinary shares your ADSs represent. However, the depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any holders of ADSs. For example, it would be unlawful to make a distribution to a holder of ADSs if it consists of securities that require registration under the Securities Act but that are not properly registered or distributed under an applicable exemption from registration. The depositary may also determine that it is not feasible to distribute certain property through the mail. Additionally, the value of certain distributions may be less than the cost of mailing them. In these cases, the depositary may determine not to distribute such property. We have no obligation to register under U.S. securities laws any ADSs, ordinary shares, rights or other securities received through such distributions. We also have no obligation to take any other action to permit the distribution of ADSs, ordinary shares, rights or anything else to holders of ADSs. This means that you may not receive distributions we make on our Class A ordinary shares or any value for them if it is illegal or impractical for us to make them available to you. These restrictions may cause a material decline in the value of our ADSs.

You may be subject to limitations on transfer of your ADSs.

Your ADSs are transferable on the books of the depositary. However, the depositary may close its transfer books at any time or from time to time when it deems expedient in connection with the performance of its duties.

In addition, the depositary may refuse to deliver, transfer or register transfers of ADSs generally when our books or the books of the depositary are closed, or at any time if we or the depositary deems it advisable to do so because of any requirement of law or of any government or governmental body, or under any provision of the deposit agreement, or for any other reason.

Certain judgments obtained against us by our shareholders may not be enforceable.

We are an exempted company limited by shares incorporated under the laws of Cayman Islands. We conduct substantially all of our operations in China and substantially all of our assets are located in China. In addition, a majority of our directors and executive officers reside within China, and most of the assets of these persons are located within China. None of our directors and executive officers resides in Hong Kong, and their assets are primarily located outside Hong Kong. As a result, it may be difficult or impossible for you to effect service of process within the United States upon these individuals, or to bring an action against us or against these individuals in the United States in the event that you believe your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of Cayman Islands and of the PRC may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

There is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), however, the courts of the Cayman Islands will, at common law, recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without any re-examination of the merits of the underlying dispute based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the liquidated sum for which such judgment has been given, provided such judgment (a) is given by a foreign court of competent jurisdiction, (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (c) is final and conclusive, (d) is not in respect of taxes, a fine or a penalty, (e) is not inconsistent with a Cayman Islands judgment in respect of the same matter, and (f) is not impeachable on the grounds of fraud and was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other forms of reciprocity with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment against us or our director and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States.

In addition, judgment of United States courts will not be directly enforced in Hong Kong. There are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Hong Kong and the United States. There is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (i) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty) and (ii) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment. Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of United States courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law and we conduct the majority of our operations in China and all of our directors and officers reside outside the United States.

We are an exempted company incorporated under the laws of Cayman Islands with limited liability. Our corporate affairs are governed by our memorandum and articles of association, the Companies Act (As Revised) of Cayman Islands and the common law of Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary duties of our directors owed to us under Cayman Islands law are to a large extent governed by the common law of Cayman Islands. The common law of Cayman

Islands is derived in part from comparatively limited judicial precedent in Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, Cayman Islands have a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records or to obtain copies of lists of shareholders of these companies (save for our memorandum and articles of association, special resolutions of our shareholders and our register of mortgages and charges). Our directors have discretion under our amended and restated memorandum and articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder resolution or to solicit proxies from other shareholders in connection with a proxy contest.

In addition, as a company primarily operating in China, there are significant legal and other obstacles for U.S. authorities to obtaining information needed for investigations or litigations. In China, there are significant legal and other obstacles to providing information needed for regulatory investigations or litigation initiated outside China. Although the authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such cooperation with the securities regulatory authorities in the United States or other jurisdictions may not be efficient in the absence of mutual and practical cooperation mechanism. Similar limitations apply to the pursuit of actions against individuals, including officers, directors and individual gatekeepers, who may have engaged in fraud or other wrongdoing. Moreover, local authorities often are constrained in their ability to assist U.S. authorities and overseas investors more generally. According to Article 177 of the PRC Securities Law which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC, and without the consent by the Chinese securities regulatory authorities and the other competent governmental agencies, no entity or individual may provide documents or materials related to securities business to any foreign party. Accordingly, without the consent of the competent PRC securities regulators and relevant authorities, no organization or individual may provide the documents and material relating to securities business activities to overseas parties. While detailed interpretation of or implementation rules under the article have yet to be promulgated, the inability for an overseas securities regulator to directly conduct investigations or evidence collection activities within China and the potential obstacles for information provision may further increase difficulties faced by you in protecting your interests.

Furthermore, according to Article 177 of the PRC Securities Law which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigations or evidence collection activities within the PRC territory.

As a result, our public shareholders and holders of our ADSs may have more difficulty in protecting their interests through actions against us, our management, our directors or our major shareholders and limited remedies than would shareholders of a corporation incorporated in a jurisdiction in the United States.

Our dual-class share structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A ordinary shares and ADSs may view as beneficial.

We have a dual-class share structure such that our ordinary shares consist of Class A ordinary shares and Class B ordinary shares with disparate voting powers. In respect of all matters subject to a shareholders’ vote, each Class A ordinary share is entitled to one vote, and each Class B ordinary share is entitled to ten votes, voting together as one class. Each Class B ordinary share is convertible into one Class A ordinary share at any time by the holder thereof. Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. As of June 30, 2024, Mr. Dinggui Yan, the beneficial owner of our Class B ordinary shares, beneficially owned approximately 91.3% of the aggregate voting power of our company. As a result, Mr. Dinggui Yan will have considerable influence over matters such as electing directors and approving material mergers, acquisitions or other business combination transactions. Upon any direct or indirect sale, transfer, assignment or disposition of Class B ordinary share by a shareholder to any person or entity which is not an affiliate of such holder, or the direct or indirect transfer or assignment of the voting power attached to such number of Class B ordinary shares through voting proxy or otherwise to any person or entity which is not an affiliate of such holder, such Class B ordinary shares shall be automatically and immediately converted into the equivalent number of Class A ordinary shares. The concentrated control associated with our dual-class share structure will limit your ability to influence corporate matters and could also discourage others from pursuing any potential merger, takeover or other change of control transactions, which could have the effect of depriving the holders of our Class A ordinary shares and the ADSs of the opportunity to sell their shares at a premium over the prevailing market price.

The dual-class structure of our ordinary shares may adversely affect the trading market for our ADSs.

S&P Dow Jones and FTSE Russell have changed their eligibility criteria for inclusion of shares of public companies on certain indices, including the S&P 500, to exclude companies with multiple classes of shares and companies whose public shareholders hold no more than 5% of total voting power from being added to such indices. In addition, several shareholder advisory firms have announced their opposition to the use of multiple class structures. As a result, the dual class structure of our ordinary shares may prevent the inclusion of our ADSs representing Class A ordinary shares in such indices and may cause shareholder advisory firms to publish negative commentary about our corporate governance practices or otherwise seek to cause us to change our capital structure. Any such exclusion from indices could result in a less active trading market for our ADSs. Any actions or publications by shareholder advisory firms critical of our corporate governance practices or capital structure could also adversely affect the value of our ADSs.

If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our ADSs, the market price for our ADSs and trading volume could decline.

The trading market for our ADSs will be influenced by research or reports that industry or securities analysts publish about our business. If one or more analysts who cover us downgrade our ADSs, the market price for our ADSs would likely decline. If one or more of these analysts cease to cover us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the market price or trading volume for our ADSs to decline.

Our memorandum and articles of association contain anti-takeover provisions that could discourage a third party from acquiring us and adversely affect the rights of holders of our ordinary shares and ADSs.

Our memorandum and articles of association contain certain provisions that could limit the ability of others to acquire control of our company, including a provision that grants authority to our board of directors to establish and issue from time to time one or more series of preferred shares without action by our shareholders and to determine, with respect to any series of preferred shares, the terms and rights of that series. These provisions could have the effect of depriving our shareholders and ADS holders of the opportunity to sell their shares or ADSs at a premium over the prevailing market price by discouraging third parties from seeking to obtain control of our company in a tender offer or similar transactions.

Certain existing shareholders have substantial influence over our company and their interests may not be aligned with the interests of our other shareholders.

As of June 30, 2024, Mr. Dinggui Yan, our founder, director and chief executive officer, beneficially owned approximately 91.3% of the total voting power of our Company. As a result, he has substantial influence over our business, including significant corporate actions such as mergers, consolidations, sales of all or substantially all of our assets, election of directors and other significant corporate actions.

Mr. Yan may take actions that are not in the best interest of us or our other shareholders. This concentration of ownership may discourage, delay or prevent a change in control of our company, which could deprive our shareholders of an opportunity to receive a premium for their shares as part of a sale of our company and may reduce the price of the ADSs. These actions may be taken even if they are opposed by our other shareholders. In addition, the significant concentration of share ownership may adversely affect the trading price of the ADSs due to investors’ perception that conflicts of interest may exist or arise. In addition, this concentrated control will limit your ability to influence corporate matters and could also discourage others from pursuing any potential merger, takeover or other change of control transactions, which could have the effect of depriving the holders of our ordinary shares and our ADSs of the opportunity to sell their shares at a premium over the prevailing market price. For more information regarding our principal shareholders and their affiliated entities, see “Item 6. Directors, Senior Management and Employees—E. Share Ownership” in our annual report on Form 20-F for the year ended December 31, 2023, which is incorporated by reference in this prospectus.

We have granted, and may continue to grant, share incentive awards, which may result in increased share-based compensation expenses.

Jiayin Technology first adopted our 2016 Share Incentive Plan in September 2016, which allowed Jiayin Technology to grant share-based compensation awards to our founders, employees and officers to incentivize their performance and align their interests with ours. We account for compensation costs for all share options using a fair-value based method and recognize expenses in our consolidated statements of comprehensive income in accordance with U.S. GAAP. In February 2019, we adopted a new share incentive plan, or the 2019 Share Incentive Plan, which became effective after the completion of our initial public offering in May 2019. All outstanding options granted under the 2016 Share Incentive Plan have been cancelled or replaced with options granted under the 2019 Share Incentive Plan. As of December 31, 2023, we had granted options to purchase an aggregate of 230,400 Class A ordinary shares (excluding options that were forfeited, cancelled, or exercised after the relevant grant date) and restricted share units (“RSUs”) to receive an aggregate of nil Class A ordinary shares (excluding RSUs that were forfeited, cancelled, or vested after the relevant grant date), pursuant to the 2019 Share Incentive Plan. See “Item 6. Directors, Senior Management and Employees—B. Compensation—Share Incentive Plans” in our annual report on Form 20-F for the year ended December 31, 2023, which is incorporated by reference in this prospectus.

We believe the granting of share incentive awards is of significant importance to our ability to attract and retain employees, and we will continue to grant share incentive awards to employees in the future. As a result, our expenses associated with share-based compensation may increase, which may have an adverse effect on our results of operations.

We are an emerging growth company as of the date of this Prospectus and may take advantage of certain reduced reporting requirements.

As of the date of this prospectus, we are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various requirements applicable to other public companies that are not emerging growth companies including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of Sarbanes-Oxley Act of 2002 for so long as we are an emerging growth company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. However, we have elected to “opt out” of this provision and, as a result, we will comply with new or revised accounting standards as required when they are adopted for public companies. This decision to opt out of the extended transition period under the JOBS Act is irrevocable.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.

Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

•	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

•	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

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the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•	the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our results on a quarterly basis as press releases, distributed pursuant to the rules and regulations of the Nasdaq. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be offered the same protections or information that would be made available to you if you were investing in a U.S. domestic issuer.

As an exempted company incorporated in Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq corporate governance listing standards; these practices may afford less protection to shareholders than they would enjoy if we complied fully with the Nasdaq Stock Market Rules. We currently follow and intent to continue to follow our home country practice in lieu of certain requirements of the Rule 5600 Series of the Nasdaq Stock Market Rules, including:

•	have a majority of the board be independent (although all of the members of the audit committee must be independent under the Exchange Act);

•	have an audit committee of at least three independent directors;

•	have a nominating and corporate governance committee consisting entirely of independent directors; and

•	hold an annual meeting of shareholders no later than one year after the end of our fiscal year.

We are a “controlled company” within the meaning of the Nasdaq Stock Market Rules and, as a result, can rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

We are a “controlled company” as defined under the Nasdaq Stock Market Rules since Mr. Dinggui Yan beneficially owns more than 50% of our total voting power. For so long as we remain a controlled company under this definition, we are also permitted to elect to rely on certain exemptions from corporate governance rules. As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

If we are a passive foreign investment company, or PFIC, for United States federal income tax purposes, United States Holders of our ADSs or Class A ordinary shares could be subject to adverse United States federal income tax consequences.

We will be a passive foreign investment company, or PFIC, for United States federal income tax purposes for any taxable year if, applying the applicable look-through rules, either (i) at least 75% of our gross income for such year is passive income or (ii) at least 50% of the value of our assets (generally determined based on an average of the quarterly values of the assets) during such year is attributable to assets that produce or are held for the production of passive income. Based on the market price of our ADSs, the value of our assets and the nature and composition of our income and assets, we believe that we were a PFIC for United States federal income tax purposes for our taxable year ended December 31, 2023, although there can be no assurance in this regard. We do not believe we were a PFIC for our taxable years ended December 31, 2022, December 31, 2021, December 31, 2020, or December 31, 2019. A separate determination must be made after the close of each taxable year as to whether we were a PFIC for that year. Moreover, the application of the PFIC rules is subject to uncertainty in several respects, and we cannot assure you that the United States Internal Revenue Service, or the IRS, will not take a contrary position to any determination we make. Accordingly, there can be no assurance that we will or will not be treated as a PFIC for any taxable year or that the IRS will not take a contrary position to any determination we make.

Changes in the value of our assets and/or the nature or composition of our income or assets may cause us to be or become a PFIC. The determination of whether we will be a PFIC for any taxable year may depend in part upon the value of our goodwill and other unbooked intangibles not reflected on our balance sheet (which may depend upon the market price of our ADSs or Class A ordinary shares from time to time, which may fluctuate significantly) and also may be affected by how, and how quickly, we spend our liquid assets and the cash we generate from our operations and raise in any offering. In estimating the value of our assets and other unbooked intangibles, we have taken into account our market capitalization. Among other matters, if our market capitalization declines, we may be more likely to be a PFIC because our liquid assets and cash (which are for this purpose considered assets that produce passive income) may then represent a greater percentage of the value of our overall assets. Further, while we believe our classification methodology and valuation approach are reasonable, it is possible that the IRS may challenge our classification or valuation of our goodwill and other unbooked intangibles, which may result in our being a PFIC for one or more taxable years.

If we are a PFIC for any taxable year (as we believe we were for our taxable year ended December 31, 2023 (but not for our taxable years ended December 31, 2022 or for prior taxable years)) during which a United States Holder (as defined in “Item 10. Additional Information—E. Taxation—United States Federal Income Tax Considerations”) hold our ADSs or Class A ordinary shares, certain adverse United States federal income tax consequences could apply to such United States Holder, including burdensome reporting requirements. Prospective investors who are United States Holders are strongly encouraged to consult their tax advisors regarding the potential application of the PFIC rules. See “Item 10. Additional Information—E. Taxation—Passive Foreign Investment Company” in our annual report on Form 20-F for the year ended December 31, 2023, which is incorporated by reference in this prospectus.

We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company.”

As a U.S. public company, we incur significant legal, accounting and other expenses that we have not incurred as a private company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and the Nasdaq, impose various requirements on the corporate governance practices of public companies. As a company with less than US$1.235 billion in gross annual revenue for our last fiscal year, we qualify as an “emerging growth company” pursuant to the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies. However, we have elected to “opt out” of this provision and, as a result, we will comply with new or revised accounting standards as required when they are adopted for public companies. This decision to opt out of the extended transition period under the JOBS Act is irrevocable.

We expect these rules and regulations to increase our legal and financial compliance costs and to make some corporate activities more time-consuming and costly. Since we were listed in May 2019, we expect that we will cease to be an “emerging growth company” in the fiscal year ending December 31, 2024. After we are no longer an “emerging growth company,” we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the other rules and regulations of the SEC. For example, as a result of becoming a public company, we will need to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We also expect that operating as a public company will make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

In the past, shareholders of a public company often brought securities class action suits against the company following periods of instability in the market price of that company’s securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations, which could harm our results of operations and require us to incur significant expenses to defend the suit. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities registered as set forth in the applicable prospectus supplement.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated and existing under the laws of the Cayman Islands to take advantage of certain benefits associated with being a Cayman Islands exempted company, such as:

•	political and economic stability;

•	an effective judicial system;

•	a favorable tax system;

•	the absence of exchange control or currency restrictions; and

•	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include:

•	the Cayman Islands has a less developed body of securities laws as compared to the United States and provides significantly less protection to investors; and

•	Cayman Islands companies do not have standing to sue before the federal courts of the United States.

Our memorandum and articles of association do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

We conduct substantially all of our and our VIE Group’s operations in China and substantially all of our and our VIE Group’s assets are located in China. In addition, all of our directors and executive officers reside in mainland China and Hong Kong, and most of the assets of these persons are located within mainland China and Hong Kong. As a result, it may be difficult or impossible for you to effect service of process within the United States or impose liabilities upon these individuals, or to bring an action against us or against these individuals in the United States in the event that you believe your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of Cayman Islands and of the PRC may render you unable to enforce a judgment against our and our VIE Group’s assets or the assets of our directors and officers.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us under the securities laws of the United States.

Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law, and King & Wood Mallesons, our counsel as to PRC law, have advised us, respectively, that the courts of the Cayman Islands and the PRC, respectively, are unlikely:

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to recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the federal securities laws of the United States or any state or territory in the United States; and

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in original actions brought in the Cayman Islands or the PRC to impose liabilities against us or our directors or officers that are predicated upon the civil liability provisions of federal securities laws of the United States or any state or territory within the United States so far as the liabilities imposed by those provisions are penal in nature.

Maples and Calder (Hong Kong) LLP has further advised us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands will, at common law, recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without any re-examination of the merits of the underlying dispute based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the liquidated sum for which such judgment has been given, provided such judgment (i) is given by a foreign court of competent jurisdiction, (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which judgment has been given, (iii) is final and conclusive, (iv) is not in respect of taxes, a fine or a penalty; (v) is not inconsistent with a Cayman Islands judgment in respect of the same matter, and (vi) is not impeachable on the grounds of fraud and was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from a United States court predicated upon the civil liabilities provision of the federal securities laws in the United States if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

King & Wood Mallesons has further advised us that the recognition and enforcement of foreign judgments are primarily provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between the PRC and the country where the judgment is made or on principles of reciprocity between jurisdictions. The PRC currently does not have any treaties or other form of written arrangement that provide for the reciprocal recognition and enforcement of foreign judgments with the United States. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. Therefore, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States.

TAXATION

Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

DESCRIPTION OF THE SECURITIES

We may issue, offer and sell from time to time, in one or more offerings, the following securities:

•	Class A ordinary shares, including Class A ordinary shares represented by ADSs;

•	preferred shares;

•	debt securities; and

•	warrants to purchase Class A ordinary shares, preferred shares or ADSs.

The following is a description of the terms and provisions of our shares, preferred shares, debt securities and warrants to purchase shares, preferred shares or debt securities, which we may offer and sell using this prospectus. These summaries are not meant to be a complete description of each security. We will set forth in the applicable prospectus supplement a description of the preferred shares, warrants, and, in certain cases, the Class A ordinary shares (including Class A ordinary shares represented by ADSs) that may be offered under this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us, as applicable, will be contained in the prospectus supplement and other offering material relating to such offering. The supplement may also add, update or change information contained in this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each security. You should carefully read this prospectus and any prospectus supplement before you invest in any of our securities.

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands company and our and our VIE Group’s affairs are governed by our amended and restated memorandum and articles of association and the Companies Act (As Revised) of the Cayman Islands, or Companies Act, and the common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital consists of US$50 divided into (i) 2,108,100,000 Class A ordinary shares of a par value of US$0.000000005 each, (ii) 116,000,000 Class B ordinary shares of a par value of US$0.000000005 each, and (iii) 7,775,900,000 shares of a par value of US$0.000000005 each of such class or classes (however designated) as our board of directors may determine in accordance with Article 9 of our amended and restated memorandum and articles of association. As of the date of this prospectus, there are 108,100,000 Class A ordinary shares and 108,000,000 Class B ordinary shares issued and outstanding.

The following are summaries of material provisions of our amended and restated memorandum and articles of association and the Companies Act as they relate to the material terms of our Class A and Class B ordinary shares.

Exempted Company

We are an exempted company incorporated with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary resident company except for the exemptions and privileges listed below:

•	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

•	an exempted company is not required to open its register of members for inspection;

•	an exempted company does not have to hold an annual general meeting;

•	an exempted company may issue no par value shares;

•	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings given for a period of up to 30 years);

•	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•	an exempted company may register as a limited duration company; and

•	an exempted company may register as a segregated portfolio company.

Ordinary Shares

General

All of our issued and outstanding Class A and Class B ordinary shares are fully paid and non-assessable. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary shares.

Dividends

The holders of our ordinary shares are entitled to receive such dividends as may be declared by our board of directors subject to our amended and restated memorandum and articles of association and the Companies Act. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our directors. Under Cayman Islands law, dividends may be paid only out of profits or share premium, provided that, immediately after the payment, we will be able to pay our debts as they become due in the ordinary course of business. Any dividend declared on our ordinary shares shall be payable equally to holders of Class A and Class B ordinary shares.

Register of Members

Under Cayman Islands law, we must keep a register of members and there must be entered therein:

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the names and addresses of the members, together with a statement of the shares held by each member, and such statement shall confirm (i) the amount paid or agreed to be considered as paid, on the shares of each member, (ii) the number and category of shares held by each member, and (iii) whether each relevant category of shares held by a member carries voting rights under the articles of association of the company, and if so, whether such voting rights are conditional;

•	the date on which the name of any person was entered on the register as a member; and

•	the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e. the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members will be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members.

If the name of any person is incorrectly entered in or omitted from the register of members, or if default is made or unnecessary delay takes place in entering on the register the fact of any person having ceased to be a member, the person or member aggrieved or any member or the company itself may apply to the Grand Court of the Cayman Islands for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Voting Rights

In respect of all matters subject to a shareholders’ vote, each registered holder of Class A ordinary shares is entitled to one vote per share, and each registered holder of Class B ordinary shares is, on a poll, entitled to ten votes per share. Holders of Class A ordinary shares and Class B ordinary shares shall, at all times, vote together on all resolutions submitted to a shareholders’ vote. Holders of our ordinary shares have the right to receive notice of, attend, speak and vote at general meetings of our company. At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the chairman of the meeting or by one or more shareholders present in person or by proxy (or, if a corporation or other non-natural person, by its duly authorized representative or proxy) who together hold shares which carry in aggregate not less than ten percent of the votes attaching to all issued and outstanding shares of our company that carry the right to vote at the general meeting. An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes cast in a general meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast in a general meeting. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our company, as permitted by the Companies Act and our amended and restated memorandum and articles of association. A special resolution will be required for important matters such as a change of name or making changes to our memorandum and articles of association.

General Meetings and Shareholder Proposals

As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our amended and restated memorandum and articles of association provide that we may (but are not obliged to) in each year hold a general meeting as our annual general meeting in which case we will specify the meeting as such in the notices calling it, and the annual general meeting will be held at such time and place as may be determined by our directors.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our amended and restated memorandum and articles of association allow any two or more of our shareholders, who together hold shares which carry in aggregate not less than ten percent of all votes attaching to all of the issued and outstanding shares of our company, to requisition an extraordinary general meeting of our shareholders, in which case the directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting.

A quorum required for a meeting of shareholders consists of one or more shareholders, who together hold shares which carry in aggregate not less than one-third (1/3rd) of all votes attaching to all issued and outstanding shares of our company that carry the right to vote at such general meeting, present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative. Advance notice of at least seven calendar days is required for the convening of our annual general meeting and other shareholders meetings.

Conversion

Each Class B ordinary share is convertible into one Class A ordinary share at any time at the option of the holder thereof. Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. Upon any direct or indirect sale, transfer, assignment or disposition of (a) such number of Class B ordinary shares by the holder thereof or an affiliate of such holder or the direct or indirect transfer or assignment of the voting power attached to such number of Class B ordinary shares through voting proxy or otherwise to any person or entity that is not an Affiliate of such holder, or (b) a majority of the issued and outstanding voting securities of, or the direct or indirect transfer or assignment of the voting power attached to such voting securities through voting proxy or otherwise, or the direct or indirect sale, transfer, assignment or disposition of all or substantially all of the assets of, a holder of Class B ordinary shares that is an entity to any person or entity that is not an affiliate of such holder, such Class B ordinary shares shall be automatically and immediately converted into the equivalent number of Class A ordinary shares.

Transfer of Ordinary Shares

Subject to the restrictions in our amended and restated memorandum and articles of association as set out below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our directors may also decline to register any transfer of any ordinary share unless:

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the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

•	the instrument of transfer is in respect of only one class of shares;

•	the instrument of transfer is properly stamped, if required;

•	in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and

•	the ordinary shares transferred are free of any lien in favor of us.

If our directors refuse to register a transfer they are obligated to, within two calendar months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal. The registration of transfers of shares or of any class of shares may, after compliance with any notice requirement of the designated stock exchange, be suspended at such times and for such periods (not exceeding in the whole thirty (30) days in any calendar year) as our board of directors may determine.

Liquidation

On a return of capital on the winding up of our company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders in proportion to the par value of the shares held by them. Any distribution of assets or capital to a holder of a Class A ordinary share and a holder of a Class B ordinary share will be the same in any liquidation event. We are an exempted company with limited liability incorporated under the Companies Act, and under the Companies Act, the liability of our members is limited to the amount, if any, unpaid on the shares respectively held by them. Our memorandum of association contains a declaration that the liability of our members is so limited.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least fourteen calendar days prior to the specified time and place of payment. The ordinary shares that have been called upon and remain unpaid on the specified time are subject to forfeiture, subject to certain terms and conditions.

Redemption, Repurchase and Surrender of Ordinary Shares

We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders thereof, on such terms and in such manner as may be determined, before the issue of such shares, by our board of directors or by a special resolution of our shareholders. Our company may also repurchase any of our shares provided that the manner and terms of such purchase have been approved by our board of directors or by ordinary resolution of our shareholders, or are otherwise authorized by our memorandum and articles of association. Under the Companies Act, the redemption or repurchase of any share may be paid out of the company’s profits or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if the company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding, or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares

If at any time the share capital is divided into different classes of shares, all or any of the rights attached to any class of shares may, subject to any rights or restrictions for the time being attached to any class, be varied either with the unanimous written consent of the holders of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class. For the avoidance of doubt, the rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with or subsequent to the shares of that class or the redemption or purchase of any shares of any class by our company. The rights of the holders of shares shall not be deemed to be varied by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.

Inspection of Books and Records

Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (other than a right to receive copies of our memorandum and articles of association, any special resolutions which have been passed by our shareholders, and our register of mortgages and charges). However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find Additional Information.”

Changes in Capital

Our shareholders may from time to time by ordinary resolutions:

•	increase the share capital by such sum, to be divided into shares of such classes and amount, as the resolution prescribes;

•	consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

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sub-divide our existing shares, or any of them into shares of a smaller amount than that fixed by our memorandum of association; provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share will be the same as it was in case of the share from which the reduced share is derived; and

•

cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so canceled.

However, no alteration contemplated above, or otherwise, may be made to the par value of the Class A ordinary shares or Class B ordinary shares unless an identical alteration is made to the par value of the Class B ordinary shares and Class A ordinary shares, as the case may be.

Subject to the Companies Act, our shareholders may by special resolution reduce our share capital and any capital redemption reserve in any manner authorized by law.

Differences in Corporate Law

The Companies Act is modeled after that of the English companies’ legislation but does not follow recent English law statutory enactments, and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to Delaware corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the laws applicable to Delaware corporations and their shareholders.

Majority Independent Board

A domestic U.S. company listed on the Nasdaq Stock Market must comply with the requirement that a majority of the board of directors must be comprised of independent directors as defined under Nasdaq Stock Market Rules 5605(b)(1). As a Cayman Islands corporation, we are allowed to follow home country practices in lieu of certain corporate governance requirements under the Nasdaq Stock Market Rules where there is no similar requirement under the laws of the Cayman Islands. We intend to rely on such exemption and do not intend to have a majority of the board be independent upon completion of the offering.

Mergers and Similar Arrangements

The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertakings, property and liabilities in one of such companies as the surviving company and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertakings, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies together with a declaration as to the solvency of the consolidated or surviving company, a declaration as to the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Dissenting shareholders have the right to be paid the fair value of their shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) if they follow the required procedures, subject to certain exceptions. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by (a) 75% in value of each class of shareholders, or (b) a majority in number representing 75% in value of each class of creditors with whom the arrangement is to be made, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

•	the statutory provisions as to the due majority vote have been met;

•

the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

•	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

•	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholders upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected (within four months), the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory provisions, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of United States corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to apply and follow the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) which permit a minority shareholder to commence a class action against, or a derivative action in the name of, a company to challenge the following acts in the following circumstances:

•	a company acts or proposes to act illegally or ultra vires;

•	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

•	those who control the company are perpetrating a “fraud on the minority.”

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components, the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director must act in a manner he or she reasonably believes to be in the best interests of the corporation.

A director must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interests of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company, and therefore he or she owes the following duties to the company—a duty to act bona fide in the best interests of the company, a duty not to make a personal profit out of his or her position as director (unless the company permits him or her to do so), a duty not to put himself or herself in a position where the interests of the company conflict with his or her personal interests or his or her duty to a third-party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to exercise the skill they actually possess and such care and diligence that a reasonably prudent person would exercise in comparable circumstances. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, there are indications that the English and commonwealth courts are moving towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Under our amended and restated memorandum and articles of association, directors who are in any way, whether directly or indirectly, interested in a contract or proposed contract or arrangement with our company must declare the nature of their interest at a meeting of the board of directors. A director may vote in respect of any contract, transaction or arrangement, or any proposed contract, transaction or arrangement, notwithstanding that he may be interested therein and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of our directors at which any such contract, transaction or arrangement is considered and voted upon.

Indemnification

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Our amended and restated memorandum and articles of association provides that our company shall indemnify our directors (including alternate directors) and officers and their personal representatives against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such persons, other than by reason of any such person’s own dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including any costs, expenses, losses or liabilities incurred by such persons in defending (whether successfully or otherwise) any civil proceedings concerning our company or our affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our post-offering amended and restated memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Shareholder Action by Written Resolution

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. The Companies Act and our amended and restated memorandum and articles of association provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

Cayman Islands law does not provide shareholders any right to put proposal before a meeting and provides limited rights for shareholders to requisition a general meeting. However, these rights may be provided in articles of association. Our amended and restated memorandum and articles of association allow any two or more our shareholders, who together hold shares which carry in aggregate not less than ten percent of all votes attaching to all of the issued and outstanding shares of our company, to requisition an extraordinary general meeting of our shareholders. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled for a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our amended and restated memorandum and articles of association do not provide for cumulative voting.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation may be removed with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our amended and restated memorandum and articles of association, directors can be removed by a special resolution of our shareholders notwithstanding anything in our articles of association or in any agreement between our company and such director. In addition, a director’s office shall be vacated if the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) dies or is found to be or becomes of unsound mind; (iii) resigns his office by notice in writing to our company; (iv) without special leave of absence from our board of directors, is absent from three consecutive meetings of the board and the board resolves that his office be vacated; (v) is prohibited by law from being a director; or (vi) is removed from office pursuant to any other provision of our articles of association.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date on which such person becomes an interested shareholder. An interested shareholder generally is one which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction that resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware public corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions entered into must be bona fide in the best interests of the company, for a proper corporate purpose and not with the effect of perpetrating a fraud on the minority shareholders.

Dissolution and Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. The Delaware General Corporation Law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors. Under the Companies Act, our company may be dissolved, liquidated or wound up by either an order of the courts of the Cayman Islands or by a special resolution of our shareholders, or by an ordinary resolution of our shareholders on the basis that our company is unable to pay its debts as they fall due.

Variation of Rights of Shares

If at any time, our share capital is divided into different classes of shares, under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our amended and restated memorandum and articles of association and as permitted by the Companies Act, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class either with the unanimous written consent of all of the holders of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Companies Act, our amended and restated memorandum and articles of association may only be amended by a special resolution of our shareholders.

Inspection of Books and Records

Under the Delaware General Corporation Law, any shareholder of a corporation may for any proper purpose inspect or make copies of the corporation’s stock ledger, list of shareholders and other books and records.

Holders of our shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (other than a right to receive copies of our memorandum and articles of association, any special resolutions which have been passed by our shareholders, and our register of mortgages and charges). However, we intend to provide our shareholders with annual reports containing audited financial statements.

Anti-takeover Provisions

Some provisions of our amended and restated memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including a provision that authorizes our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders subject to certain terms and conditions.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Rights of Non-resident or Foreign Shareholders

There are no limitations imposed by foreign law or by our amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our ordinary shares. In addition, there are no provisions in our amended and restated memorandum and articles of association that require our company to disclose shareholder ownership above any particular ownership threshold.

DESCRIPTION OF ORDINARY SHARES

We may issue our ordinary shares either alone or underlying other securities convertible into or exercisable or exchangeable for our ordinary shares.

Holders of our ordinary shares are entitled to certain rights and subject to certain conditions as set forth in our amended and restated memorandum and articles of association and the Companies Act. See “Description of Share Capital.”

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

American Depositary Receipts

JPMorgan Chase Bank, N.A. (“JPMorgan”), as depositary, will issue the ADSs that you will be entitled to receive in this offering. Each ADS will represent an ownership interest in a designated number or percentage of shares that we will deposit with the custodian, as agent of the depositary, under the deposit agreement among ourselves, the depositary, and all holders and beneficial owners from time to time of American depositary receipts issued thereunder.

The depositary’s office is located at 383 Madison Avenue, Floor 11, New York, NY 10179.

The ADS-to-share ratio is subject to amendment as provided in the form of ADR (which may give rise to fees contemplated by the form of ADR). In the future, each ADS will also represent any securities, cash or other property deposited with the depositary but which they have not distributed directly to you.

A beneficial owner is any person or entity having a beneficial ownership interest in ADSs. A beneficial owner need not be the holder of the ADR evidencing such ADS. If a beneficial owner of ADSs is not an ADR holder, it must rely on the holder of the ADR(s) evidencing such ADSs in order to assert any rights or receive any benefits under the deposit agreement. A beneficial owner shall only be able to exercise any right or receive any benefit under the deposit agreement solely through the holder of the ADR(s) evidencing the ADSs owned by such beneficial owner. The arrangements between a beneficial owner of ADSs and the holder of the corresponding ADRs may affect the beneficial owner’s ability to exercise any rights it may have.

An ADR holder shall be deemed to have all requisite authority to act on behalf of any and all beneficial owners of the ADSs evidenced by the ADRs registered in such ADR holder’s name for all purposes under the deposit agreement and ADRs. The depositary’s only notification obligations under the deposit agreement and the ADRs is to registered ADR holders. Notice to an ADR holder shall be deemed, for all purposes of the deposit agreement and the ADRs, to constitute notice to any and all beneficial owners of the ADSs evidenced by such ADR holder’s ADRs.

Unless certificated ADRs are specifically requested, all ADSs will be issued on the books of our depositary in book-entry form and periodic statements will be mailed to you which reflect your ownership interest in such ADSs. In our description, references to American depositary receipts or ADRs shall include the statements you will receive that reflect your ownership of ADSs.

You may hold ADSs either directly or indirectly through your broker or other financial institution. If you hold ADSs directly, by having an ADS registered in your name on the books of the depositary, you are an ADR holder. This description assumes you hold your ADSs directly. If you hold the ADSs through your broker or financial institution nominee, you must rely on the procedures of such broker or financial institution to assert the rights of an ADR holder described in this section. You should consult with your broker or financial institution to find out what those procedures are.

As an ADR holder or beneficial owner, we will not treat you as a shareholder of ours and you will not have any shareholder rights. Cayman Island law governs shareholder rights. Because the depositary or its nominee will be the shareholder of record for the shares represented by all outstanding ADSs, shareholder rights rest with such record holder. Your rights are those of an ADR holder or of a beneficial owner. Such rights derive from the terms of the deposit agreement to be entered into among us, the depositary and all holders and beneficial owners from time to time of ADRs issued under the deposit agreement and, in the case of a beneficial owner, from the arrangements between the beneficial owner and the holder of the corresponding ADRs. The obligations of our company and the depositary and its agents are also set out in the deposit agreement. Because the depositary or its nominee will actually be the registered owner of the shares, you must rely on it to exercise the rights of a shareholder on your behalf.

The deposit agreement, the ADRs and the ADSs are governed by the internal laws of the State of New York without giving effect to the application of the conflict of law principles thereof.

The following is a summary of what we believe to be the material terms of the deposit agreement. Notwithstanding this, because it is a summary, it may not contain all the information that you may otherwise deem important. For more complete information, you should read the entire deposit agreement and the form of ADR that contains the terms of your ADSs. You can read a copy of the deposit agreement, which is filed as an exhibit to the registration statement (or amendment thereto) filed with the U.S. Securities and Exchange Commission (the “SEC”) of which this prospectus forms a part. You may also obtain a copy of the deposit agreement at the SEC’s Public Reference Room, which is currently located at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-732-0330. You may also find the registration statement and the attached deposit agreement on the SEC’s website at http://www.sec.gov.

Distributions on Deposited Securities, Sales

How will I receive dividends and other distributions on the shares underlying my ADSs?

We may make various types of distributions with respect to our securities. The depositary has agreed that, to the extent practicable, it will pay to you the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, after converting any cash received into U.S. dollars (if it determines such conversion may be made on a reasonable basis) and, in all cases, making any necessary deductions provided for in the deposit agreement. The depositary may utilize a division, branch or affiliate of JPMorgan to direct, manage and/or execute any public and/or private sale of securities and/or property under the deposit agreement. Such division, branch and/or affiliate may charge the depositary a fee in connection with such sales, which fee is considered an expense of the depositary chargeable to holders of ADSs. All sales of securities will be handled by the depositary in accordance with its then current policies. You will receive these distributions in proportion to the number of underlying securities that your ADSs represent. In all instances where the deposit agreement or an ADR refers to a “ sale” (or words of similar import) of securities or property, the depositary may, but shall not be obligated, to effect any such sale unless the securities to be sold are listed and publicly traded on a securities exchange or there is a public market for the property to be sold. To the extent the securities are not so listed and publicly traded or there is no public market for the property so distributed by us: (i) the depositary shall, in the event the deposit agreement is terminated and the depositary holds deposited securities that are not listed and publicly traded after the termination date of the deposit agreement, act in accordance with the termination provisions of the deposit agreement and form of ADR in respect of such securities and property; and (ii) in the event the depositary or its custodian receives a distribution other than cash, our shares and/or rights to acquire our shares, and such distribution consists of securities or property that are not distributed by the depositary the depositary will be deemed to have sold the aggregate number of securities and/or property so received for nominal value and shall have no obligation to distribute such securities or any proceeds from the deemed sale thereof to the ADR holders. Furthermore, in the event the depositary endeavors to make a sale of shares, other securities or property, such securities and/or property may be sold in a block sale or single lot transaction.

Except as stated below, the depositary will deliver such distributions to ADR holders in proportion to their interests in the following manner:

•

Cash. The depositary will distribute any U.S. dollars available to it resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof (to the extent applicable), on an averaged or other practicable basis, subject to (i) appropriate adjustments for taxes withheld, (ii) such distribution being permissible or practicable with respect to certain registered ADR holders, and (iii) deduction of the depositary’s and/or its agents’ fees and expenses in (1) converting any foreign currency to U.S. dollars to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or U.S. dollars to the United

States by such means as the depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (3) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (4) making any sale by public or private means in any commercially reasonable manner. To the extent that any of the deposited securities is not or shall not be entitled, by reason of its date of issuance, or otherwise, to receive the full amount of such cash dividend, distribution, or net proceeds of sales, the depositary shall make appropriate adjustments in the amounts distributed to the ADR holders issued in respect of such deposited securities. To the extent we or the depositary shall be required to withhold and do withhold from any cash dividend, distribution or net proceeds from sales in respect of any deposited securities an amount on account of taxes, the amount distributed on the ADSs issued in respect of such deposited securities shall be reduced accordingly.

To the extent the depositary determines in its discretion that it would not be permitted by applicable law, rule or regulation, or it would not otherwise be practicable, to convert foreign currency into U.S. dollars and distribute such U.S. dollars to some or all of the ADR holders entitled thereto, the depositary may in its discretion distribute some or all of the foreign currency received by the depositary as it deems permissible and practicable to, or retain and hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the ADR holders entitled to receive the same. To the extent the depositary retains and holds any cash, foreign currency, securities or other property as permitted under the deposit agreement, any and all fees, charges and expenses related to, or arising from, the holding thereof shall be paid from such cash, foreign currency, securities or other property, or the net proceeds from the sale thereof, thereby reducing the amount so held. If exchange rates fluctuate during a time when the depositary cannot convert a foreign currency, you may lose some or all of the value of the distribution.

•

Shares. In the case of a distribution in shares, the depositary will issue additional ADRs to evidence the number of ADSs representing such shares. Only whole ADSs will be issued. Any shares that would result in fractional ADSs will be sold and the net proceeds of the public or private sales of such will be distributed in the same manner as cash to the ADR holders entitled thereto.

•

Rights to receive additional shares. In the case of a distribution of rights to subscribe for additional shares or other rights, if we timely provide evidence satisfactory to the depositary that it may lawfully distribute such rights, the depositary will distribute warrants or other instruments in the discretion of the depositary representing such rights. However, if we do not timely furnish such evidence, the depositary may:

(i) sell such rights if practicable and distribute the net proceeds of the public or private sales of such rights in the same manner as cash to the ADR holders entitled thereto; or

(ii) if it is not practicable to sell such rights by reason of the non-transferability of the rights, limited markets therefor, their short duration or otherwise, do nothing and allow such rights to lapse, in which case ADR holders will receive nothing and the rights may lapse.

We have no obligation to file a registration statement under the Securities Act in order to make any rights available to ADR holders.

•

Other Distributions. In the case of a distribution of securities or property other than those described above, the depositary may either (i) distribute such securities or property in any manner it deems equitable and practicable or (ii) to the extent the depositary deems distribution of such securities or property not to be equitable and practicable, sell such securities or property and distribute any net proceeds of public or private sales in the same way it distributes cash.

•

Elective Distributions. In the case of a dividend payable at the election of our shareholders in cash or in additional ordinary shares, we will notify the depositary at least 30 days prior to the proposed distribution stating whether or not we wish such elective distribution to be made available to ADR holders. The depositary shall make such elective distribution available to ADR holders only if

(i) we shall have timely requested that the elective distribution is available to ADR holders, (ii) the depositary shall have determined that such distribution is reasonably practicable and (iii) the depositary shall have received satisfactory documentation within the terms of the deposit agreement including any legal opinions of counsel that the depositary in its reasonable discretion may request. If the above conditions are not satisfied, the depositary shall, to the extent permitted by law, distribute to the ADR holders, on the basis of the same determination as is made in the local market in respect of the ordinary shares for which no election is made, either (x) cash or (y) additional ADSs representing such additional ordinary shares. If the above conditions are satisfied, the depositary shall establish procedures to enable ADR holders to elect the receipt of the proposed dividend in cash or in additional ADSs. There can be no assurance that ADR holders or beneficial owners of ADSs generally, or any ADR holder or beneficial owner of ADSs in particular, will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of ordinary shares.

If the depositary determines in its sole discretion that any distribution described above is not practicable with respect to any or all ADR holders, the depositary may choose any method of distribution that it deems practicable for such ADR holder, including the distribution of some or all of any cash, foreign currency, securities or other property (or appropriate documents evidencing the right to receive some or all of any such cash, foreign currency, security or other property), and/or it may retain some or all of such items, without paying interest on or investing them, on behalf of the ADR holder as deposited securities, in which case the ADSs will also represent the retained items. To the extent the depositary does not reasonably believe it will be permitted by applicable law, rule or regulation to convert foreign currency into U.S. dollars and distribute such U.S. dollars to some or all of the ADR holders, the depositary may in its discretion distribute the foreign currency received by the depositary to, or hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the ADR holders entitled to receive the same. To the extent the depositary holds such foreign currency, any and all costs and expenses related to, or arising from, the holding of such foreign currency shall be paid from such foreign currency thereby reducing the amount so held.

Any U.S. dollars will be paid via wire transfer and/or distributed by checks drawn on a bank in the United States for whole dollars and cents. Fractional cents will be withheld without liability and dealt with by the depositary in accordance with its then current practices.

The depositary is not responsible if it fails to determine that any distribution or action is lawful or reasonably practicable.

There can be no assurance that the depositary will be able to convert any currency at a specified exchange rate or sell any property, rights, shares or other securities at a specified price, nor that any of such transactions can be completed within a specified time period. All purchases and sales of securities will be handled by the depositary in accordance with its then current policies, which are currently set forth on the “Disclosures” page (or successor page) of www.adr.com (as updated by the depositary from time to time, “ADR.com”).

Deposit, Withdrawal and Cancellation

How does the depositary issue ADSs?

The depositary will issue ADSs if you or your broker deposit shares or evidence of rights to receive shares with the custodian and pay the fees and expenses owing to the depositary in connection with such issuance. In the case of the ADSs to be issued under this prospectus, we will arrange with the underwriters named herein to deposit such shares.

Shares deposited in the future with the custodian must be accompanied by certain delivery documentation and shall, at the time of such deposit, be registered in the name of “JPMorgan Chase Bank, N.A., as depositary for the benefit of holders of ADRs” or in such other name as the depositary shall direct.

The custodian will hold all deposited shares (including those being deposited by or on our behalf in connection with the offering to which this prospectus relates) for the account and to the order of the depositary, in each case for the benefit of ADR holders, to the extent not prohibited by law. ADR holders and beneficial owners thus have no direct ownership interest in the shares and only have such rights as are contained in the deposit agreement. The custodian will also hold any additional securities, property and cash received on or in substitution for the deposited shares. The deposited shares and any such additional items are referred to as “deposited securities.”

Deposited securities are not intended to, and shall not, constitute proprietary assets of the depositary, the custodian or their nominees. Beneficial ownership in deposited securities is intended to be, and shall at all times during the term of the deposit agreement continue to be, vested in the beneficial owners of the ADSs representing such deposited securities. Notwithstanding anything else contained herein, in the deposit agreement, in the form of ADR and/or in any outstanding ADSs, the depositary, the custodian and their respective nominees are intended to be, and shall at all times during the term of the deposit agreement be, the record holder(s) only of the deposited securities represented by the ADSs for the benefit of the ADR holders. The depositary, on its own behalf and on behalf of the custodian and their respective nominees, disclaims any beneficial ownership interest in the deposited securities held on behalf of the ADR holders.

Upon each deposit of shares, receipt of related delivery documentation and compliance with the other provisions of the deposit agreement, including the payment of the fees and charges of the depositary and any taxes or other fees or charges owing, the depositary will issue an ADR or ADRs in the name or upon the order of the person entitled thereto evidencing the number of ADSs to which such person is entitled. All of the ADSs issued will, unless specifically requested to the contrary, be part of the depositary’s direct registration system, and a registered holder will receive periodic statements from the depositary which will show the number of ADSs registered in such ADR holder’s name. An ADR holder can request that the ADSs not be held through the depositary’s direct registration system and that a certificated ADR be issued.

How do ADR holders cancel an ADS and obtain deposited securities?

When you turn in your ADR certificate at the depositary’s office, or when you provide proper instructions and documentation in the case of direct registration ADSs, subject to the provisions of or governing our shares (including, without limitation, our governing documents and all applicable laws, rules and regulations), the depositary will, upon payment of certain applicable fees, charges and taxes, deliver the underlying shares to you or upon your written order. Delivery of deposited securities in certificated form will be made at the custodian’s office (or from the custodian to the extent dematerialized). At your risk, expense and request, the depositary may deliver deposited securities (including any certificates therefor) at such other place as you may request.

The depositary may only restrict the withdrawal of deposited securities in connection with:

•	temporary delays caused by closing our transfer books or those of the depositary or the deposit of shares in connection with voting at a shareholders’ meeting, or the payment of dividends;

•	the payment of fees, taxes and similar charges; or

•	compliance with any U.S. or foreign laws or governmental regulations relating to the ADRs or to the withdrawal of deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Record Dates

The depositary may, after consultation with us if practicable, fix record dates (which, to the extent applicable, shall be as near as practicable to any corresponding record dates set by us) for the determination of the registered ADR holders who will be entitled (or obligated, as the case may be):

•	to receive any distribution on or in respect of deposited securities,

•	to give instructions for the exercise of voting rights,

•	to pay any fees assessed by, or owing to, the depositary for administration of the ADR program and for any expenses as provided for in the ADR, or

•	to receive any notice or to act or be obligated in respect of other matters,

all subject to the provisions of the deposit agreement.

Voting Rights

How do I vote?

If you are an ADR holder and the depositary asks you to provide it with voting instructions, you may instruct the depositary how to exercise the voting rights for the shares which underlie your ADSs. As soon as practicable after receipt from us of notice of any meeting at which the holders of shares are entitled to vote, or of our solicitation of consents or proxies from holders of shares, the depositary shall fix the ADS record date in accordance with the provisions of the deposit agreement, provided that if the depositary receives a written request from us in a timely manner and at least thirty (30) days prior to the date of such vote or meeting, the depositary shall, at our expense, distribute to the registered ADR holders a “voting notice” stating (i) final information particular to such vote and meeting and any solicitation materials, (ii) that each ADR holder on the record date set by the depositary will, subject to any applicable provisions of the laws of the Cayman Islands, be entitled to instruct the depositary as to the exercise of the voting rights, if any, pertaining to the deposited securities represented by the ADSs evidenced by such ADR holder’s ADRs and (iii) the manner in which such instructions may be given, including instructions for giving a discretionary proxy to a person designated by us. Each ADR holder shall be solely responsible for the forwarding of voting notices to the beneficial owners of ADSs registered in such ADR holder’s name.

Following actual receipt by the ADR department responsible for proxies and voting of ADR holders’ instructions (including, without limitation, instructions of any entity or entities acting on behalf of the nominee for The Depository Trust Company (DTC)), the depositary shall, in the manner and on or before the time established by the depositary for such purpose, endeavor to vote or cause to be voted the deposited securities represented by the ADSs evidenced by such ADR holders’ ADRs in accordance with such instructions insofar as practicable and permitted under the provisions of or governing deposited securities.

Under Cayman Islands law and our Memorandum and Articles of Association, each as in effect as of the date of this prospectus, voting at any meeting of our shareholders is by show of hands unless a poll is (before or on the declaration of the results of the show of hands or on the withdrawal of any other demand for a poll) demanded. In the event that voting on any resolution or matter is conducted on a show of hands basis, the depositary will refrain from voting and the voting instructions received by the depositary shall lapse. The depositary will not demand a poll or join in demanding a poll, whether or not requested to do so.

ADR holders are strongly encouraged to forward their voting instructions to the depositary as soon as possible. For instructions to be valid, the ADR department of the depositary that is responsible for proxies and voting must receive them in the manner and on or before the time specified, notwithstanding that such instructions may have been physically received by the depositary prior to such time. The depositary will not itself exercise any voting discretion in respect of deposited securities. The depositary and its agents will not be responsible for any failure to carry out any instructions to vote any of the deposited securities, for the manner in which any voting instructions are given, including instructions to give a discretionary proxy to a person designated by us, for the manner in which any vote is cast, including, without limitation, any vote cast by a person to whom the depositary is instructed to grant a discretionary proxy pursuant to the terms of the deposit agreement, or for the effect of any such vote.

Notwithstanding anything contained in the deposit agreement or any ADR, the depositary may, to the extent not prohibited by any law, rule or regulation, or by the rules, regulations or requirements of any stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the depositary in connection with any meeting of or solicitation of consents or proxies from holders of deposited securities, distribute to the registered holders of ADRs a notice that provides such ADR holders with or otherwise publicizes to such ADR holders instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).

There is no guarantee that you will receive voting materials in time to instruct the depositary to vote and it is possible that you, or persons who hold their ADSs through brokers, dealers or other third parties, will not have the opportunity to exercise a right to vote.

Reports and Other Communications

Will ADR holders be able to view our reports?

The deposit agreement, the provisions of or governing deposited securities, and any written communications from us which are both received by the custodian or its nominee as a holder of deposited securities and made generally available to the holders of deposited securities, are available for inspection by ADR holders at the offices of the depositary in the United States, on the SEC’s internet website or upon request to the depositary (which request may be refused by the depositary at its discretion).

Additionally, if we make any written communications generally available to holders of our shares, and we furnish copies thereof (or English translations or summaries) to the depositary, it will distribute the same to registered ADR holders.

Fees and Expenses

What fees and expenses will I be responsible for paying?

The depositary may charge each person to whom ADSs are issued, including, without limitation, issuances against deposits of shares, issuances in respect of share distributions, rights and other distributions, issuances pursuant to a stock dividend or stock split declared by us or issuances pursuant to a merger, exchange of securities or any other transaction or event affecting the ADSs or deposited securities, and each person surrendering ADSs for withdrawal of deposited securities or whose ADSs are cancelled or reduced for any other reason, a fee of up to $5.00 for each 100 ADSs (or any portion thereof) issued, delivered, reduced, cancelled or surrendered, or upon which a share distribution or elective distribution is made or offered, as the case may be. The depositary may sell (by public or private sale) sufficient securities and property received in respect of a share distribution, rights and/or other distribution prior to such deposit to pay such charge.

The following additional fees, charges and expenses shall also be incurred by the ADR holders, the beneficial owners, by any party depositing or withdrawing shares or by any party surrendering ADSs and/or to whom ADSs are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by us or an exchange of stock regarding the ADSs or the deposited securities or a distribution of ADSs), whichever is applicable:

•	a fee of up to U.S.$0.05 per ADS held for any cash distribution made, or for any elective cash/stock dividend offered, pursuant to the deposit agreement;

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an aggregate fee of up to US$0.05 per ADS per calendar year (or portion thereof) for services performed by the depositary in administering the ADRs (which fee may be charged on a periodic basis during each calendar year and shall be assessed against holders of ADRs as of the record date or record dates set by the depositary during each calendar year and shall be payable in the manner described in the next succeeding provision);

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an amount for the reimbursement of such fees, charges and expenses as are incurred by the depositary and/or any of its agents (including, without limitation, the custodian, as well as charges and expenses incurred on behalf of ADR holders in connection with compliance with foreign exchange control regulations or any law, rule or regulation relating to foreign investment) in connection with the servicing of the shares or other deposited securities, the sale of securities (including, without limitation, deposited securities), the delivery of deposited securities or otherwise in connection with the depositary’s or its custodian’s compliance with applicable law, rule or regulation (which fees and charges shall be assessed on a proportionate basis against ADR holders as of the record date or dates set by the depositary and shall be payable at the sole discretion of the depositary by billing such ADR holders or by deducting such charge from one or more cash dividends or other cash distributions);

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a fee of up to $0.05 per ADS held for the direct or indirect distribution of securities (other than ADSs or rights to purchase additional ADSs) or the net cash proceeds from the public or private sale of such securities, regardless of whether any such distribution and/or sale is made by, for, or received from, or (in each case) on behalf of, the depositary, us and/or any third party (which fee may be assessed against ADR holders as of a record date set by the depositary);

•	stock transfer or other taxes and other governmental charges;

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a transaction fee per cancellation request (including any cancellation request made through SWIFT, facsimile transmission or any other method of communication) as disclosed on the “Disclosures” page (or successor page) of www.adr.com (as updated by the depositary from time to time, “ADR.com”) and any applicable delivery expenses (which are payable by such persons or ADR holders);

•	transfer or registration fees for the registration of transfer of deposited securities on any applicable register in connection with the deposit or withdrawal of deposited securities; and

•	fees of any division, branch or affiliate of the depositary utilized by the depositary to direct, manage and/or execute any public and/or private sale of securities under the deposit agreement.

To facilitate the administration of various depositary receipt transactions, including disbursement of dividends or other cash distributions and other corporate actions, the depositary may engage the foreign exchange desk within the banking division of JPMorgan (the “Bank”) and/or its affiliates in order to enter into spot foreign exchange transactions to convert foreign currency into U.S. dollars. For certain currencies, foreign exchange transactions are entered into with the Bank or an affiliate, as the case may be, acting in a principal capacity. For other currencies, foreign exchange transactions are routed directly to and managed by an unaffiliated local custodian (or other third party local liquidity provider), and neither the Bank nor any of its affiliates is a party to such foreign exchange transactions.

The foreign exchange rate applied to a foreign exchange transaction will be either (a) a published benchmark rate, or (b) a rate determined by a third party local liquidity provider, in each case plus or minus a spread, as applicable. The depositary will disclose which foreign exchange rate and spread, if any, apply to such currency on the “Disclosures” page (or successor page) of ADR.com. Such applicable foreign exchange rate and spread may (and neither the depositary, the Bank nor any of their affiliates is under any obligation to ensure that such rate does not) differ from rates and spreads at which comparable transactions are entered into with other customers or the range of foreign exchange rates and spreads at which the Bank or any of its affiliates enters into foreign exchange transactions in the relevant currency pair on the date of the foreign exchange transaction. Additionally, the timing of execution of a foreign exchange transaction varies according to local market dynamics, which may include regulatory requirements, market hours and liquidity in the foreign exchange market or other factors. Furthermore, the Bank and its affiliates may manage the associated risks of their position in the market in a manner they deem appropriate without regard to the impact of such activities on the depositary, us, ADR holders or beneficial owners. The spread applied does not reflect any gains or losses that may be earned or incurred by the Bank and its affiliates as a result of risk management or other hedging related activity.

Notwithstanding the foregoing, to the extent we provide U.S. dollars to the depositary, neither the Bank nor any of its affiliates will execute a foreign exchange transaction as set forth herein. In such case, the depositary will distribute the U.S. dollars received from us.

Further details relating to the applicable foreign exchange rate, the applicable spread and the execution of foreign exchange transactions will be provided by the depositary on ADR.com. Each holder and beneficial owner by holding or owning an ADR or ADS or an interest therein, and we, each acknowledge and agree that the terms applicable to foreign exchange transactions disclosed from time to time on ADR.com will apply to any foreign exchange transaction executed pursuant to the deposit agreement.

We will pay all other fees, charges and expenses of the depositary and any agent of the depositary (except the custodian) pursuant to agreements from time to time between us and the depositary.

The right of the depositary to charge and receive payment of fees, charges and expenses survives the termination of the deposit agreement, and shall extend for those fees, charges and expenses incurred prior to the effectiveness of any resignation or removal of the depositary.

The fees and charges described above may be amended from time to time by agreement between us and the depositary.

The depositary may make available to us a set amount or a portion of the depositary fees charged in respect of the ADR program or otherwise upon such terms and conditions as we and the depositary may agree from time to time. The depositary may also agree to reduce or waive certain fees that would normally be charged on ADSs issued to or at the director of, or otherwise held by, us and/or certain holders and beneficial owners and holders and beneficial owners of shares of ours. The depositary collects its fees for issuance and cancellation of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions, or by directly billing investors, or by charging the book-entry system accounts of participants acting for them. The depositary will generally set off the amounts owing from distributions made to holders of ADSs. If, however, no distribution exists and payment owing is not timely received by the depositary, the depositary may refuse to provide any further services to ADR holders that have not paid those fees and expenses owing until such fees and expenses have been paid. At the discretion of the depositary, all fees and charges owing under the deposit agreement are due in advance and/or when declared owing by the depositary.

Payment of Taxes

ADR holders and/or beneficial owners must pay any tax or other governmental charge payable by the custodian or the depositary on any ADS or ADR, deposited security or distribution. If any taxes or other governmental charges (including any penalties and/or interest) shall become payable by or on behalf of the custodian or the depositary with respect to any ADR, any deposited securities represented by the ADSs evidenced thereby or any distribution thereon such tax or other governmental charge shall be paid by the ADR holder thereof to the depositary and by holding or owning, or having held or owned, an ADR or any ADSs evidenced thereby, the ADR holder and all beneficial owners thereof, and all prior ADR holders and beneficial owners thereof, jointly and severally, agree to indemnify, defend and save harmless each of the depositary and its agents in respect of such tax or other governmental charge. Notwithstanding the depositary’s right to seek payment from current or former ADR holders and beneficial owners, each ADR holder and beneficial owner, and each prior ADR holder and beneficial owner, by holding or owning, or having held or owned, an ADR or an interest in ADSs acknowledges and agrees that the depositary has no obligation to seek payment of amounts owing from any current or prior beneficial owner. If an ADR holder owes any tax or other governmental charge, the depositary may (i) deduct the amount thereof from any cash distributions, or (ii) sell deposited securities (by public or private sale) and deduct the amount owing from the net proceeds of such sale. In either case, the ADR holder remains liable for any shortfall. If any tax or governmental charge is unpaid, the depositary may also refuse to effect any registration, registration of transfer, split-up or combination of ADRs or withdrawal of deposited securities until such payment is made. If any tax or governmental charge is required to be withheld on any cash distribution, the depositary may deduct the amount required to be withheld from any cash distribution or, in the case of a non-cash distribution, sell the distributed property or securities (by public or private sale) in such amounts and in such manner as the depositary deems necessary and practicable to pay such taxes and distribute any remaining net proceeds or the balance of any such property after deduction of such taxes to the ADR holders entitled thereto. Neither we nor the depositary nor any of our or its respective agents, shall be liable to ADR holders or beneficial owners of the ADSs for failure of any of them to comply with applicable tax laws, rules and/or regulations.

As an ADR holder or beneficial owner, you will be agreeing to indemnify us, the depositary, its custodian and any of our or their respective officers, directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained, which obligations shall survive any transfer or surrender of ADSs or the termination of the deposit agreement.

Reclassifications, Recapitalizations and Mergers

If we take certain actions that affect the deposited securities, including (i) any change in par value, split-up, consolidation, cancellation or other reclassification of deposited securities or (ii) any distributions of shares or other property not made to holders of ADRs or (iii) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all of our assets, then the depositary may choose to, and shall if reasonably requested by us:

•	amend the form of ADR;

•	distribute additional or amended ADRs;

•	distribute cash, securities or other property it has received in connection with such actions;

•	sell by public or private sale any securities or property received and distribute the proceeds as cash; or

•	none of the above.

If the depositary does not choose any of the above options, any of the cash, securities or other property it receives will constitute part of the deposited securities and each ADS will then represent a proportionate interest in such property.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADSs without your consent for any reason. ADR holders must be given at least thirty (30) days’ notice of any amendment that imposes or increases any fees on a per ADS basis, charges or expenses (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, a transaction fee per cancellation request (including any cancellation request made through SWIFT, facsimile transmission or any other method of communication), applicable delivery expenses or other such fees, charges or expenses), or otherwise prejudices any substantial existing right of ADR holders or beneficial owners. If an ADR holder or beneficial owner continues to hold an ADR or ADRs, or an interest therein, after being so notified, such ADR holder and any beneficial owner are deemed to agree to such amendment and to be bound by the deposit agreement as so amended. No amendment, however, will impair your right to surrender your ADSs and receive the underlying securities, except in order to comply with mandatory provisions of applicable law.

Any amendments or supplements that (i) are reasonably necessary (as agreed by us and the depositary) in order for (a) the ADSs to be registered on Form F-6 under the Securities Act or (b) the ADSs or shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by ADR holders, shall be deemed not to prejudice any substantial rights of ADR holders or beneficial owners. Notwithstanding the foregoing, if any governmental body or regulatory body should adopt new laws, rules or regulations that would require amendment or supplement of the deposit agreement or the form of ADR to ensure compliance therewith, we and the depositary may amend or supplement the deposit agreement and the form of ADR (and all outstanding ADRs) at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the deposit agreement in such circumstances may become effective before a notice of such amendment or supplement is given to ADR holders or within any other period of time as required for compliance.

Notice of any amendment to the deposit agreement or form of ADRs shall not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice shall not render such notice invalid, provided, however, that, in each such case, the notice given to the ADR holders identifies a means for ADR holders and beneficial owners to retrieve or receive the text of such amendment (i.e., upon retrieval from the SEC’s, the depositary’s or our website or upon request from the depositary).

How may the deposit agreement be terminated?

The depositary may at any time, and shall at our written direction, terminate the deposit agreement and the ADRs by mailing notice of such termination to the registered holders of ADRs at least thirty (30) days prior to the date fixed in such notice for such termination; provided, however, if the depositary shall have (i) resigned as depositary under the deposit agreement, notice of such termination by the depositary shall not be provided to registered ADR holders unless a successor depositary shall not be operating under the deposit agreement within sixty (60) days of the date of such resignation, and (ii) been removed as depositary under the deposit agreement, notice of such termination by the depositary shall not be provided to registered holders of ADRs unless a successor depositary shall not be operating under the deposit agreement on the 60th day after our notice of removal was first provided to the depositary. Notwithstanding anything to the contrary in the deposit agreement, the depositary may terminate the deposit agreement (a) without notifying us, but subject to giving thirty (30) days’ notice to the ADR holders, under the following circumstances: (i) in the event of our bankruptcy, liquidation proceedings or insolvency, (ii) if our shares are delisted from a “national securities exchange” (that has registered with the Commission under Section 6 of the Securities Exchange Act of 1934), (iii) if we effect (or will effect) a redemption of all or substantially all of the deposited securities, or a cash or share distribution representing a return of all or substantially all of the value of the deposited securities, (iv) there are no deposited securities with respect to ADSs remaining, including if the deposited securities are cancelled, or the deposit securities have been deemed to have no value, or (v) there occurs a merger, consolidation, sale of assets or other transaction as a result of which securities or other property are delivered in exchange for or in lieu of deposited securities, and (b) immediately without prior notice to our company, any ADR holder or beneficial owner or any other person if (i) required by any law, rule or regulation relating to sanctions by any governmental authority or body, (ii) the depositary would be subject to liability under or pursuant to any law, rule or regulation, or (iii) required by any governmental authority or body, in each case under (b) as determined by the depositary in its reasonable discretion.

If our shares are not listed and publicly traded on a stock exchange or in a securities market as of the date so fixed for termination or if, for any reason, the depositary does not sell the deposited securities, then after such date fixed for termination, the depositary shall use its reasonable efforts to ensure that the ADSs cease to be eligible for settlement within DTC and that neither DTC nor any of its nominees shall thereafter be an ADR holder. At such time as the ADSs cease to be DTC eligible and/or neither DTC nor any of its nominees is an ADR holder, to the extent we are not, to the depositary’s knowledge, insolvent or in bankruptcy or liquidation, the depositary shall (A) cancel all outstanding ADRs; (B) request DTC to provide the depositary with information on those holding ADSs through DTC and, upon receipt thereof, revise the ADR register to reflect the information provided by DTC; (C) instruct its custodian to deliver all deposited securities to us, a subsidiary or affiliate of ours (the company representative) or an independent trust company engaged by us (the trustee) to hold those deposited securities in trust for the beneficial owners of the ADRs if we are not permitted to hold any of the deposited securities under applicable law and/or we have directed the depositary to deliver such deposited securities to the company representative or trustee along with a stock transfer form and/or such other instruments of transfer covering such deposited securities as are needed under applicable law, in either case referring to the names set forth on the ADR register and (D) provide us with a copy of the ADR register.

Upon receipt of any instrument of transfer covering such deposited securities and the ADR Register, we have agreed that we will, depending on what is legally required under local law, either deliver to each person reflected on such ADR register appropriate documentation to effect the transfer to such persons of the deposited securities previously represented by the ADSs evidenced by their ADRs, approve the transfer of the deposited securities previously represented by their ADRs to the persons listed on the ADR register (as applicable), procure the relevant updates to the register of members of our company to reflect the transfer of the deposited securities previously represented by their ADRs to the persons listed on the ADR register (as applicable) and provide the depositary with a certified copy of the updated register of our shareholders.

To the extent the depositary reasonably believes that we are insolvent, or if we are in receivership, have filed for bankruptcy and/or are otherwise in restructuring, administration or liquidation, and in any such case the deposited securities are not listed and publicly traded on a securities exchange after the termination date, or if, for any reason, the depositary believes it is not able to or cannot practicably sell the deposited securities promptly and without undue effort, the deposited securities shall be deemed to have no value (and such holder shall be deemed to have instructed the depositary that the deposited securities have no value). The depositary may (and, by holding an ADR or an interest therein, all holders irrevocably consent and agree that the depositary may) instruct its custodian to deliver all deposited securities to us (acting, as applicable by an administrator, receiver, administrative receiver, liquidator, provisional liquidator, restructuring officer, interim restructuring officer, trustee, controller or other entity overseeing the bankruptcy, insolvency, administration, restructuring or liquidation process) and notify us that the deposited shares are surrendered for no consideration. The deposit agreement requires us, subject to applicable law, to promptly accept the surrender of the deposited shares for no consideration and deliver to the depositary a written notice confirming (A) the acceptance of the surrender of the deposited securities for no consideration and (B) the cancellation of such deposited shares. Promptly after notifying us that the deposited shares are surrendered for no consideration and irrespective of whether we haves complied with the immediately preceding sentence, the depositary shall notify ADR holders that their ADSs have been cancelled with no consideration being payable to such ADR holders.

Upon the depositary’s compliance with the provisions of any of the above three paragraphs, the depositary and its agents shall be discharged from all, and cease to have any, obligations under the deposit agreement and the ADRs.

If our shares are listed and publicly traded on a securities exchange and the depositary believes that it is able, permissible and practicable to sell the deposited securities without undue effort, then the depositary may endeavor to publicly or privately sell (as long as it may lawfully do so) the deposited securities, which sale may be effected in a block sale/single lot transaction and, after the settlement of such sale(s), to the extent legally permissible and practicable, distribute or hold in an account (which may be a segregated or unsegregated account) the net proceeds of such sale(s), less any amounts owing to the depositary (including, without limitation, cancellation fees), together with any other cash then held by it under the deposit agreement, in trust, without liability for interest, for the pro rata benefit of the holders entitled thereto. After making such sale, the depositary shall be discharged from all obligations in respect of the deposit agreement and the ADRs, except to account for such net proceeds and other cash.

Notwithstanding anything to the contrary, in connection with any such termination, the depositary may, in its sole discretion and without notice to us, establish an unsponsored American depositary share program (on such terms as the depositary may determine) for our shares and make available to ADR holders a means to withdraw the shares represented by the ADSs issued under the deposit agreement and to direct the deposit of such shares into such unsponsored American depositary share program, subject, in each case, to receipt by the depositary, at its discretion, of the fees, charges and expenses provided for under the deposit agreement and the fees, charges and expenses applicable to the unsponsored American depositary share program.

Limitations on Obligations and Liability

Limits on our obligations and the obligations of the depositary; limits on liability to ADR holders, beneficial owners and others

Prior to the issue, registration, registration of transfer, split-up, combination, or cancellation of any ADRs, or the delivery of any distribution in respect thereof, and from time to time in the case of the production of proofs as described below, we or the depositary or its custodian may require:

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payment with respect thereto of (i) any stock transfer or other tax or other governmental charge, (ii) any stock transfer or registration fees in effect for the registration of transfers of shares or other deposited securities upon any applicable register and (iii) any applicable fees and expenses described in the deposit agreement;

•

the production of proof satisfactory to it of (i) the identity of any signatory and genuineness of any signature and (ii) such other information, including without limitation, information as to citizenship, residence, exchange control approval, beneficial or other ownership of, or interest in, any securities, compliance with applicable law, regulations, provisions of or governing deposited securities and terms of the deposit agreement and the ADRs, as it may deem necessary or proper; and

•

compliance with such regulations as the depositary may establish consistent with the deposit agreement or as the depositary believes are required, necessary or advisable in order to comply with applicable laws, rules and regulations.

The issuance of ADRs, the acceptance of deposits of shares, the registration, registration of transfer, split-up or combination of ADRs or the withdrawal of shares, may be suspended, generally or in particular instances, when the ADR register or any register for deposited securities is closed or when any such action is deemed required, necessary or advisable by the depositary for any reason provided that the ability to withdraw shares may only be limited under the following circumstances: (i) temporary delays caused by closing transfer books of the depositary or our transfer books or the deposit of shares in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes, and similar charges, and (iii) compliance with any laws or governmental regulations relating to ADRs or to the withdrawal of deposited securities. The depositary may close the ADR register (and/or any portion thereof) at any time or from time to time when deemed expedient by it.

The deposit agreement expressly limits the obligations and liability of the depositary, the depositary’s custodian or ourselves and each of our and their respective directors, officers, employees, agents and affiliates, provided, however, that no provision of the deposit agreement is intended to constitute a waiver or limitation of any rights that ADR holders or beneficial owners may have under the Securities Act or the Securities Exchange Act of 1934, to the extent applicable. The deposit agreement provides that each of us, the depositary and our respective directors, officers, employees, agents and affiliates will:

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incur or assume no liability (including, without limitation, to ADR holders or beneficial owners) if any present or future law, rule, regulation, fiat, order or decree of the Cayman Islands, Hong Kong, the People’s Republic of China, the United States or any other country or jurisdiction, or of any governmental or regulatory authority or any securities exchange or market or automated quotation system, the provisions of or governing any deposited securities, any present or future provision of our company’s charter, any act of God, war, terrorism, epidemic, pandemic, nationalization, expropriation, currency restrictions, extraordinary market conditions, work stoppage, strike, civil unrest, revolutions, rebellions, explosions, cyber, ransomware or malware attack, computer failure or circumstance our, the depositary’s or our respective directors’, officers’, employees’, agents’ or affiliates’ direct and immediate control shall prevent or delay, or shall cause any of them to be subject to any civil or criminal penalty in connection with, any act which the deposit agreement or the ADRs provide shall be done or performed by any such party (including, without limitation, voting);

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incur or assume no liability (including, without limitation, to ADR holders or beneficial owners) by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or things which by the terms of the deposit agreement it is provided shall or may be done or performed or any exercise or failure to exercise discretion under the deposit agreement or the ADRs including, without limitation, any failure to determine that any distribution or action may be lawful or reasonably practicable;

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incur or assume no liability (including, without limitation, to holders or beneficial owners) if it performs its obligations specifically set forth in the deposit agreement and ADRs without gross negligence or willful misconduct;

•	in the case of the depositary and its agents, be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities the ADSs or the ADRs;

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in the case of us and our agents, be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities the ADSs or the ADRs, which in our or our agents’ opinion, as the case may be, may involve us in expense or liability, unless indemnity reasonably satisfactory to us or our agent, as the case may be, against all expense (including fees and disbursements of counsel) and liability is furnished as often as may be requested;

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not be liable (including, without limitation, to ADR holders or beneficial owners) for any action or inaction by it in reliance upon the advice of or information from any legal counsel, any accountant, any person presenting shares for deposit, any registered holder of ADRs, or any other person believed by it to be competent to give such advice or information and/or, in the case of the depositary, from us; or

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may rely and shall be protected in acting upon any written notice, request, direction, instruction or document believed by it to be genuine and to have been signed, presented or given by the proper party or parties.

The depositary shall not be a fiduciary or have any fiduciary duty to ADR holders or beneficial owners.

The depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the deposit agreement, any registered holder or holders of ADRs, any ADRs or otherwise related to the deposit agreement or ADRs to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators. The depositary shall not be liable for the acts or omissions made by, or the insolvency of, any securities depository, clearing agency or settlement system. Furthermore, the depositary shall not be responsible for, and shall incur no liability in connection with or arising from, the insolvency of any custodian that is not a branch or affiliate of JPMorgan. Notwithstanding anything to the contrary contained in the deposit agreement or any ADRs, the depositary shall not be responsible for, and shall incur no liability in connection with or arising from, any act or omission to act on the part of the custodian except to the extent that any registered ADR holder has incurred liability directly as a result of the custodian having (i) committed fraud or willful misconduct in the provision of custodial services to the depositary or (ii) failed to use reasonable care in the provision of custodial services to the depositary as determined in accordance with the standards prevailing in the jurisdiction in which the custodian is located. The depositary and the custodian(s) may use third party delivery services and providers of information regarding matters such as, but not limited to, pricing, proxy voting, corporate actions, class action litigation and other services in connection with the ADRs and the deposit agreement, and use local agents to provide services such as, but not limited to, attendance at any meetings of security holders of issuers. Although the depositary and the custodian will use reasonable care (and cause their agents to use reasonable care) in the selection and retention of such third-party providers and local agents, they will not be responsible for any errors or omissions made by them in providing the relevant information or services.

The depositary has no obligation to inform ADR holders or beneficial owners about the requirements of the laws, rules or regulations or any changes therein or thereto of the Cayman Islands, Hong Kong, the People’s Republic of China, the United States or any other country or jurisdiction or of any governmental or regulatory authority or any securities exchange or market or automated quotation system.

Additionally, none of the depositary, the custodian or us, or any of their or our respective directors, officers, employees, agents or affiliates shall be liable for the failure by any registered holder of ADRs or beneficial owner to obtain the benefits of credits or refunds of non-U.S. tax paid against such ADR holder’s or beneficial owner’s income tax liability. Neither we nor the depositary nor any of our or their respective agents are under any obligation to provide the ADR holders and beneficial owners, or any of them, with any information about our tax status. None of us, the depositary, the custodian or any of our or their respective directors, officers, employees, agents or affiliates shall incur any liability for any tax or tax consequences that may be incurred by registered ADR holders or beneficial owners on account of their ownership or disposition of ADRs or ADSs.

Neither the depositary nor its agents will be responsible for any failure to carry out any instructions to vote any of the deposited securities, for the manner in which any voting instructions are given, including instructions to give a discretionary proxy to a person designated by us, for the manner in which any vote is cast, including, without limitation, any vote cast by a person to whom the depositary is instructed to grant a discretionary proxy pursuant to the terms of the deposit agreement, or for the effect of any such vote. The depositary shall endeavor to effect any sale of securities or other property and any conversion of currency, securities or other property, in each case as is referred to or contemplated in the deposit agreement or the form of ADR, in accordance with the depositary’s normal practices and procedures under the circumstances applicable to such sale or conversion, but shall have no liability (in the absence of its own willful default or gross negligence or that of its agents, officers, directors or employees) with respect to the terms of any such sale or conversion, including the price at which such sale or conversion is effected, or if such sale or conversion shall not be practicable, or shall not be believed, deemed or determined to be practicable by the depositary. Specifically, the depositary shall not have any liability for the price received in connection with any public or private sale of securities (including, without limitation, for any sale made at a nominal price), the timing thereof or any delay in action or omission to act nor shall it be responsible for any error or delay in action, omission to act, default or negligence on the part of the party so retained in connection with any such sale or proposed sale. The depositary shall not incur any liability in connection with or arising from any failure, inability or refusal by us or any other party, including any share registrar, transfer agent or other agent appointed by us, the depositary or any other party, to process any transfer, delivery or distribution of cash, shares, other securities or other property, including without limitation upon the termination of the deposit agreement, or otherwise to comply with any provisions of the deposit agreement that are applicable to it. The depositary may rely upon instructions from us or our counsel in respect of any approval or license required for any currency conversion, transfer or distribution. The depositary shall not incur any liability for the content of any information submitted to it by us or on our behalf for distribution to ADR holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the deposited securities, for the validity or worth of the deposited securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the deposit agreement or for the failure or timeliness of any notice from us. The depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the depositary or in connection with any matter arising wholly after the removal or resignation of the depositary. Neither we, the depositary nor any of our and their agents shall be liable to holders or beneficial owners for any indirect, special, punitive or consequential damages (including, without limitation, legal fees and expenses) or lost profits, in each case of any form incurred by any person or entity (including, without limitation ADR holders or beneficial owners), whether or not foreseeable and regardless of the type of action in which such a claim may be brought.

The depositary and its agents may own and deal in any class of securities of our company and our affiliates and in ADSs.

Disclosure of Interest in ADSs

To the extent that the provisions of or governing any deposited securities may require disclosure of or impose limits on beneficial or other ownership of, or interest in, deposited securities, other shares and other securities and may provide for blocking transfer, voting or other rights to enforce such disclosure or limits, you as ADR holders or beneficial owners agree to comply with all such disclosure requirements and ownership limitations and to comply with any reasonable instructions we may provide in respect thereof.

Books of Depositary

The depositary or its agent will maintain a register for the registration, registration of transfer, combination and split-up of ADRs, which register shall include the depositary’s direct registration system. Registered holders of ADRs may inspect such records at the depositary’s office at all reasonable times, but solely for the purpose of communicating with other ADR holders in the interest of the business of our company or a matter relating to the deposit agreement. Such register (and/or any portion thereof) may be closed at any time or from time to time, when deemed expedient by the depositary.

The depositary will maintain facilities for the delivery and receipt of ADRs.

Appointment

In the deposit agreement, each registered holder of ADRs and each beneficial owner, upon acceptance of any ADSs or ADRs (or any interest in any of them) issued in accordance with the terms and conditions of the deposit agreement will be deemed for all purposes to:

•	be a party to and bound by the terms of the deposit agreement and the applicable ADR or ADRs,

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appoint the depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the deposit agreement and the applicable ADR or ADRs, to adopt any and all procedures necessary to comply with applicable laws and to take such action as the depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the deposit agreement and the applicable ADR and ADRs, the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof; and

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acknowledge and agree that (i) nothing in the deposit agreement or any ADR shall give rise to a partnership or joint venture among the parties thereto, nor establish a fiduciary or similar relationship among such parties, (ii) the depositary, its divisions, branches and affiliates, and their respective agents, may from time to time be in the possession of non-public information about us, ADR holders, beneficial owners and/or their respective affiliates, (iii) the depositary and its divisions, branches and affiliates may at any time have multiple banking relationships with us, ADR holders, beneficial owners and/or the affiliates of any of them, (iv) the depositary and its divisions, branches and affiliates may, from time to time, be engaged in transactions in which parties adverse to us, ADR holders, or beneficial owners may have interests, (v) nothing contained in the deposit agreement or any ADR(s) shall (A) preclude the depositary or any of its divisions, branches or affiliates from engaging in any such transactions or establishing or maintaining any such relationships, or (B) obligate the depositary or any of its divisions, branches or affiliates to disclose any such transactions or relationships or to account for any profit made or payment received in any such transactions or relationships, (vi) the depositary shall not be deemed to have knowledge of any information held by any branch, division or affiliate of the depositary and (vii) notice to an ADR holder shall be deemed, for all purposes of the deposit agreement and the ADRs, to constitute notice to any and all beneficial owners of the ADSs evidenced by such ADR holder’s ADRs. For all purposes under the deposit agreement and the ADRs, the ADR holders thereof shall be deemed to have all requisite authority to act on behalf of any and all beneficial owners of the ADSs evidenced by such ADRs.

Consent to Jurisdiction

In the deposit agreement, we have submitted to the non-exclusive jurisdiction of the state and federal courts in New York, New York and appointed an agent for service of process on our behalf. Any action based on the deposit agreement, the ADSs, the ADRs or the transactions contemplated therein or thereby may also be instituted by the depositary against us in any competent court in the Cayman Islands, the United States and/or any other court of competent jurisdiction, or, subject to the federal securities law carve-out set forth in the deposit agreement, by the depositary through the commencement of an arbitration.

Under the deposit agreement, by holding or owning an ADR or ADS or an interest therein, holders and beneficial owners each irrevocably agree that (i) any legal suit, action or proceeding against or involving holders or beneficial owners brought by us or the depositary, arising out of or based upon the deposit agreement, the ADSs, the ADRs or the transactions contemplated therein or thereby, may be instituted in a state or federal court in New York, New York, and by holding or owning an ADR or ADS or an interest therein each irrevocably waives any objection that it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding and (ii) any legal suit, action or proceeding against or involving us and/or the depositary brought by holders or beneficial owners, arising out of or based upon the deposit agreement, the ADSs, the ADRs or the transactions contemplated therein or thereby, including, without limitation, claims under the Securities Act of 1933, may be instituted only in the United States District Court for the Southern District of New York (or in the state courts of New York County in New York if either (a) the United States District Court for the Southern District of New York lacks subject matter jurisdiction over a particular dispute or (b) the designation of the United States District Court for the Southern District of New York as the exclusive forum for any particular dispute is, or becomes, invalid, illegal or unenforceable). In the deposit agreement each holder and beneficial owner irrevocably waives any objection which it may at any time have to the laying of venue of any such proceeding, and irrevocably submits to the jurisdiction of such courts in any such suit, action or proceeding.

Notwithstanding anything in the deposit agreement to the contrary, by directly or indirectly holding or owing an ADR or ADS or an interest therein, holders and beneficial owners each agree that: (i) the depositary may, in its sole discretion, elect to institute any dispute, suit, action, controversy, claim or proceeding directly or indirectly based on, arising out of or relating to the deposit agreement, the ADSs, the ADRs or the transactions contemplated therein or thereby, including without limitation any question regarding its or their existence, validity, interpretation, performance or termination against any other party or parties, by having such dispute referred to and finally resolved by an arbitration; provided, however, to the extent there are specific federal securities law violation aspects to any claims against us and/or the depositary, such specific, and only such specific, claims may be brought by any holder or beneficial owner in federal or state court in New York, New York and all other aspects, claims, disputes, legal suits, actions and/or proceedings brought by such holder or beneficial owner, including those brought along with, or in addition to, federal securities law violation claims, would be referred to, or remain in arbitration. Any such arbitration shall, at the depositary’s election, be conducted either in New York, New York in accordance with the Commercial Arbitration Rules of the American Arbitration Association or in Hong Kong following the arbitration rules of the United Nations Commission on International Trade Law (UNCITRAL) with the Hong Kong International Arbitration Centre serving as the appointing authority and the language of any such arbitration shall be English. In all cases, the fees of the arbitrators and other costs incurred by the parties in connection with such arbitration shall be paid by the party (or parties) that is (or are) unsuccessful in such arbitration. Holders and beneficial owners shall not be entitled to join or consolidate disputes by or against others in any arbitration, or to include in any arbitration any dispute as a representative or member of a class, or act in any arbitration in the interest of the general public or in a private attorney general capacity.

Jury Trial Waiver

In the deposit agreement, each party thereto (including, for the avoidance of doubt, each holder and beneficial owner of, and/or holder of interests in, ADSs or ADRs) irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any suit, action or proceeding against the depositary and/or us directly or indirectly arising out of, based on or relating in any way to the shares or other deposited securities, the ADSs or the ADRs, the deposit agreement or any transaction contemplated therein, or the breach thereof (whether based on contract, tort, common law or any other theory), including any claim under the U.S. federal securities laws.

The waiver of jury trial provision applies to all holders of ADSs, including purchasers who acquire ADSs on the secondary market. As the waiver relates to claims arising as a matter of contract in relation to the ADSs, we believe that, as a matter of construction of the clause, the waiver would likely to continue to apply to ADS holders who withdraw the ordinary shares represented by the ADSs from the ADS facility with respect to claims arising before the withdrawal, and the waiver would most likely not apply to ADS holders who subsequently withdraw the ordinary shares represented by ADSs from the ADS facility with respect to claims arising after the withdrawal. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law.

If we or the depositary were to oppose a jury trial demand based on such waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable state and federal law, including whether a party knowingly, intelligently and voluntarily waived the right to a trial by jury. The waiver to right to a trial by jury in the deposit agreement is not intended to be deemed a waiver by any holder or beneficial owner of our or the depositary’s compliance with any provisions of U.S. federal securities laws or the rules and regulations promulgated thereunder.

DESCRIPTION OF OUR PREFERRED SHARES

Our board of directors has the authority, without action by our shareholders, to issue preferred shares in one or more series out of our authorized share capital. Our board of directors may establish the number of shares to be included in each such series and may set the designations, preferences, powers and other rights of the shares of a series of preferred shares. Accordingly, our board of directors is empowered, without shareholder approval, to issue preferred shares with dividend, liquidation, conversion, redemption voting or other rights which could adversely affect the voting power or other rights of the holders of Class A ordinary shares. The preferred shares could be utilized as a method of discouraging, delaying or preventing a change in control of Jiayin Group Inc. Although we do not currently intend to issue any preferred shares, we cannot assure you that we will not do so in the future.

As of the date of this document, there are no issued and outstanding preferred shares in the capital of our company. The material terms of any series of preferred shares that we offer, together with any material U.S. federal income tax considerations relating to such preferred shares, will be described in a prospectus supplement.

Holders of our preferred shares are entitled to certain rights and subject to certain conditions as set forth in our amended and restated memorandum and articles of association and the Companies Act. See “Description of Share Capital.”

DESCRIPTION OF DEBT SECURITIES

We may issue series of debt securities, which may include debt securities exchangeable for or convertible into Class A ordinary shares or preferred shares. When we offer to sell a particular series of debt securities, we will describe the specific terms of that series in a supplement to this prospectus. The following description of debt securities will apply to the debt securities offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of debt securities may specify different or additional terms.

The debt securities offered by this prospectus may be secured or unsecured, and may be senior debt securities, senior subordinated debt securities or subordinated debt securities. The debt securities offered by this prospectus may be issued under an indenture between us and the trustee under the indenture. The indenture may be qualified under, subject to, and governed by, the Trust Indenture Act of 1939, as amended. We have summarized selected portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement on Form F-3, of which this prospectus is a part, and you should read the indenture for provisions that may be important to you.

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and detailed or determined in the manner provided in a board of directors’ resolution, an officers’ certificate and by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to the series, including any pricing supplement.

We may issue any amount of debt securities under the indenture, which may be in one or more series with the same or different maturities, at par, at a premium or at a discount. We will set forth in a prospectus supplement, including any related pricing supplement, relating to any series of debt securities being offered, the initial offering price, the aggregate principal amount offered and the terms of the debt securities, including, among other things, the following:

•	the title of the debt securities;

•	the price or prices (expressed as a percentage of the aggregate principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which we will repay the principal on the debt securities and the right, if any, to extend the maturity of the debt securities;

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the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will be payable and any regular record date for any interest payment date;

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the place or places where the principal of, premium, and interest on the debt securities will be payable, and where the debt securities of the series that are convertible or exchangeable may be surrendered for conversion or exchange;

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any obligation or right we have to redeem the debt securities pursuant to any sinking fund or analogous provisions or at the option of holders of the debt securities or at our option, and the terms and conditions upon which we are obligated to or may redeem the debt securities;

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any obligation we have to repurchase the debt securities at the option of the holders of debt securities, the dates on which and the price or prices at which we will repurchase the debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the currency of denomination of the debt securities;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

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if payments of principal of, premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

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the manner in which the amounts of payment of principal of, premium or interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

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any addition to or change in the events of default described in the indenture with respect to the debt securities and any change in the acceleration provisions described in the indenture with respect to the debt securities;

•	any addition to or change in the covenants described in the indenture with respect to the debt securities;

•	whether the debt securities will be senior or subordinated and any applicable subordination provisions;

•	a discussion of material income tax considerations applicable to the debt securities;

•	any other terms of the debt securities, which may modify any provisions of the indenture as it applies to that series; and

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

We may issue debt securities that are exchangeable for and/or convertible into Class A ordinary shares or preferred shares. The terms, if any, on which the debt securities may be exchanged and/or converted will be set forth in the applicable prospectus supplement. Such terms may include provisions for exchange or conversion, which can be mandatory, at the option of the holder or at our option, and the manner in which the number of Class A ordinary shares, preferred shares or other securities to be received by the holders of debt securities would be calculated.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the U.S. federal income tax considerations, and other special considerations applicable to any of these debt securities in the applicable prospectus supplement. If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

We may issue debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, unless we otherwise specify in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue and offer warrants under the material terms and conditions described in this prospectus and any accompanying prospectus supplement. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

General

We may issue warrants to purchase our Class A ordinary shares, preferred shares or debt securities. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

Equity Warrants

Each equity warrant issued by us will entitle its holder to purchase the equity securities designated at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Equity warrants may be issued separately or together with equity securities.

The equity warrants are to be issued under equity warrant agreements to be entered into between us and one or more banks or trust companies, as equity warrant agent, as will be set forth in the applicable prospectus supplement and this prospectus.

The particular terms of the equity warrants, the equity warrant agreements relating to the equity warrants and the equity warrant certificates representing the equity warrants will be described in the applicable prospectus supplement, including, as applicable:

•	the title of the equity warrants;

•	the initial offering price;

•	the aggregate amount of equity warrants and the aggregate amount of equity securities purchasable upon exercise of the equity warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, the designation and terms of the equity securities with which the equity warrants are issued, and the amount of equity warrants issued with each equity security;

•	the date, if any, on and after which the equity warrants and the related equity security will be separately transferable;

•	if applicable, the minimum or maximum amount of the equity warrants that may be exercised at any one time;

•	the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

•	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the equity warrants;

•	anti-dilution provisions of the equity warrants, if any;

•	redemption or call provisions, if any, applicable to the equity warrants; and

•	any additional terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants.

Holders of equity warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matters, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the equity warrants.

Debt Warrants

Each debt warrant issued by us will entitle its holder to purchase the debt securities designated at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Debt warrants may be issued separately or together with debt securities.

The debt warrants are to be issued under debt warrant agreements to be entered into between us, and one or more banks or trust companies, as debt warrant agent, as will be set forth in the applicable prospectus supplement and this prospectus.

The particular terms of each issue of debt warrants, the debt warrant agreement relating to the debt warrants and the debt warrant certificates representing debt warrants will be described in the applicable prospectus supplement, including, as applicable:

•	the title of the debt warrants;

•	the initial offering price;

•	the title, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the title and terms of any related debt securities with which the debt warrants are issued and the amount of the debt warrants issued with each debt security;

•	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

•

the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which that principal amount of debt securities may be purchased upon exercise of each debt warrant;

•	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

•	the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;

•	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the debt warrants;

•	whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

•	anti-dilution provisions of the debt warrants, if any;

•	redemption or call provisions, if any, applicable to the debt warrants; and

•	any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and, if in registered form, may be presented for registration of transfer, and debt warrants may be exercised at the corporate trust office of the debt warrant agent or any other office indicated in the related prospectus supplement. Before the exercise of debt warrants, holders of debt warrants will not be entitled to payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon exercise of the debt warrants, or to enforce any of the covenants in the indentures governing such debt securities.

PLAN OF DISTRIBUTION

We may sell or distribute the securities offered by this prospectus, from time to time, in one or more offerings, as follows:

•	through agents;

•	to dealers or underwriters for resale;

•	directly to purchasers;

•	in “at-the-market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise; or

•	through a combination of any of these methods of sale.

The prospectus supplement with respect to the securities may state or supplement the terms of the offering of the securities.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting for us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

Our securities distributed by any of these methods may be sold to the public, in one or more transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The applicable prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the applicable prospectus supplement, any agent will agree to use its commonly reasonable efforts to solicit purchases for the period of its appointment. We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those shares. The terms of any such sales will be described in the applicable prospectus supplement.

Offered securities may be sold at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the supplement relating to that offering. Unless otherwise specified in connection with a particular offering of securities, any such agent will be acting on a best efforts basis for the period of its appointment.

As one of the means of direct issuance of offered securities, we may utilize the services of an entity through which it may conduct an electronic “dutch auction” or similar offering of the offered securities among potential purchasers who are eligible to participate in the auction or offering of such offered securities, if so described in the applicable prospectus supplement.

Delayed Delivery Contracts

If the applicable prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

We and the underwriters may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters. The underwriters may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Loans of Securities

We may loan or pledge securities to a financial institution or other third parties that in turn may sell the securities using this prospectus and an applicable prospectus supplement.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us, against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us or our affiliates, in the ordinary course of business for which they may receive customary compensation.

Conflicts of Interest

Underwriters, dealers and agents may be entitled, under agreements with us, to indemnification by us relating to material misstatements and omissions in our offering documents. Underwriters, dealers and agents may engage in transactions with, or perform services for, us in their ordinary course of business.

Except for securities issued upon a reopening of a previous series, each series of offered securities will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a securities exchange. No assurance can be given that there will be a market for the offered securities.

LEGAL MATTERS

The validity of the debt securities and warrants offered by this prospectus, to the extent governed by the laws of the State of New York, will be passed upon for us by Kirkland & Ellis International LLP, our special United States counsel. The validity of the shares and preferred shares, to the extent governed by Cayman Islands law, will be passed upon for us by Maples and Calder (Hong Kong) LLP, our special legal counsel as to Cayman Islands law. Legal matters as to PRC law will be passed upon for us by King & Wood Mallesons, our counsel as to PRC law. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The financial statements of Jiayin Group Inc. as of December 31, 2023 and for the year ended December 31, 2023, incorporated by reference in this prospectus, have been audited by Deloitte Touche Tohmatsu Certified Public Accountants LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing. The offices of Deloitte Touche Tohmatsu Certified Public Accountants LLP are located at Bund Center, 30th Floor, 222 Yan An Road East, Shanghai, the People’s Republic of China.

In addition, the financial statements of Jiayin Group Inc. as of December 31, 2022 and for the years ended December 31, 2021 and 2022, incorporated by reference in this prospectus, have been audited by Marcum Asia CPAs LLP, an independent registered public accounting firm. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing. The offices of Marcum Asia CPAs LLP are located at 7 Penn Plaza, Suite 830, New York, New York, the United States.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Our amended and restated memorandum and articles of association provides that our company shall indemnify our directors (including alternate directors) and officers and their personal representatives against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such persons, other than by reason of any such person’s own dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including any costs, expenses, losses or liabilities incurred by such persons in defending (whether successfully or otherwise) any civil proceedings concerning our company or our affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our post-offering amended and restated memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Any underwriting agreement entered into in connection with an offering of securities will also provide for indemnification of us and our officers and directors in certain cases.

ITEM 9.	EXHIBITS

The exhibits to this registration statement are listed on the Index to Exhibits to this registration statement, which Index to Exhibits is hereby incorporated by reference.

ITEM 10.	UNDERTAKINGS

(A)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended, or the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or any decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Exchange Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Exchange Act or Rule 3-19 of Regulation S-K if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(B)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(C)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(D)

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act of 1939, as amended, or the Act, in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

INDEX TO EXHIBITS

Exhibit Number	Description of Document

1.1*	Form of Underwriting Agreement

4.1	Registrant’s Specimen Certificate for Ordinary Shares (incorporated by reference to Exhibit 4.2 to our registration statement on Form F-1 (File No. 333- 228896) filed publicly with the SEC on February 6, 2019)

4.2	Form of Deposit Agreement among the registrant and JPMORGAN CHASE BANK, N.A., as depositary, and the holders and beneficial owners of American Depositary Shares issued thereunder (incorporated by reference to Exhibit (a) to the registration statement on Form F-6 (File No. 333-279644), filed with the Securities and Exchange Commission on May 23, 2024)

4.3	Registrant’s Specimen American Depositary Receipt (included in Exhibit 4.2)

4.4*	Specimen Preferred Share Certificate and Form of Certificate of Designations of Preferred Shares

4.5*	Form of Indenture

4.6*	Form of Debt Security

4.7*	Form of Warrant

4.8*	Form of Warrant Agreement

5.1†	Opinion of Maples and Calder (Hong Kong) LLP regarding the validity of the securities

8.1†	Opinion of Maples and Calder (Hong Kong) LLP regarding certain Cayman Islands tax matters (included in Exhibit 5.1)

23.1**	Consent of Deloitte Touche Tohmatsu Certified Public Accountants LLP, Independent Registered Public Accounting Firm

23.2**	Consent of Marcum Asia CPAs LLP, Independent Registered Public Accounting Firm

23.3†	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)

23.4**	Consent of King & Wood Mallesons

24.1†	Powers of Attorney (included as part of signature page)

107†	Calculation of Filing Fee Table

*	To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed under the Exchange Act and incorporated herein by reference.
**	Filed with this registration statement on Form F-3.
†	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Shanghai, on August 20, 2024.

Jiayin Group Inc.

By:	/s/ Dinggui Yan
Name:	Dinggui Yan
Title:	Director and chief executive officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on August 20, 2024.

Signature	Title
/s/ Dinggui Yan Name: Dinggui Yan	Director and chief executive officer (principal executive officer)

* Name: Yi Feng	Chief technology officer

/s/ Chunlin Fan Name: Chunlin Fan	Chief financial officer (principal financial and accounting officer)

* Name: Yifang Xu	Director and chief risk officer

* Name: Libin Wang	Director and vice president of finance

*By:	/s/ Dinggui Yan
Name:	Dinggui Yan
Attorney-in-fact

*By:	/s/ Chunlin Fan
Name:	Chunlin Fan
Attorney-in-fact

SIGNATURE OF AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Jiayin Group Inc., has signed this registration statement or amendment thereto in New York on August 20, 2024.

Cogency Global Inc.

Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice-President on behalf of Cogency Global Inc.